     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 16, 2000
                                                    REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                    KEMPER INVESTORS LIFE INSURANCE COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   Illinois                                          36-3050975
           -------------------------                               ---------------
        (State or other jurisdiction of                           (I.R.S. Employer
        incorporation or organization)                           Identification No.)
                1 Kemper Drive
          Long Grove, Illinois 60049
                (847) 550-5500                                          6312
-----------------------------------------------    -----------------------------------------------
  (Address, including zip code, and telephone               (Primary Standard Industrial
                    number,                                  Classification Code Number)
including area code, of registrant's principal
              executive offices)
                                      Debra P. Rezabek, Esq.
                             Kemper Investors Life Insurance Company
                                          1 Kemper Drive
                                    Long Grove, Illinois 60049
                                          (847) 969-3506
--------------------------------------------------------------------------------------------------
                    (Name, address, including zip code, and telephone number,
                            including area code, of agent for service)
                                            COPIES TO:
             Frank J. Julian, Esq.                               Joan E. Boros, Esq.
    Kemper Investors Life Insurance Company                       Jorden Burt Boros
                1 Kemper Drive                              Cicchetti Berenson & Johnson
          Long Grove, Illinois 60049                     1025 Thomas Jefferson Street, N.W.
                                                                     Suite 400E
                                                               Washington, D.C. 20007

                               ------------------

Approximate date of commencement of proposed sale to the public: as soon as practicable, after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

                               ------------------

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                                                       PROPOSED          PROPOSED
                                                                       MAXIMUM           MAXIMUM         AMOUNT OF
       TITLE OF EACH CLASS OF SECURITIES             AMOUNT TO         OFFERING         AGGREGATE       REGISTRATION
               TO BE REGISTERED                    BE REGISTERED    PRICE PER UNIT    OFFERING PRICE        FEE
--------------------------------------------------------------------------------------------------------------------
                                                      *                *               $50,000,000*      $13,200.00
Market Value Adjusted Deferred Annuity
  Contracts and Participating Interests
  therein......................................
====================================================================================================================

* The maximum aggregate offering price is estimated solely for the purpose of determining the registration fee. The amount being registered and the proposed maximum offering price per unit is not applicable in that these contracts are not issued in predetermined amounts or units.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    KEMPER INVESTORS LIFE INSURANCE COMPANY

                             CROSS REFERENCE SHEET
                    PURSUANT TO REGULATION S-K, ITEM 501(B)

FORM S-1
ITEM NO.                 FORM S-1 CAPTION                             CAPTION IN PROSPECTUS
--------                 ----------------                             ---------------------
   1.       Forepart of the Registration Statement and
            Outside Front Cover Page of Prospectus.....    Facing Page and Outside Front Cover Page of
                                                           Prospectus.
   2.       Inside Front and Outside Back Cover Pages
            of Prospectus..............................    Table of Contents.
   3.       Summary Information, Risk Factors and Ratio
            of Earnings to Fixed Charges...............    Summary; Not Applicable as to Ratio of
                                                           Earnings to Fixed Charges.
   4.       Use of Proceeds............................    KILICO, The MVA Option, The Separate
                                                           Account and The Funds--The MVA Option;
                                                           Business--Investments.
   5.       Determination of Offering Price............    Not Applicable.
   6.       Dilution...................................    Not Applicable.
   7.       Selling of Security Holders................    Not Applicable.
   8.       Plan of Distribution.......................    Distribution of Contracts and Certificates
   9.       Description of Securities to be
            Registered.................................    Summary; The Contracts and Certificates;
                                                           The Accumulation Period; Contract and
                                                           Certificate Charges and Expenses.
  10.       Interests of Named Experts and Counsel.....    Experts; Legal Matters.
  11.       Information with Respect to the
            Registrant.................................    Federal Tax Matters; Business; Management's
                                                           Discussion and Analysis of Financial
                                                           Condition and Results of Operations; Legal
                                                           Proceedings; Financial Statements of Kemper
                                                           Investors Life Insurance Company and
                                                           Subsidiaries.
  12.       Disclosure of Commission Position of
            Indemnification For Securities Act
            Liabilities................................    Part II, Item 17.

                                 PROSPECTUS FOR
                    KEMPER INVESTORS LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

                 INDIVIDUAL AND GROUP VARIABLE AND MARKET VALUE
                      ADJUSTED DEFERRED ANNUITY CONTRACTS
--------------------------------------------------------------------------------

                                ZURICH PREFERRED
                                   ISSUED BY
                    KILICO VARIABLE ANNUITY SEPARATE ACCOUNT
                                      AND
                    KEMPER INVESTORS LIFE INSURANCE COMPANY

This prospectus describes Variable and Market Value Adjusted Deferred Annuity Contracts of Kemper Investors Life Insurance Company that are designed to provide benefits under retirement plans which may qualify for certain federal tax advantages or as nonqualified annuities. Depending on particular state requirements, the Contracts may be issued on a group or individual basis. Contracts issued on an individual basis are represented by a Certificate. All discussion of "Contracts" includes those issued on an individual or group basis. Unless otherwise noted, or the context requires, all references to "Certificates" includes "Contracts".

You may allocate purchase payments to one or more of the variable options, or the fixed option subject to a market value adjustment. The Contract currently offers twenty-seven investment options, each of which is a Subaccount of KILICO Variable Annuity Separate Account. Currently, you may choose among the following
Portfolios:

                             KEMPER VARIABLE SERIES

    - Kemper Money Market
    - Kemper Technology Growth
    - Kemper Total Return
    - Kemper High Yield
    - Kemper Growth
    - Kemper Government Securities
    - Kemper Small Cap Growth
    - Kemper Investment Grade Bond

        SCUDDER VARIABLE LIFE INVESTMENT FUND ("VLIF") (CLASS A SHARES)

    - Scudder VLIF Capital Growth
    - Scudder VLIF International
    - Scudder VLIF Bond

                            THE ALGER AMERICAN FUND

    - Alger American Growth
    - Alger American Small Capitalization
    - Alger American MidCap Growth

                               JANUS ASPEN SERIES

    - Janus Aspen Growth
    - Janus Aspen Aggressive Growth
    - Janus Aspen Worldwide Growth
    - Janus Aspen Balanced

               FIDELITY VARIABLE INSURANCE PRODUCTS FUND ("VIP")
            FIDELITY VARIABLE INSURANCE PRODUCTS FUND II ("VIP II")

    - Fidelity VIP Equity-Income
    - Fidelity VIP Growth
    - Fidelity VIP II Index 500
    - Fidelity VIP II Contrafund

               AMERICAN CENTURY VARIABLE PORTFOLIOS, INC. ("VP")

    - American Century VP Income & Growth
    - American Century VP Value

                          J.P. MORGAN SERIES TRUST II

                          - J.P. Morgan Small Company

                              WARBURG PINCUS TRUST

                       - Warburg Pincus Emerging Markets

               THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.

The Contracts are not insured by the FDIC. They are obligations of the issuing insurance company and not a deposit of, or guaranteed by, any bank or savings institution and are subject to risks, including possible loss of principal.

This prospectus contains important information about the Contracts that you should know before investing. You should read it before investing and keep it for future reference. We have filed a Statement of Additional Information ("SAI") with the Securities and Exchange Commission. The current SAI has the same date as this prospectus and is incorporated by reference in this prospectus. You may obtain a free copy by writing us or calling (888) 477-9700. A table of contents for the SAI appears on page 67. You may also find this prospectus and other information about the separate account required to be filed with the Securities and Exchange Commission ("SEC") at the SEC's web site at http://www.sec.gov.

The date of this prospectus is March 16, 2000.

The Securities and Exchange Commission has not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                              PAGE
                                                              ----
DEFINITIONS.................................................    1
SUMMARY.....................................................    3
SUMMARY OF EXPENSES.........................................    5
CONDENSED FINANCIAL INFORMATION.............................    8
KILICO, THE MVA OPTION, THE SEPARATE ACCOUNT AND THE
  FUNDS.....................................................    9
THE CONTRACTS AND CERTIFICATES..............................   15
THE ACCUMULATION PERIOD.....................................   16
CONTRACT AND CERTIFICATE CHARGES AND EXPENSES...............   22
THE ANNUITY PERIOD..........................................   24
FEDERAL INCOME TAXES........................................   28
DISTRIBUTION OF CONTRACTS AND CERTIFICATES..................   35
VOTING RIGHTS...............................................   35
REPORTS TO CONTRACT OWNERS AND INQUIRIES....................   35
DOLLAR COST AVERAGING.......................................   36
SYSTEMATIC WITHDRAWAL PLAN..................................   36
EXPERTS.....................................................   36
LEGAL MATTERS...............................................   37
SPECIAL CONSIDERATIONS......................................   37
AVAILABLE INFORMATION.......................................   37
BUSINESS....................................................   38
PROPERTIES..................................................   44
LEGAL PROCEEDINGS...........................................   44
SELECTED FINANCIAL DATA.....................................   45
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................   46
KILICO'S DIRECTORS AND EXECUTIVE OFFICERS...................   61
EXECUTIVE COMPENSATION......................................   64
TABLE OF CONTENTS--STATEMENT OF ADDITIONAL INFORMATION......   66
FINANCIAL STATEMENTS........................................   66
CHANGE OF ACCOUNTANTS.......................................   66
REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS....................
FINANCIAL STATEMENTS OF KEMPER INVESTORS LIFE INSURANCE
  COMPANY AND SUBSIDIARIES..................................   67
APPENDIX A ILLUSTRATION OF A MARKET VALUE ADJUSTMENT........   68
APPENDIX B KEMPER INVESTORS LIFE INSURANCE COMPANY DEFERRED
  FIXED AND VARIABLE ANNUITY IRA, ROTH IRA AND SIMPLE IRA
  DISCLOSURE STATEMENT......................................   71

DEFINITIONS

The following terms as used in this Prospectus have the indicated meanings:

     ACCUMULATED GUARANTEE PERIOD VALUE--The sum of your Guarantee Period
     Values.

     ACCUMULATION PERIOD--The period between the Date of Issue of a Contract and the Annuity Date when you make premium payments to us.

     ACCUMULATION UNIT--A unit of measurement used to determine the value of each Subaccount during the Accumulation Period.

     ALLOCATION OPTION--The twenty-seven (27) Subaccounts and the MVA Option available under the Certificate for allocation of Purchase Payments, or transfers of Certificate Value during the Accumulation Period.

     ANNUITANT--The person designated to receive or who is actually receiving annuity payments. Life annuity payments involving life contingencies depend upon the annuitant.

     ANNUITY DATE--The date on which annuity payments from us to the annuitant start.

     ANNUITY OPTION--One of several forms in which annuity payments can be made.

     ANNUITY PERIOD--The period starting on the Annuity Date when we make annuity payments to the annuitant.

     ANNUITY UNIT--A unit of measurement used to determine the amount of Variable Annuity payments.

     BENEFICIARY--The person you designate to receive any benefits under a Contract upon your death or upon the Annuitant's death prior to the Annuity Period.

     CERTIFICATE--An individual certificate of participation we issue to each Owner in a group as evidence of his or her rights and benefits under the Contract or an individual contract we issue to an Owner.

     CODE--The Internal Revenue Code of 1986, as amended.

     COMPANY ("WE", "US", "OUR", "KILICO")--Kemper Investors Life Insurance Company. Our home office is located at 1 Kemper Drive, Long Grove, Illinois 60049.

     CONTRACT--A Variable and Market Value Adjusted Deferred Annuity Contract offered on an individual or group basis. Contracts issued on a group basis are represented by a Certificate.

     CONTRACT VALUE--The sum of the values of the your Accumulated Guarantee Period Value and Separate Account Value during the Accumulation Period.

     CONTRACT YEAR--Period between anniversaries of the Date of Issue of a Contract.

     DATE OF ISSUE--The date on which the first Contract Year commences.

     DEBT--The principal of any outstanding loan plus any accrued interest. Requests for loans must be made in writing to us.

     FIXED ANNUITY--An annuity where we guarantee the amount of each annuity payment.

     FUND--Kemper Variable Series, Scudder Variable Life Investment Fund, The Alger American Fund, Janus Aspen Series, Fidelity Variable Insurance Products Fund, Fidelity Variable Insurance Products Fund II, American Century Variable Portfolios, Inc., J.P. Morgan Series Trust II, Warburg Pincus Trust and The Dreyfus Socially Responsible Growth Fund, Inc., including any Portfolios thereunder.

     GENERAL ACCOUNT--All our assets other than those allocated to any legally segregated separate account.

     GUARANTEED INTEREST RATE--The rate of interest we set for a given Guarantee Period.

     GUARANTEE PERIOD--The period of time for which a Guaranteed Interest Rate of an MVA Option is guaranteed. You may elect MVA Options having Guarantee Periods of from one to ten years.

     GUARANTEE PERIOD VALUE--The sum of:

     - your Purchase Payments allocated to an MVA Option or amounts you transfer to an MVA Option; plus

     - interest credited; minus

     - your withdrawals and transfers; plus or minus

     - any applicable Market Value Adjustment previously made.

     IBS--Investors Brokerage Services, Inc., whose corporate headquarters is at 1 Kemper Drive, Long Grove, Illinois 60049.

     MARKET ADJUSTED VALUE--A Guarantee Period Value adjusted by the market value adjustment formula.

     MARKET VALUE ADJUSTMENT--An adjustment of values under a Guarantee Period in accordance with the market value adjustment formula. The adjustment reflects the change in the value of the Guarantee Period Value due to changes in interest rates since the date the Guarantee Period commenced. The adjustment is computed using the market value adjustment formula stated in the Contract.

     MVA OPTION--A fixed account accumulation option to which payments may be allocated or contract value transferred.

     NON-QUALIFIED CONTRACT--A Contract issued in connection with a retirement plan which does not receive favorable tax treatment under Section 401, 403, 408, 408A or 457 of the Internal Revenue Code.

     OWNER ("YOU, YOUR, YOURS")--The person designated in the Contract or Certificate as having the privileges of ownership defined in the Contract.

     PURCHASE PAYMENTS--Amounts paid to us by you or on your behalf.

     QUALIFIED CONTRACT--A Contract issued in connection with a retirement plan which receives favorable tax treatment under Section 401, 403, 408, 408A or 457 of the Internal Revenue Code.

     SEPARATE ACCOUNT--The KILICO Variable Annuity Separate Account.

     SEPARATE ACCOUNT VALUE--The sum of your Subaccount Values.

     SKI--Scudder Kemper Investments, Inc., whose Corporate Headquarters is at 345 Park Avenue, New York, New York 10154-0010.

     SUBACCOUNTS--The twenty-seven subdivisions of the Separate Account, the assets of which consist solely of shares of the corresponding portfolios of the Funds.

     SUBACCOUNT VALUE--The value of your allocations to a Subaccount.

     VALUATION DATE--Each day when a Subaccount is valued. Subaccounts are normally valued every day the New York Stock Exchange is open for trading.

     VALUATION PERIOD--The interval of time between two consecutive Valuation Dates.

     VARIABLE ANNUITY--An annuity with payments varying in amount in accordance with the investment experience of the Subaccount(s) you specify.

                                    SUMMARY

The Contracts provide for investment on a tax-deferred basis and annuity benefits. Both Non-Qualified and Qualified Contracts are described in this Prospectus.

The minimum initial Purchase Payment is $25,000 and, subject to certain exceptions, the minimum subsequent payment is $100.

Variable accumulations and benefits are provided by crediting Purchase Payments to one or more Subaccounts that you select. Each Subaccount invests in a corresponding Portfolio of one of the Funds. (See "The Funds," page 11.)

Contract Value allocated to the Separate Account varies with the investment experience of the selected Subaccount(s).

The MVA Options provide fixed-rate accumulations, each for a specified Guarantee Period. MVA Options are only available during the Accumulation Period. You may allocate amounts to one or more MVA Options. We may offer additional MVA Options with different Guarantee Periods at our discretion. For new Contracts, we may limit to 3 the number of MVA Options available. We credit a Guaranteed Interest Rate daily to amounts allocated to an MVA Option. Each Guaranteed Interest Rate is set at our discretion, but once set is guaranteed not to change for the duration of the Guarantee Period. At the end of a Guarantee Period, your money will be transferred to the money market subaccount unless you timely elect another MVA Option.

Transfers between Subaccounts are permitted before and after annuitization, subject to limitations. A transfer from a Guarantee Period is subject to a Market Value Adjustment.

The minimum withdrawal amount is $500 for the Subaccounts and $5,000 for the MVA Options. A minimum $5,000 of unloaned Contract Value must remain after a withdrawal. If less than $5,000 remains after partial withdrawal, we will terminate the Contract. If a partial withdrawal is made in connection with a 1035 exchange, direct transfer, or direct rollover, a $5,000 Contract Value must also remain in the Contract after the transfer. If this withdrawal request would reduce the Contract Value to less than $5,000, and you have not terminated your Contract, your partial withdrawal request will be limited so that the Contract Value remaining will be $5,000. No transfer, rollover, or 1035 exchange is permitted if there is an outstanding loan on your Contract.

Withdrawals will have tax consequences, including income tax and in some circumstances an additional 10% penalty tax. Withdrawals are permitted from Contracts issued with Section 403(b) Qualified Plans only under limited circumstances. (See "Federal Income Taxes," page 28.)

A Market Value Adjustment also applies to any withdrawal (except during the "free look" period), transfer, purchase of an annuity option. The Market Value Adjustment does not apply to the death benefit. The Market Value Adjustment is applied to the amount being withdrawn. (See "The Contracts," page 15.)

Contract charges include:

     - mortality and expense risk charges,

     - administrative expenses,

     - records maintenance charge, and

     - applicable premium taxes.

(See "Charges Against the Separate Account," page 22.) In addition, the funds pay their investment advisers varying fees for investment advise and also incur other operational expenses. (See the Funds' prospectuses for such information.)

Dollar Cost Averaging (see page 36) and Automatic Asset Rebalancing (see p. 22) are available to you.

The Contract may be purchased as an Individual Retirement Annuity, Simplified Employee Pension--IRA, Traditional and Roth Individual Retirement Annuity, tax sheltered annuity, and as a nonqualified annuity. (See "Taxation of Annuities in General," page 28 and "Qualified Plans," page 29.)

You may examine a Contract and return it for a refund during the "free look" period. The length of the free look period will depend on the state in which the Contract is issued. However, it will be at least ten days from the date you receive the Contract. (See "The Contracts," page 15.) In addition, a special free look period applies in some circumstances to Contracts issued as Individual Retirement Annuities, Simplified Employee Pensions--IRAs or as Roth Individual Retirement Annuities.

                              SUMMARY OF EXPENSES
CONTRACT OWNER TRANSACTION EXPENSES

Sales Load Imposed on Purchases (as a percentage of purchase payments)................................................  None
Contingent Deferred Sales Load (as a percentage of amount surrendered)
Surrender Fees (in addition to Withdrawal Charge)(1)..................................................................  None
Exchange Fee..........................................................................................................  None
Records Maintenance Charge (for amounts over $25,000, $15, and over $50,000, 0)(2)....................................   $30

                                           [TO BE UPDATED BY AMENDMENT]

SEPARATE ACCOUNT ANNUAL EXPENSES
(as a percentage of average daily
account value)
Mortality and Expense Risk....  1.00%
Administration................  .25%*
Account Fees and Expenses.....     0%
Total Separate Account
  Annual Expenses.............  1.25%

                       FUND ANNUAL EXPENSES
                       (as percentage of each Portfolio's average net assets for the period ended December 31, 1998)

                                           KEMPER       KEMPER     KEMPER                           KEMPER      KEMPER
                                            MONEY     TECHNOLOGY   TOTAL      KEMPER     KEMPER   GOVERNMENT   SMALL CAP
                                          MARKET(2)   GROWTH(3)    RETURN   HIGH YIELD   GROWTH   SECURITIES    GROWTH
                                          ---------   ----------   ------   ----------   ------   ----------   ---------
                              Management
                                 Fees...     .50%                   .55%       .60%       .60%       .55%         .65%
                                 Other
                             Expenses...     .04                    .05        .05        .05        .11          .05
                                             ---         ---        ---        ---        ---        ---          ---
                                 Total
                               Portfolio
                                  Annual
                             Expenses...     .54%                   .60%       .65%       .65%       .66%         .70%
                                             ===         ===        ===        ===        ===        ===          ===

                                            KEMPER     SCUDDER
                                          INVESTMENT    VLIF        SCUDDER      SCUDDER
                                            GRADE      CAPITAL       VLIF         VLIF
                                             BOND      GROWTH    INTERNATIONAL    BOND
                                          ----------   -------   -------------   -------
                              Management
                                 Fees...     .60%        .47%         .87%         .47%
                                 Other
                             Expenses...     .07         .04          .18          .09
                                             ---         ---         ----          ---
                                 Total
                               Portfolio
                                  Annual
                             Expenses...     .67%        .51%        1.05%         .56%
                                             ===         ===         ====          ===

                                                                     AMERICAN
                                 SCUDDER                             CENTURY                               WARBURG      DREYFUS
                                  VLIF        SCUDDER      SCUDDER      VP       AMERICAN    J.P. MORGAN    PINCUS     SOCIALLY
                                 CAPITAL       VLIF         VLIF     INCOME &   CENTURY VP      SMALL      EMERGING   RESPONSIBLE
                                 GROWTH    INTERNATIONAL    BOND      GROWTH      VALUE      COMPANY(7)    MARKETS      GROWTH
                                 -------   -------------   -------   --------   ----------   -----------   --------   -----------
                     Management
                        Fees...    .47%         .87%         .47%      .70%        1.00%         .60%                     .75%
                          Other
                    Expenses...    .04          .18          .09       .00          .00          .55                      .05
                                   ---         ----          ---       ---         ----         ----         ---          ---
                          Total
                      Portfolio
                         Annual
                    Expenses...    .51%        1.05%         .56%      .70%        1.00%        1.15%        .80%
                                   ===         ====          ===       ===         ====         ====         ===          ===

                                                        JANUS        JANUS                   FIDELITY                   ALGER
                                            JANUS       ASPEN        ASPEN        JANUS         VIP       ALGER        AMERICAN
                                            ASPEN     AGGRESSIVE   WORLDWIDE      ASPEN       EQUITY     AMERICAN       SMALL
                                          GROWTH(4)   GROWTH(4)    GROWTH(4)   BALANCED(4)   INCOME(5)    GROWTH    CAPITALIZATION
                                          ---------   ----------   ---------   -----------   ---------   --------   --------------
                              Management
                                 Fees...     .65%        .72%         .65%         .72%         .49%       .75%          .85%
                                 Other
                             Expenses...     .03         .03          .07          .02          .08        .04           .04
                                             ---         ---          ---          ---          ---        ---           ---
                                 Total
                               Portfolio
                                  Annual
                              Expenses..     .68%        .75%         .72%         .74%         .57%       .79%          .89%
                                             ===         ===          ===          ===          ===        ===           ===

                                           ALGER                 FIDELITY   FIDELITY
                                          AMERICAN   FIDELITY     VIP II     VIP II
                                           MIDCAP       VIP       INDEX     CONTRA-
                                           GROWTH    GROWTH(5)    500(6)    FUND(5)
                                          --------   ---------   --------   --------
                              Management
                                 Fees...                .59%        .24%       .59%
                                 Other
                             Expenses...                .07         .04        .07
                                            ----       ----        ----       ----
                                 Total
                               Portfolio
                                  Annual
                              Expenses..                .66%        .28%       .66%
                                            ====       ====        ====       ====

*We reserve the right to increase the administrative fee up to a maximum of .45%. You will be provided 3 months notice before any such increase.

                                    EXAMPLE

                                                      SUBACCOUNT                1 YEAR    3 YEARS    5 YEARS    10 YEARS
                                                      ----------                ------    -------    -------    --------

If you surrender your Contract, you
would pay the following expenses on a
$1,000 investment, assuming 5% annual
return on assets:
                                          Kemper Money Market                    $19       $ 58       $ 99        $215
                                          Kemper Technology Growth
                                          Kemper Total Return                     19         60        102         221
                                          Kemper High Yield                       20         61        105         227
                                          Kemper Growth                           20         61        105         227
                                          Kemper Government Securities            20         61        105         228
                                          Kemper Small Cap Growth                 20         63        108         232
                                          Kemper Investment Grade Bond            20         62        106         229
                                          Scudder VLIF Capital Growth
                                          Scudder VLIF International
                                          Scudder VLIF Bond
                                          Alger American Growth
                                          Alger American MidCap Growth
                                          Alger American Small
                                          Capitalization
                                          Janus Aspen Growth
                                          Janus Aspen Aggressive Growth
                                          Janus Aspen Worldwide Growth
                                          Janus Aspen Balanced
                                          Fidelity VIP Equity-Income
                                          Fidelity VIP Growth
                                          Fidelity VIP II Index 500
                                          Fidelity VIP II Contrafund
                                          American Century VP Income &
                                          Growth
                                          American Century VP Value
                                          J.P. Morgan Small Company
                                          Warburg Pincus Energy Markets
                                          Dreyfus Socially Responsible
                                          Growth

The purpose of the preceding table is to assist you in understanding the various costs and expenses that an Owner in a Subaccount will bear directly or indirectly. The table reflects expenses of both the Separate Account and the Fund but not the MVA Option. See "Contract and Certificate Charges and Expenses" and "The MVA Option" for more information regarding the various costs and expenses. THE EXAMPLE SHOULD NOT BE CONSIDERED TO BE A REPRESENTATION OF PAST OR FUTURE EXPENSES AND DOES NOT INCLUDE THE DEDUCTION OF STATE PREMIUM TAXES, WHICH MAY BE ASSESSED BEFORE OR UPON ANNUITIZATION. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN. The example assumes a 5% annual rate of return pursuant to requirements of the Securities and Exchange Commission. This hypothetical rate of return is not intended to be representative of past or future performance of any Subaccount. The Records Maintenance Charge is a single charge, it is not a separate charge for each Subaccount. In addition, the effect of the Records Maintenance Charge has been reflected by applying the percentage derived by dividing the total amounts of annual Records Maintenance Charge collected by the total net assets of all the Subaccounts in the Separate Account.

(1) Surrenders and other withdrawals from the MVA Option are subject to a Market Value Adjustment. The Market Value Adjustment may increase or reduce the Guarantee Period Value.

(2) Under certain circumstances the annual Records Maintenance Charge may be reduced or waived. The annual Records Maintenance Charge will be waived for Contracts with a Contract Value exceeding $50,000 on the date of assessment.

(3) Pursuant to their respective agreements with Kemper Variable Series, the investment manager and the accounting agent have agreed, for the one year period commencing on the date of this Prospectus, to limit their respective fees and to reimburse other operating expenses, in a manner communicated to the Board of the Fund, to the extent necessary to limit total operating expenses of the Kemper Technology Growth Portfolio of Kemper Variable Series to the level set forth in the table above. Without taking into effect this expense cap, for the Technology Growth Portfolio of Kemper Variable Series; management fees are estimated to be .75%; Other Expenses are estimated to be .29%; and total operating expenses are estimated to be 1.04%.

(4) The expense figures shown are net of certain fee waivers or reductions from Janus Capital Corporation. Without such waivers, the Management Fee, Other Expenses and Total Portfolio Annual Expenses for the Portfolios for the fiscal year ended December 31, 1998 would have been .72%, .03% and .75%, respectively, for the Janus Aspen Growth and Janus Aspen Aggressive Growth Portfolios; .67%, .07% and .74% for the Janus Aspen Worldwide Growth Portfolio; and .72%, .02% and .74% for the Janus Aspen Balanced Portfolio. See the prospectus and Statement of Additional Information of Janus Aspen Series for a description of these waivers.

(5) A portion of the brokerage commissions that certain funds pay was used to reduce fund expenses. In addition, certain funds, or FMR on behalf of certain funds, have entered into arrangements with their custodian whereby credits realized as a result of uninvested cash balances were used to reduce custodian expenses. Including these reductions, the total operating expenses presented in the table would have been .57 for the Fidelity VIP Equity Income Fund, .66 for the Fidelity VIP Growth Fund and the Fidelity VIP II ContraFund.

(6) FMR agreed to reimburse a portion of the Fidelity VIP II Index 500 Portfolio's expenses during this period. Without this reimbursement, the Management Fee, Other Expenses and Total Portfolio Annual Expenses for the Portfolio for the fiscal year ended December 31, 1998 would have been .24%, .11% and .35%, respectively, on an annualized basis.

(7) Reflects an agreement by Morgan Guaranty Trust Company of New York to reimburse the Portfolio to the extent expenses exceed 1.15%. Absent fee waiver and expense reimbursement, total operating expenses would have been 3.43%.

           [CONDENSED FINANCIAL INFORMATION TO BE FILED BY AMENDMENT]

           KILICO, THE MVA OPTION, THE SEPARATE ACCOUNT AND THE FUNDS

KEMPER INVESTORS LIFE INSURANCE COMPANY

We were organized under the laws of the State of Illinois in 1947 as a stock life insurance company. Our offices are located at 1 Kemper Drive, Long Grove, Illinois 60049. We offer annuity and life insurance products and are admitted to do business in the District of Columbia and all states except New York. We are a wholly-owned subsidiary of Kemper Corporation, a nonoperating holding company. Kemper Corporation is a majority-owned (71.67 percent) subsidiary of Zurich Holding Company of America ("ZHCA"), which is a wholly-owned subsidiary of Zurich Insurance Company ("Zurich"). Zurich is a wholly-owned subsidiary of Zurich Financial Services ("ZFS"). ZFS was formed in the September, 1998 merger of the Zurich Group with the financial services business of B.A.T. Industries. ZFS is owned by Zurich Allied A.G. and Allied Zurich p.l.c., fifty-seven percent and forty-three percent, respectively.

THE MVA OPTION

You may allocate amounts in the Market Value Adjustment ("MVA") Option to one or more Guarantee Periods with durations of one to ten years during the Accumulation Period. The MVA Option is not available in all states. At our discretion, we may offer additional Guarantee Periods.

The amounts allocated to the MVA Option under the Contracts are invested under the state insurance laws regulating our General Account. Assets supporting the amounts allocated to Guarantee Periods are held in a "non-unitized" separate account. However, our General Account assets are available to fund benefits under the Contracts. A non-unitized separate account is a separate account in which you do not participate in the performance of the assets through unit values. There are no discrete units for this separate account. The assets of the non-unitized separate account are held as reserves for our guaranteed obligations. The assets of the separate account are not chargeable with liabilities arising out of the business conducted by any other separate account or out of any other business we may conduct.

State insurance laws concerning the nature and quality of investments regulate our General Account investments and any non-unitized separate account investments. These laws generally permit investment in federal, state and municipal obligations, preferred and common stocks, corporate bonds, real estate mortgages, real estate and certain other investments. (See "Management's Discussion and Analysis--INVESTMENTS" and "FINANCIAL STATEMENTS" for information on KILICO's investments.) Our affiliate, Scudder Kemper Investments, Inc. ("SKI"), manages our General Account.

We consider the return available on the instruments in which Contract proceeds are invested when establishing Guaranteed Interest Rates. This return is only one of many factors considered in establishing Guaranteed Interest Rates. (See "The Accumulation Period-- Establishment of Guaranteed Interest Rates.")

Our investment strategy for the non-unitized separate account is generally to match Guarantee Period liabilities with assets, such as debt instruments. We expect to invest in debt instruments such as:

     - securities issued by the United States Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the United States Government;

     - debt securities which have an investment grade, at the time of purchase, within the four (4) highest grades assigned by Moody's Investors Services, Inc. ("Moody's") (Aaa, Aa, A or Baa), Standard & Poor's Corporation ("Standard & Poor's") (AAA, AA, A or BBB), or any other nationally recognized rating service;

     - other debt instruments including issues of or guaranteed by banks or bank holding companies and corporations, which obligations, although not rated by Moody's or Standard & Poor's, are deemed by our management to have an investment quality comparable to securities which may be otherwise purchased; and

     - options and futures transactions on fixed income securities.

Our General Account at December 31, 1999 included approximately      percent in
U.S. Treasuries, investment grade corporate, foreign and municipal bonds, and
commercial paper,      percent in below investment grade (high risk) bonds,
     percent in mortgage loans and other real estate-related investments and percent in all other investments. (See "Management's Discussion and
Analysis--INVESTMENTS.")

We are not obligated to invest the amounts allocated to the MVA Option according to any particular strategy, except as state insurance laws may require. (See "Management's Discussion and Analysis--INVESTMENTS.")

THE SEPARATE ACCOUNT

We established the KILICO Variable Annuity Separate Account on May 29, 1981 pursuant to Illinois law as the KILICO Money Market Separate Account. KILICO Money Market Separate Account was initially registered with the Securities and Exchange Commission ("SEC") as an open-end, diversified management investment company. On November 2, 1989, contract owners approved a Reorganization under which the Separate Account was restructured as a unit investment trust. The SEC does not supervise the management, investment practices or policies of the Separate Account or KILICO.

Benefits provided under the Contracts are our obligations. Although the assets in the Separate Account are our property, they are held separately from our other assets and are not chargeable with liabilities arising out of any other business we may conduct. Income, capital gains and capital losses, whether or not realized, from the assets allocated to the Separate Account are credited to or charged against the Separate Account without regard to the income, capital gains and capital losses arising out of any other business we may conduct.

Twenty-seven Subaccounts of the Separate Account are currently available. Each Subaccount invests exclusively in shares of one of the corresponding Portfolios. We may add or delete Subaccounts in the future.

The Separate Account purchases and redeems shares from the Funds at net asset value. We redeem shares of the Funds as necessary to provide benefits, to deduct Contract charges and to transfer assets from one Subaccount to another as you request. All dividends and capital gains distributions received by the Separate Account from a Portfolio are reinvested in that Portfolio at net asset value and retained as assets of the corresponding Subaccount.

The Separate Account's financial statements appear in the Statement of Additional Information.

THE FUNDS

The Separate Account invests in shares of the following open-end management investment companies:

     - Kemper Variable Series

     - Scudder Variable Life Investment Fund

     - The Alger American Fund

     - Janus Aspen Series

     - Fidelity Variable Insurance Products Fund

     - Fidelity Variable Insurance Products Fund II

     - American Century Variable Portfolios, Inc.

     - J.P. Morgan Series Trust II

     - Warburg Pincus Trust

     - The Dreyfus Socially Responsible Growth Fund, Inc.

The Funds provide investment vehicles for variable life insurance and variable annuity contracts. Shares of the Funds are sold only to insurance company separate accounts and qualified retirement plans. Shares of the Funds may be sold to separate accounts of other insurance companies, whether or not affiliated with us. It is conceivable that in the future it may be disadvantageous for variable life insurance separate accounts and variable annuity separate accounts of companies unaffiliated with us, or for variable life insurance separate accounts, variable annuity separate accounts and qualified retirement plans to invest simultaneously in the Funds. Currently, we do not foresee disadvantages to variable life insurance owners, variable annuity owners or qualified retirement plans. The Funds monitor events for material conflicts between owners and determine what action, if any, should be taken. In addition, if we believe that the Funds' responses to any of those events insufficiently protects Owners, we will take appropriate action.

The Funds consist of separate Portfolios. The assets of each Portfolio are held separate from the assets of the other Portfolios, and each Portfolio has its own distinct investment objective and policies. Each Portfolio operates as a separate investment fund, and the investment performance of one Portfolio has no effect on the investment performance of any other Portfolio.

The twenty-seven Portfolios are summarized below:

KEMPER VARIABLE SERIES

KEMPER MONEY MARKET PORTFOLIO seeks maximum current income to the extent consistent with stability of principal from a portfolio of high quality money market instruments. The Portfolio seeks to maintain a net asset value of $1.00 per share but there is no assurance that the Portfolio will be able to do so.

KEMPER TECHNOLOGY GROWTH PORTFOLIO seeks growth of capital.

KEMPER TOTAL RETURN PORTFOLIO seeks a high total return, a combination of income and capital appreciation, consistent with reasonable risk.

KEMPER HIGH YIELD PORTFOLIO seeks to provide a high level of current income.

KEMPER GROWTH PORTFOLIO seeks maximum appreciation of capital through diversification of investment securities having potential for capital appreciation.

KEMPER GOVERNMENT SECURITIES PORTFOLIO seeks high current return consistent with preservation of capital.

KEMPER SMALL CAP GROWTH PORTFOLIO seeks maximum appreciation of investors' capital.

KEMPER INVESTMENT GRADE BOND PORTFOLIO seeks high current income.

SCUDDER VARIABLE LIFE INVESTMENT FUND (CLASS A SHARES)

SCUDDER VLIF CAPITAL GROWTH PORTFOLIO seeks to maximize long-term capital growth from a portfolio consisting primarily of equity securities.

SCUDDER VLIF INTERNATIONAL PORTFOLIO seeks long-term growth of capital principally from a diversified portfolio of foreign equity securities.

SCUDDER VLIF BOND PORTFOLIO seeks high income from a high quality portfolio of bonds.

THE ALGER AMERICAN FUND

ALGER AMERICAN GROWTH PORTFOLIO seeks long-term capital appreciation.

ALGER AMERICAN SMALL CAPITALIZATION PORTFOLIO seeks long-term capital appreciation.

ALGER AMERICAN MIDCAP GROWTH PORTFOLIO seeks long-term capital appreciation.

JANUS ASPEN SERIES

JANUS ASPEN GROWTH PORTFOLIO seeks long-term growth of capital in a manner consistent with the preservation of capital

JANUS ASPEN AGGRESSIVE GROWTH PORTFOLIO seeks long-term growth of capital.

JANUS ASPEN WORLDWIDE GROWTH PORTFOLIO seeks long-term growth of capital in a manner consistent with the preservation of capital.

JANUS ASPEN BALANCED PORTFOLIO seeks long-term capital growth, consistent with preservation of capital and balanced by current income.

FIDELITY VARIABLE INSURANCE PRODUCTS FUND

FIDELITY VIP EQUITY-INCOME PORTFOLIO seeks reasonable income. The fund will also consider the potential for capital appreciation. The fund seeks a yield which exceeds the composite yield on the securities comprising the S&P 500.

FIDELITY VIP GROWTH PORTFOLIO seeks capital appreciation.

FIDELITY VARIABLE INSURANCE PRODUCTS FUND II

FIDELITY VIP II INDEX 500 PORTFOLIO seeks investment results that correspond to the total return of common stocks publicly traded in the United States, as represented by the S&P 500.

FIDELITY VIP II CONTRAFUND PORTFOLIO seeks long-term capital appreciation.

AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.

AMERICAN CENTURY VP INCOME & GROWTH PORTFOLIO seeks dividend growth, current income and capital appreciation.

AMERICAN CENTURY VP VALUE PORTFOLIO seeks long-term capital growth.

J.P. MORGAN SERIES TRUST II

J.P. MORGAN SMALL COMPANY PORTFOLIO seeks to provide a high total return from a portfolio of small company stocks.

WARBURG PINCUS TRUST

WARBURG PINCUS EMERGING MARKETS PORTFOLIO seeks long-term growth of capital by investing in equity securities of emerging markets.

THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.

This Fund's primary goal is to provide capital growth through investment in common stocks of companies which not only meet traditional investment standards, but also conduct their business in a manner that contributes to the enhancement of the quality of life in America.

The Portfolios may not achieve their stated objectives. More detailed information, including a description of risks involved in investing in the Portfolios, is found in the Funds' prospectuses accompanying this Prospectus, and Statements of Additional Information available from us upon request.

Scudder Kemper Investments, Inc. ("SKI"), our affiliate, serves as investment manager for each of the Kemper Variable Series and the available Scudder Variable Life Investment Fund Portfolios. Fred Alger Management, Inc. serves as the investment adviser for the available portfolios of The Alger American Fund. Janus Capital Corporation is the investment adviser for the four available Portfolios of the Janus Aspen Series. Fidelity Management & Research Company ("FMR") is the investment adviser for the available Portfolios of the Fidelity Variable Insurance Products Fund and Fidelity Variable Insurance Products Fund
II. Bankers Trust Company, a wholly-owned subsidiary of Bankers Trust New York Corporation, serves as the sub-adviser to the Fidelity VIP II Index 500 Portfolio. American Century Investment Management, Inc. is the investment adviser for the two available portfolios of the American Century Variable Portfolios, Inc. J.P. Morgan Investment Management, Inc. is the investment adviser for the J.P. Morgan Small Company Portfolio. Credit Suisse Asset Management, LLC (successor investment adviser to Warburg Pincus Asset Management, Inc.) is the investment adviser for the Warburg Pincus Emerging Markets Portfolio. The Dreyfus Corporation serves as the investment adviser, and NCM Capital Management Group, Inc. is the sub-adviser, for The Dreyfus Socially Responsible Growth Fund, Inc. The investment advisers are paid fees for their services by the Funds they manage. We may receive compensation from the investment advisers of the Funds for services related to the Funds. Such compensation will be consistent with the services rendered or the cost savings resulting from the arrangement.

CHANGE OF INVESTMENTS

We reserve the right to make additions to, deletions from, or substitutions for the shares held by the Separate Account or that the Separate Account may purchase. We reserve the right to eliminate the shares of any of the Portfolios and to substitute shares of another Portfolio or of another investment company, if the shares of a Portfolio are no longer available for investment, or if in our judgment further investment in any Portfolio becomes inappropriate in view of the purposes of the Separate Account. We will not substitute any shares attributable to any shares held by a Subaccount without prior notice and the SEC's prior approval, if required. The Separate Account may purchase other securities for other series or classes of policies, or may permit a conversion between series or classes of policies on the basis of requests made by Owners.

We may establish additional subaccounts of the Separate Account, each of which would invest in a new portfolio of the Funds, or in shares of another investment company. New subaccounts may be established when marketing needs or investment conditions warrant. New subaccounts may be made available to existing Owners as we determine. We may also eliminate or combine one or more subaccounts, transfer assets, or substitute one subaccount for another subaccount if marketing, tax, or investment conditions warrant. We will notify all Owners of these changes.

If we deem it to be in the best interests of persons having voting rights under the Contract, the Separate Account may be:

     - operated as a management company under the Investment Company Act of 1940 ("1940 Act");

     - deregistered under that Act in the event such registration is no longer required; or

     - combined with our other separate accounts. To the extent permitted by law, we may transfer the assets of the Separate Account to another separate account or to the General Account.

PERFORMANCE INFORMATION

The Separate Account may advertise several types of performance information for the Subaccounts. All Subaccounts may advertise standardized "average annual total return" and nonstandardized "total return." The Kemper High Yield Subaccount, Kemper Government Securities Subaccount and Kemper Investment Grade Bond Subaccount may also advertise "yield". The Kemper Money Market Subaccount may advertise "yield" and "effective yield." Each of these figures is based upon historical earnings and is not necessarily representative of Subaccount's future performance.

Standardized average annual total return and nonstandardized total return calculations measure a Subaccount's net income plus the effect of any realized or unrealized appreciation or depreciation of the Subaccount's underlying investments. Standardized average annual total return and nonstandardized total return will be quoted for periods of at least one year, three years, five years and ten years, if applicable. In addition, we will show standardized average annual total return and nonstandardized total return for the life of the Portfolio, meaning the time the underlying Portfolio has been in existence. Standardized average annual total return will be current to the most recent calendar quarter. Nonstandardized total return will be current to most recent calendar month. Standardized average annual total return figures are annualized and, therefore, represent the average annual percentage change in the value of a Subaccount investment over the applicable period. Nonstandardized total return may include annualized and nonannualized (cumulative) figures. Nonannualized figures represent the actual percentage change over the applicable period.

Yield is a measure of the net dividend and interest income earned over a specific one month or 30-day period (seven-day period for the Kemper Money Market Subaccount) expressed as a percentage of the value of the Subaccount's Accumulation Units. Yield is an annualized figure, which means that it is assumed that the Subaccount generates the same level of net income over a one year period, compounded on a semi-annual basis. The effective yield for the Kemper Money Market Subaccount is calculated similarly, but includes the effect of assumed compounding calculated under rules prescribed by the SEC. The Kemper Money Market Subaccount's effective yield will be slightly higher than its yield due to this compounding effect.

The Subaccounts' performance figures and Accumulation Unit values fluctuate. The performance figures reflect the deduction of all expenses and fees, including a prorated portion of the Records Maintenance Charge.

The Subaccounts may be compared to relevant indices and performance data from independent sources, including the Dow Jones Industrial Average, the Standard & Poor's 500 Stock Index, the Consumer Price Index, the CDA Certificate of Deposit Index, the Salomon Brothers High Grade Corporate Bond Index, the Lehman Brothers Government/Corporate Bond Index, the Merrill Lynch Government/Corporate Master Index, the Lehman Brothers Long Government/Corporate Bond Index, the Lehman Brothers Government/Corporate 1-3 Year Bond Index, the Standard & Poor's Midcap 400 Index, the NASDAQ Composite Index, the Russell 2000 Index and the Morgan Stanley Capital International Europe, Australia, Far East Index. Please note the differences and similarities between the investments which a Subaccount may purchase and the investments measured by the indexes which are described below. In particular, the comparative information with regard to the indexes will not reflect the deduction of any Contract charges or portfolio expenses. In addition, certificates of deposit may offer fixed or variable yields and principal is guaranteed and may be insured. The Subaccounts are not insured and the value of their units will fluctuate.

From time to time, the Separate Account may quote information from publications such as MORNINGSTAR, INC., THE WALL STREET JOURNAL, MONEY MAGAZINE, FORBES, BARRON'S, FORTUNE, THE CHICAGO TRIBUNE, USA TODAY, INSTITUTIONAL INVESTOR, NATIONAL UNDERWRITER, SELLING LIFE INSURANCE, BROKER WORLD, REGISTERED REPRESENTATIVE, INVESTMENT ADVISOR and VARDS.

Additional information concerning a Subaccount's performance and these indices and independent sources is provided in the Statement of Additional Information.

                         THE CONTRACTS AND CERTIFICATES

A. GENERAL INFORMATION.

The minimum initial Purchase Payment is $25,000 and the minimum subsequent payment is $100. Purchase Payments in excess of $1,000,000 require our prior approval.

We may, at any time, amend the Contract in accordance with changes in the law, including applicable tax laws, regulations or rulings, and for other purposes.

You may examine a Contract and return it for a refund during the "free look" period. The length of the free look period depends upon the state in which the Contract is issued. However, it will be at least 10 days from the date you receive the Contract. The amount of the refund depends on the state in which the Contract is issued. Generally, it will be an amount at least equal to the Separate Account Contract Value plus the amounts of purchase payments in the Guarantee Periods on the date we receive the returned Contract, without any deduction for Records Maintenance Charges. Some states require the return of the Purchase Payment. In addition, a special free look period applies in some circumstances to Contracts issued as Individual Retirement Annuities, Simplified Employee Pensions--IRAs or as Roth Individual Retirement Annuities.

During the Accumulation Period, change a Beneficiary at any time by signing our form. No Beneficiary change is binding on us until we receive it. We assume no responsibility for the validity of a Beneficiary change.

Amounts payable during the Annuity Period may not be assigned. In addition, to the extent permitted by law, annuity payments are not subject to levy, attachment or other judicial process for the payment of the payee's debts or obligations.

You designate the Beneficiary. If you or the Annuitant dies, and no designated Beneficiary or contingent beneficiary is alive at that time, we will pay you or the Annuitant's estate.

Under a Qualified Contract, the provisions of the applicable plan may prohibit a change of Beneficiary. Generally, an interest in a Qualified Contract may not be assigned.

                            THE ACCUMULATION PERIOD

A. APPLICATION OF PURCHASE PAYMENTS.

You allocate your Purchase Payments to the Subaccount(s) or MVA Option(s). The amount of each Purchase Payment allocated to a Subaccount is based on the value of an Accumulation Unit, as computed after we receive the Purchase Payment. Generally, we determine the value of an Accumulation Unit by 3:00 p.m. Central time on each day that the New York Stock Exchange is open for trading. Purchase Payments allocated to an MVA Option begin earning interest one day after we receive them. However, with respect to initial Purchase Payments, the amount is credited only after we determine to issue the Contract. After the initial purchase, we determine the number of Accumulation Units credited by dividing the Purchase Payment allocated to a Subaccount by the Subaccount's Accumulation Unit value, as computed after we receive the Purchase Payment.

The number of Accumulation Units will not change due to investment experience. Accumulation Unit value varies to reflect the investment experience of the Subaccount and the assessment of charges against the Subaccount, other than the Records Maintenance Charge. The number of Accumulation Units and Guarantee Period Value is reduced when the Records Maintenance Charge is assessed.

If we are not provided with information sufficient to establish a Contract or to properly credit the initial Purchase Payment, we will promptly request the necessary information. If the requested information is not furnished within 5 business days after we receive the initial Purchase Payment, or if we determine that we cannot issue the Contract within the five 5 day period, we will return the initial Purchase Payment to you, unless you consent to our retaining the Purchase Payment until the application is completed.

B. ACCUMULATION UNIT VALUE.

Each Subaccount has an Accumulation Unit value. When Purchase Payments or other amounts are allocated to a Subaccount, the number of units credited is based on the Subaccount's Accumulation Unit value at the end of the current Valuation Period. When amounts are transferred out of or deducted from a Subaccount, units are canceled in a similar manner.

The Accumulation Unit value for each subsequent Valuation Period is the investment experience factor for that Valuation Period times the Accumulation Unit value for the preceding Valuation Period. Each Valuation Period has a single Accumulation Unit value which applies to each day in the Valuation Period.

Each Subaccount has its own investment experience factor. The investment experience of the Separate Account is calculated by applying the investment experience factor to the Accumulation Unit value in each Subaccount during a Valuation Period.

The investment experience factor of a Subaccount for any Valuation Period is determined by the following formula:

     (a / b) - c, where:

     (a) is the net result of:
         - the net asset value per share of the investment held in the Subaccount determined at the end of the current Valuation Period; plus

         - the per share amount of any dividend or capital gain distributions made by the investments held in the Subaccount, if the "ex-dividend" date occurs during the current Valuation Period; plus or minus

         - a charge or credit for any taxes reserved for the current Valuation Period which we determine have resulted from the investment operations of the Subaccount;

     (b) is the net asset value per share of the investment held in the Subaccount determined at the end of the preceding Valuation Period;

     (c) is the factor representing the mortality and expense risk and administration charges.

C. GUARANTEE PERIODS OF THE MVA OPTION.

You may allocate Purchase Payments or transfer Contract Value to one or more Guarantee Periods with durations of one to ten years. Each MVA Option has a Guaranteed Interest Rate which will not change during the Guarantee Period. Interest is credited daily at the effective annual rate. The minimum Purchase Payment is $5,000 per MVA Option per allocation.

The following example illustrates how we credit Guarantee Period interest.

                EXAMPLE OF GUARANTEED INTEREST RATE ACCUMULATION

Purchase Payment:                             $40,000
Guarantee Period:                             5 Years
Guaranteed Interest Rate:                     4.0% Effective Annual Rate

                                                 INTEREST CREDITED       CUMULATIVE
                    YEAR                            DURING YEAR       INTEREST CREDITED
                    ----                         -----------------    -----------------
1 ...........................................        $1,600.00            $1,600.00
2 ...........................................         1,664.00             3,264.00
3 ...........................................         1,730.56             4,994.56
4 ...........................................         1,799.78             6,794.34
5 ...........................................         1,871.77             8,666.11

Accumulated Value at the end of 5 years is:

                        $40,000 + $8,666.11 = $48,666.11

NOTE: THIS EXAMPLE ASSUMES THAT NO WITHDRAWALS ARE MADE DURING THE FIVE-YEAR PERIOD. IF YOU MAKE WITHDRAWALS OR TRANSFERS DURING THIS PERIOD, MARKET VALUE ADJUSTMENTS APPLY.

THE HYPOTHETICAL INTEREST RATE IS NOT INTENDED TO PREDICT FUTURE GUARANTEED INTEREST RATES. ACTUAL GUARANTEED INTEREST RATES FOR ANY GUARANTEE PERIOD MAY BE MORE OR LESS THAN THOSE SHOWN.

We send written notice 30 days before the beginning of a new Guarantee Period. If you do not elect a new Guarantee Period, the MVA assets will be transferred automatically to the Kemper Money Market Subaccount on the Guarantee Period maturity date. You may choose a different Guarantee Period by preauthorized telephone instructions or by giving us written notice. (See "Market Value Adjustment" below.)

The amount reinvested at the beginning of a new Guarantee Period is the Guarantee Period Value for the Guarantee Period just ended. The Guaranteed Interest Rate in effect when the new Guarantee Period begins applies for the duration of the new Guarantee Period.

You may call us at 1-888-477-9700 or write to Kemper Investors Life Insurance Company, Customer Service, 1 Kemper Drive, Long Grove, Illinois 60049 for the new Guaranteed Interest Rates.

D. ESTABLISHMENT OF GUARANTEED INTEREST RATES.

We declare the Guaranteed Interest Rates for each of the ten durations of Guarantee Periods from time to time as market conditions dictate. Once established, rates are guaranteed for the respective Guarantee Periods. We advise you of the Guaranteed Interest Rate for a chosen Guarantee Period when we receive a Purchase Payment, when a transfer is made or when a Guarantee Period renews. Withdrawals of Accumulated Guarantee Period Value are subject to a Market Value Adjustment. (See "Market Value Adjustment" below.)

We have no specific formula for establishing the Guaranteed Interest Rates. The determination may be influenced by, but not necessarily correspond to, the current interest rate environment. (See "The MVA Option".) We may also consider, among other factors, the duration of a Guarantee Period, regulatory and tax requirements, sales commissions and administrative expenses we bear, and general economic trends.

WE MAKE THE FINAL DETERMINATION OF THE GUARANTEED INTEREST RATES TO BE DECLARED.

WE CANNOT PREDICT OR GUARANTEE THE LEVEL OF FUTURE GUARANTEED INTEREST RATES.

E. CONTRACT VALUE.

On any Valuation Date, Contract Value equals the total of:

     - the number of Accumulation Units credited to each Subaccount, times

     - the value of a corresponding Accumulation Unit for each Subaccount, plus

     - Accumulated Guarantee Period Value.

F. TRANSFER DURING ACCUMULATION PERIOD.

During the Accumulation Period, you may transfer your Contract Value among the Subaccounts and the Guarantee Periods, subject to the following provisions:

     - the Contract Value transferred into or out of the Guarantee Periods must be at least $5,000, unless the entire Guarantee Period Value is transferred;

     - we reserve the right to charge $25 for each transfer (that is not part of the Automatic Asset Rebalancing, see p. 22) when there are more than 12 transfers in a Contract Year.

In addition, transfers of Guarantee Period Value before the Guarantee Period end date are subject to Market Value Adjustment. Because a transfer before the end of a Guarantee Period is subject to a Market

Value Adjustment, the amount transferred from the Guarantee Period may be more or less than the requested dollar amount.

If you authorize a third party to transact transfers on your behalf as a part of an advisory service, we will reallocate the Contract Value pursuant to an authorized program. However, we do not currently offer or participate in any advisory service program and we take no responsibility for any third party advisory service program. We may suspend or cancel acceptance of a third party's instructions at any time and may restrict the investment options available for transfer under third party authorizations.

We make transfers pursuant to written or telephone instructions specifying in detail the requested changes. Transfers involving a Subaccount are based upon the Accumulation Unit values, as calculated after we receive transfer instructions. We may suspend, modify or terminate the transfer provision. We disclaim all liability if we follow good faith instructions given in accordance with our procedures, including requests for personal identifying information, that are designed to limit unauthorized use of the privilege. Therefore, you bear the risk of loss in the event of a fraudulent telephone transfer.

G. PARTIAL WITHDRAWALS DURING ACCUMULATION PERIOD.

You may redeem some or all of the Contract Value minus previous withdrawals, plus or minus any applicable Market Value Adjustment. Withdrawals will have tax consequences. (See "Federal Tax Matters.") A withdrawal of the entire Contract Value is called a surrender.

Partial withdrawals are subject to the following:

In any Contract Year, you may make a partial withdrawal, subject to the following:

     - the partial withdrawal from the Subaccounts must be at least $500,

     - the minimum withdrawal from the MVA Accounts must be at least $5,000 (before any Market Value Adjustment),

     - at least $5,000 of Contract Value less Debt must remain in the Contract after the withdrawal,

     - if there is an outstanding loan the greater of $5,000 or 20% of Contract Value must be retained in the contract

     - transfers, rollovers, and exchanges are not permitted if there is an outstanding loan.

If Contract Value is allocated to more than one investment option, you must specify the source of the partial withdrawal. If you do not specify the source, we cancel Accumulation Units on a pro rata basis from all investment options in which you have an interest.

Election to withdraw shall be made in writing to Kemper Investors Life Insurance Company, Customer Service, 1 Kemper Drive, Long Grove, Illinois 60049 and should be accompanied by the Contract if surrender is requested. Withdrawal requests are processed only on days when the New York Stock Exchange is open. The Withdrawal Value attributable to the Subaccounts is determined on the basis on the Accumulation Unit values, as calculated after we receive the request. The Withdrawal Value attributable to the Subaccounts is paid within 7 days after we receive the request. However, we may suspend withdrawals or delay payment:

     - during any period when the New York Stock Exchange is closed,

     - when trading in a Portfolio is restricted or the SEC determines that an emergency exists, or

     - as the SEC by order may permit.

For withdrawal requests from the MVA Option, we may defer any payment for up to six months, as permitted by state law. During the deferral period, we will continue to credit interest at the current Guaranteed Interest Rate for the same Guarantee Period.

H. MARKET VALUE ADJUSTMENT.

Any withdrawal, transfer or annuitization of Guarantee Period Values, unless effected on the Guarantee Period end date or during the "free look" period, may be adjusted up or down by a Market Value Adjustment.

The Market Value Adjustment reflects the relationship between

     - the currently established interest rate ("Current Interest Rate") for a Guarantee Period equal to the remaining length of the Guarantee Period, rounded to the next higher number of complete years, and

     - the Guaranteed Interest Rate applicable to the amount being withdrawn. Generally, if the Guaranteed Interest Rate is the same or lower than the applicable Current Interest Rate, the Market Value Adjustment reduces Market Adjusted Value and results in a lower payment. Thus, if interest rates increase, the withdrawal could be less than the original Purchase Payment or the original amount allocated to a Guarantee Period. Conversely, if the Guaranteed Interest Rate is higher than the applicable Current Interest Rate, the Market Value Adjustment increases Market Adjusted Value and results in a higher payment.

The Market Value Adjustment (MVA) uses this formula:

                                       (1 + I)
  MVA    =  GPV    X    [    [  --------------    ]  (t/365)  -1    ]
                                (1 + J + .005)

Where:

     I is the Guaranteed Interest Rate being credited to the Guarantee Period Value (GPV) subject to the Market Value Adjustment,

     J is the Current Interest Rate we declare, as of the effective date of the application of the Market Value Adjustment, for current allocations to a Guarantee Period the length of which is equal to the balance of the Guarantee Period for the Guarantee Period Amount subject to the Market Value Adjustment, rounded to the next higher number of complete years, and

     t is the number of days remaining in the Guarantee Period.

The .005 Market Value Adjustment factor can be changed in the future, at our discretion on newly issued Contracts.

For an illustration showing an upward and a downward adjustment, see Appendix A.

I. DEATH BENEFIT.

If you (or the Annuitant) die during the Accumulation Period, prior to attaining age 75, the beneficiary will be paid the greater of:

     - the Contract Value less Debt, or

     - the total amount of Purchase Payments, minus both Debt and the aggregate dollar amount of all previous partial withdrawals.

If you (or the Annuitant) die at age 75 or later, the death benefit is the Contract Value minus Debt.

You or the Beneficiary, as appropriate, may elect to have all or a part of the death proceeds paid to the Beneficiary under one of the Annuity Options described under "Annuity Options" below.

For Non-Qualified Contracts, if you are not the Annuitant and you die before the Annuitant, the death benefit will be paid to your designated Beneficiary. The available Annuity Options are limited by the Code, as described under "Annuity Options". The death benefit is determined as stated above, except your age at death is used in determining the amount payable. If the Beneficiary is your surviving spouse, the surviving spouse may elect to be treated as the successor Owner of the Contract and is not required to begin death benefit distribution. The issue age of the deceased Owner applies in computing the death benefit, payable at the death of a spouse who has elected to be treated as the successor Owner.

J. LOANS.

The Owner of a Contract issued as a tax sheltered annuity under Section 403(b) of the Code or with a qualified plan under Code Section 401 may request a loan (if permitted by the ERISA Qualified Plan) any time during the accumulation period. Loans are made from the general account. In general, under the Code loans may not exceed 50% of the Contract Value. If the Contract Value is at least $20,000 or the Contract is part of an ERISA qualified plan, the maximum loan amount is the lesser of:

     - 50% of the Contract Value, or

     - $50,000 reduced by the highest loan balance over the prior 12 months.

If the Contract Value is less than $20,000 and is not part of an ERISA qualified plan, the maximum loan amount is the lesser of:

     - $10,000, or

     - 80% of the Contract Value, less Debt.

The minimum loan is $1,000.

For non-ERISA loans, the loan interest rate is 5.5% per year. For loans issued under ERISA plans, the loan interest rate will vary based on current rates. Interest that is not paid when due is added to the loan and will bear interest at the same rate as the loan. While the loan is outstanding, the portion of the General Account Contract Value that equals the debt will earn interest at a rate 2.5% less than the loan rate.

Loans must be repaid in substantially equal quarterly payments within 5 years. Loans used to purchase your principal residence must be repaid within 15 years.

If a loan payment is not made when due, interest will continue to accrue. On 403(b) Contracts, to the extent permitted by law, the amount of the missed payment will be deducted from your Contract and paid to us. Any loan payment which is not made when due, plus interest, will be treated as a distribution of the entire remaining loan balance and will be taxable to the borrower, and may be subject to early withdrawal tax penalty.

If there is an outstanding loan balance when the Contract is surrendered or annuitized, or when a death benefit is paid, the amount payable will be reduced by the amount of the loan outstanding plus accrued interest. Any loans made under a Contract will be subject to Code requirements, our administrative procedures as reflected under our loan agreements, and, if applicable, ERISA.

K. AUTOMATIC ASSET REBALANCING.

You may elect Automatic Asset Rebalancing on a monthly, quarterly, semi-annual or annual basis. Funds held under the DCA or MVA options are not eligible for this option.

                 CONTRACT AND CERTIFICATE CHARGES AND EXPENSES

We deduct the following charges and expenses:

     - mortality and expense risk charge,

     - administrative expenses,

     - Records Maintenance Charge, and

     - applicable premium taxes.

Subject to certain expense limitations, you indirectly bear investment management fees and other Fund expenses.

A. CHARGES AGAINST THE SEPARATE ACCOUNT.

1. MORTALITY AND EXPENSE RISK CHARGE.

We assess each Subaccount a daily asset charge for mortality and expense risks at a rate of 1.00% per annum. Variable Annuity payments reflect the investment experience of each Subaccount but are not affected by changes in actual mortality experience or by actual expenses we incur.

The mortality risk we assume arises from two contractual obligations. First, if you or the Annuitant die before you attain age 75, we may, in some cases, pay more than Contract Value. (See "Death Benefit", page 18) Second, when Annuity Options involving life contingencies are selected, we assume the risk that Annuitants will live beyond actuarial life expectancies.

We also assume an expense risk. Actual expenses of administering the Contracts may exceed the amounts we recover from the Records Maintenance Charge or the administrative cost portion of the daily asset charge.

2. ADMINISTRATIVE COSTS.

We assess each Subaccount a daily asset charge for administrative costs at a rate of .25% per annum. We reserve the right to increase this charge to a maximum of .45 per annum. If we increase this charge we will give you 3 months advance notice. These charges reimburse us for expenses incurred for administering the Contracts. These expenses include your inquiries, changes in allocations, reports to you, Contract maintenance costs, and data processing costs. The administrative charge covers the average anticipated administrative expenses incurred while the Contracts are in force. There is not necessarily a direct relationship between the amount of the charge and the administrative costs of the particular Contract.

B. RECORDS MAINTENANCE CHARGE.

We will assess an annual Records Maintenance Charge (assessed ratably each quarter) during the Accumulation Period against each Contract which has participated in one or more of the Subaccounts during the calendar year whether or not any Purchase Payments have been made during the year. The Records Maintenance Charge is:

     - $7.50 quarterly for Contracts with Contract Value under $25,000.

     - $3.75 quarterly for Contracts with Contract Value between $25,000 and $50,000.

     - No Records Maintenance Charge for Contracts with Contract Value over $50,000.

The Record Maintenance Charge is not assessed during the Annuity Period.

The Records Maintenance Charge is to reimburse us for expenses incurred in establishing and maintaining the records relating to a Contract's participation in the Separate Account. The Records Maintenance Charge will be assessed at the end of each calendar quarter and will constitute a reduction in the net assets of each Subaccount.

At any time the Records Maintenance Charge is assessed, the applicable charge will be assessed ratably against each Subaccount in which the Contract is participating and a number of Accumulation Units sufficient to equal the proper portion of the charge will be redeemed from such Subaccount, or from the Guarantee Periods if necessary to meet the assessment.

C. WITHDRAWAL CHARGE.

There is no withdrawal charge.

D. INVESTMENT MANAGEMENT FEES AND OTHER EXPENSES.

Each Portfolio's net asset value reflects the deduction of investment management fees and general operating expenses. Subject to limitations, you indirectly bear these fees and expenses. Investment management fees appear on page 5. Further detail is provided in the attached prospectuses for the Portfolios and the Funds' Statements of Additional Information.

E. STATE PREMIUM TAXES.

Certain state and local governments impose a premium tax ranging from 0% to 3.5% of Purchase Payments. If we pay state premium taxes, we may charge the amount paid against Contract Value upon annuitization, unless the tax was previously assessed. See "Appendix B--State Premium Tax Chart" in the Statement of Additional Information. It is our current practice under this Contract to pay premium tax directly and not charge you. This practice is subject to change without notice.

F. REDUCTION OR ELIMINATION OF CERTAIN CHARGES.

Contracts may be available for purchase in certain group or sponsored arrangements that qualify for reductions or eliminations of certain charges, the time periods in which such charges apply, or both. Group arrangements include those in which a trustee, an employer or an association purchases Contracts covering a group of individuals. Sponsored arrangements include those in which an employer or association allows us to offer Contracts to its employees or members on an individual basis.

In certain circumstances, the risk of adverse mortality and expense experience for Contracts purchased in certain group or sponsored arrangements may be reduced. Then, the daily asset charge for mortality and expense costs may likewise be reduced. The daily asset charge for administrative costs and the Records Maintenance Charge may also be reduced or eliminated if we anticipate lower administrative expenses. In certain other circumstances, sales expenses in certain group or sponsored arrangements may be reduced or eliminated.

In determining whether a group or sponsored arrangement qualifies for reduced or eliminated charges, we will consider:

     - the size and type of group to which sales are to be made and administrative services provided, and the persistency expected from the group;

     - the total amount of Purchase Payments to be received and the method in which they will be remitted;

     - any prior or existing relationship with us;

     - the level of commission paid to selling broker-dealers;

     - the purpose for which the Contract is being purchased, and whether that purchase makes it likely that sales costs and administrative expenses will be reduced; and

     - the frequency of projected surrenders or distributions.

We make any reductions or eliminations according to objective guidelines in effect when an application for a Contract is approved. We may change these guidelines from time to time. Any variation in the charges will reflect differences in costs or services and will be offered uniformly to all members of the group or sponsored arrangement. In no event will a charge reduction or elimination be permitted if it is unfairly discriminatory to any person or prohibited by law.

We may also decrease the mortality and expense risk charge, the administration charge, and the Records Maintenance Charge without notice. However, beyond what is disclosed above, we guarantee that they will not increase. We bear the risk that such charges will not cover our costs. On the other hand, should such charges exceed our costs, we will not refund any charges. Any profit is available for corporate purposes including, among other things, payment of distribution expenses.

We may also offer reduced fees and charges, including but not limited to, Records Maintenance Charge and mortality and expense risk and administrative charges, for certain sales that may result in cost savings. Reductions in these fees and charges will not unfairly discriminate against any Owner.

                               THE ANNUITY PERIOD

Contracts may be annuitized under one of several Annuity Options, which are available either on a fixed or variable basis. We make annuity payments beginning on the Annuity Date under the Annuity Option you select.

1. ANNUITY PAYMENTS.

Annuity payments are based on:

     - the annuity table specified in the Contract,

     - the selected Annuity Option, and

     - the investment performance of the selected Subaccount(s) (if variable annuitization is elected).

Under variable annuitization, the Annuitant receives the value of a fixed number of Annuity Units each month. An Annuity Unit's value reflects the investment performance of the Subaccount(s) selected. The amount of each annuity payment varies accordingly.

2. ANNUITY OPTIONS.

You may elect one of the Contract's Annuity Options. You may decide at any time (subject to the provisions of any applicable retirement plan and state variations) to begin annuity payments. You may change the Annuity Option before the Annuity Date. Generally, annuity payments are made in monthly installments. However, we may make a lump sum payment if the net proceeds available to apply under an Annuity Option are less than $5,000. In addition, if the first monthly payment is less than $50 we may change the frequency of payments to quarterly, semiannual or annual intervals so that the initial payment is at least $50.

The amount of periodic annuity payments may depend upon:

     - the Annuity Option you select;

     - the age of the payee;

     - the investment experience of the selected Subaccount(s); and

     - the interest rates at the time of annuitization.

     For example:

        - if Option 1, income for a specified period, is selected, shorter periods result in fewer payments with higher values.

        - if Option 2, life income, is selected, it is likely that each payment will be smaller than would result if income for a short period were specified.

        - if Option 3, life income with installments guaranteed, is selected, each payment will probably be smaller than would result if the life income option were selected.

        - if Option 4, the joint and survivor annuity, is selected, each payment is smaller than those measured by an individual life income option.

The age of the payee also influences the amount of periodic annuity payments because an older payee is expected to have a shorter life span, resulting in larger payments. Finally, if you participate in a Subaccount with higher investment performance, it is likely you will receive a higher periodic payment.

If the Beneficiary is not an individual, the entire interest must be distributed within 5 years of your death. The Death Benefit distribution must begin no later than one year from your death, unless a later date is prescribed by federal regulation.

For Non-Qualified Contracts, if you die before the Annuity Date, available Annuity Options are limited. The Annuity Options available are:

     - Option 2 or

     - Option 1 or 3 for a period no longer than the life expectancy of the Beneficiary (but not less than 5 years from your death).

OPTION 1--INCOME FOR SPECIFIED PERIOD.

Option 1 provides an annuity payable monthly for a selected number of years ranging from five to thirty. Upon the payee's death, if the Beneficiary is an individual, we automatically continue payments to the Beneficiary for the remainder of the period specified. If the Beneficiary is not an individual (e.g., an estate or trust), we pay the discounted value of the remaining payments in the specified period. Although there is no life contingency risk associated with Option 1, we continue to deduct the daily asset charges for mortality and expense risks and administrative costs.

Payees may elect to cancel all or part of the remaining payments due under Option 1. We will then pay the discounted value of the remaining payments.

OPTION 2--LIFE INCOME.

Option 2 provides for an annuity over the lifetime of the payee. If Option 2 is elected, annuity payments terminate automatically and immediately on the payee's death without regard to the number or total amount of payments made. Thus, it is possible for an individual to receive only one payment if death occurred prior to the date the second payment was due.

OPTION 3--LIFE INCOME WITH INSTALLMENTS GUARANTEED.

Option 3 provides an annuity payable monthly during the payee's lifetime. However, Option 3 also provides for the automatic continuation of payments for the remainder of the specified period if the Beneficiary is an individual and payments have been made for less than the specified period. The period specified may be five, ten, fifteen or twenty years. If the Beneficiary is not an individual, we pay the discounted value of the remaining payments in the specified period.

OPTION 4--JOINT AND SURVIVOR ANNUITY.

Option 4 provides an annuity payable monthly while both payees are living. Upon either payee's death, the monthly income payable continues over the life of the surviving payee at a percentage specified when Option 4 is elected. Annuity payments terminate automatically and immediately upon the surviving payee's death without regard to the number or total amount of payments received.

3. ALLOCATION OF ANNUITY.

You may elect payments on a fixed or variable basis, or a combination. Any Guarantee Period Value is annuitized on a fixed basis. Any Separate Account Contract Value is annuitized on a variable basis. The MVA Option is not available during the Annuity Period. You may exercise the transfer privilege during the Accumulation Period. Transfers during the Annuity Period are subject to certain limitations. We reserve the right to restrict the number of options in the Annuity Period.

4. TRANSFER DURING ANNUITY PERIOD.

During the Annuity Period, the payee may, by written request, transfer Subaccount Value from one Subaccount to another Subaccount, subject to the following limitations:

     - Transfers to a Subaccount are prohibited during the first year of the Annuity Period; subsequent transfers are limited to one per year.

     - All interest in a Subaccount must be transferred.

     - If we receive notice of transfer to a Subaccount more than 7 days before an annuity payment date, the transfer is effective during the Valuation Period after the date we receive the notice.

     - If we receive notice of transfer to a Subaccount less than 7 days before an annuity payment date, the transfer is effective during the Valuation Period after the annuity payment date.

     - Transfers to the General Account are available only on an anniversary of the first Annuity Date. We must receive notice at least 30 days prior to the anniversary.

A Subaccount's Annuity Unit value is determined at the end of the Valuation Period preceding the effective date of the transfer. We may suspend, change or terminate the transfer privilege at any time.

5. ANNUITY UNIT VALUE.

Annuity Unit value is determined independently for each Subaccount.

Annuity Unit value for any Valuation Period is:

     - Annuity Unit value for the preceding Valuation Period, times

     - the net investment factor for the current Valuation Period, times

     - an interest factor which offsets the 2.5% per annum rate of investment earnings assumed by the Contract's annuity tables.

The net investment factor for a Subaccount for any Valuation Period is:

     - the Subaccount's Accumulation Unit value at the end of the current Valuation Period, plus or minus the per share charge or credit for taxes reserved; divided by

     - the Subaccount's Accumulation Unit value at the end of the preceding Valuation Period, plus or minus the per share charge or credit for taxes reserved.

6. FIRST PERIODIC PAYMENT UNDER VARIABLE ANNUITY.

When annuity payments begin, the value of your Contract interest is:

     - Accumulation Unit values at the end of the Valuation Period falling on the 20th or 7th day of the month before the first annuity payment is due, times

     - the number of Accumulation Units credited at the end of the Valuation Period, minus

     - premium taxes.

The first annuity payment is determined by multiplying the benefit per $1,000 of value shown in the applicable annuity table by the number of thousands of dollars of Contract Value.

A 2.5% per annum rate of investment earnings is assumed by the Contract's annuity tables. If the actual net investment earnings rate exceeds 2.5% per annum, payments increase accordingly. Conversely, if the actual rate is less than 2.5% per annum, annuity payments decrease.

7. SUBSEQUENT PERIODIC PAYMENTS UNDER VARIABLE ANNUITY.

Subsequent annuity payments are determined by multiplying the number of Annuity Units by the Annuity Unit value at the Valuation Period before each annuity payment is due. The first annuity payment is divided by the Annuity Unit value as of the Annuity Date to establish the number of Annuity Units representing each annuity payment. This number does not change.

8. FIXED ANNUITY PAYMENTS.

Each Fixed Annuity payment is determined from tables we prepare. These tables show the monthly payment for each $1,000 of Contract Value allocated to a Fixed Annuity. Payment is based on the Contract Value at the date before the annuity payment is due. Fixed Annuity payments do not change regardless of investment, mortality or expense experience.

9. DEATH PROCEEDS.

If the payee dies after the Annuity Date while the Contract is in force, the death benefit, if any, depends upon the form of annuity payment in effect at the time of death. (See "Annuity Options.")

                              FEDERAL INCOME TAXES

A. INTRODUCTION

This discussion is not exhaustive and is not intended as tax advice. A qualified tax adviser should always be consulted with regard to the application of the law to individual circumstances. This discussion is based on the "Code", Treasury Department regulations, and interpretations existing on the date of this Prospectus. These authorities, however, are subject to change by Congress, the Treasury Department, and the courts.

This discussion does not address state or local tax consequences associated with buying a Contract. In addition, WE MAKE NO GUARANTEE REGARDING ANY TAX TREATMENT--FEDERAL, STATE, OR LOCAL--OF ANY CONTRACT OR OF ANY TRANSACTION INVOLVING A CONTRACT.

B. OUR TAX STATUS

We are taxed as a life insurance company and the operations of the Separate Account are treated as a part of our total operations. The Separate Account is not separately taxed as a "regulated investment company". Investment income and capital gains of the Separate Account are not taxed to the extent they are applied under a Contract. We do not anticipate that we will incur federal income tax liability attributable to the income and gains of the Separate Account, and therefore we do not intend to provide for these taxes. If we are taxed on investment income or capital gains of the Separate Account, then we may impose a charge against the Separate Account to provide for these taxes.

C. TAXATION OF ANNUITIES IN GENERAL

1. TAX DEFERRAL DURING ACCUMULATION PERIOD

Under the Code, except as described below, increases in the Contract Value of a Non-Qualified Contract are generally not taxable to you or the Annuitant until received as annuity payments or otherwise distributed. However, certain requirements must be satisfied for this general rule to apply, including:

     - the Contract must be owned by an individual,

     - Separate Account investments must be "adequately diversified",

     - we, rather than you, must be considered the owner of Separate Account assets for federal tax purposes, and

     - annuity payments must appropriately amortize Purchase Payments and Contract earnings.

NON-NATURAL OWNER. As a general rule, deferred annuity contracts held by "non-natural persons", such as corporations, trusts or similar entities, are not annuity contracts for federal income tax purposes. The investment income on these contracts is taxed as ordinary income received or accrued by the non-natural owner. There are exceptions to this general rule for non-natural owners. Contracts are generally treated as held by a natural person if the nominal owner is a trust or other entity holding the contract as an agent for a natural person. However, this special exception does not apply to an employer who is the nominal owner of a contract under a non-qualified deferred compensation plan for its employees.

Additional exceptions to this rule include:

     - contracts acquired by a decedent's estate,

     - certain Qualified Contracts,

     - contracts purchased by employers at termination of certain qualified plans,

     - contracts used with structured settlement agreements, and

     - contracts purchased with a single premium when the annuity starting date is no later than a year from contract purchase and substantially equal periodic payments are made at least annually.

DIVERSIFICATION REQUIREMENTS. For a contract to be treated as an annuity for federal income tax purposes, separate account investments must be "adequately diversified". The Treasury Secretary issued regulations prescribing standards for adequately diversifying separate account investments. If the separate account failed to comply with these diversification standards, the contract would not be treated as an annuity contract for federal income tax purposes and the owner would generally be taxed on the difference between contract value and purchase payments.

Although we do not control Fund investments, we expect the Fund will comply with these regulations so that the Separate Account will be considered "adequately diversified."

OWNERSHIP TREATMENT. In certain circumstances, a variable annuity contract owner may be considered the owner of the assets of the separate account supporting the contract. In those circumstances, income and gains from separate account assets are includible in the owner's gross income. The IRS, in published rulings, stated that a variable contract owner will be considered the owner of separate account assets if the owner possesses the ability to exercise investment control over the assets. As of the date of this Prospectus, no investor control guidance is available.

We may modify the Contract as necessary to attempt to prevent you from being considered the owner of the Separate Account assets.

DELAYED ANNUITY DATES. If the Annuity Date occurs (or is scheduled to occur) when you have reached an advanced age, E.G., past age 95, the Contract might not be treated as an annuity for federal income tax purposes. In that event, the income and gains under the Contract could be currently includible in your income.

The following discussion assumes that the Contract is treated as an annuity contract for tax purposes and that we are treated as the owner of Separate Account assets.

2. TAXATION OF PARTIAL AND FULL WITHDRAWALS FROM NONQUALIFIED CONTRACTS

Partial withdrawals from a Non-Qualified Contract are includible in income if contract value before the withdrawal exceeds the "investment in the contract." Full withdrawals are also includible in income if they exceed the "investment in the contract." Investment in the contract equals the total of purchase payments minus amounts previously received from the contract.

Any assignment or pledge (or agreement to assign or pledge) of contract value, is treated as a withdrawal. Investment in the contract is increased by the amount includible in income with respect to such assignment or pledge. If you transfer a contract interest without adequate consideration to someone other than the owner's spouse (or to a former spouse incident to divorce), is taxable on the difference between the Contract Value and the "investment in the contract." In this case, the transferee's investment in the contract is increased to reflect the increase in your income.

There may be special income tax issues present in situations where the owner and the Annuitant are not the same person and are not married to one another. A tax adviser should be consulted in those situations.

3. TAXATION OF ANNUITY PAYMENTS

Normally, the portion of each annuity payment taxable as income equals the payment minus the exclusion amount. The exclusion amount for variable annuity payments is the "investment in the contract" allocated to the variable annuity option and adjusted for any period certain or refund feature, divided by the number of payments expected to be made. The exclusion amount for fixed annuity payments is the payment times the ratio of the investment in the contract allocated to the fixed annuity option and adjusted for any period certain or refund feature, to expected value of all annuity payments.

Once the total amount of the investment in the contract is excluded using these ratios, annuity payments will be fully taxable. If annuity payments stop because the annuitant dies before the total amount of the investment in the contract is recovered, the unrecovered amount generally is allowed as a deduction to the annuitant in the last taxable year.

4. TAXATION OF DEATH BENEFITS

Amounts may be distributed upon your or the Annuitant's death. Before the Annuity Date, death benefits are includible in income and:

     - if distributed in a lump sum are taxed like a full withdrawal, or

     - if distributed under an Annuity Option are taxed like annuity payments.

After the Annuity Date, where a guaranteed period exists and the Annuitant dies before the end of that period, payments made to the Beneficiary for the remainder of that period are includible in income and:

     - if received in a lump sum are includible in income if they exceed the unrecovered investment, or

     - if distributed in accordance with the selected annuity option are fully excludable from income until the remaining investment in the contract is deemed to be recovered.

Thereafter, all annuity payments are fully includible in income.

5. PENALTY TAX ON PREMATURE DISTRIBUTIONS

A 10% penalty tax applies to a taxable payment from a Non-Qualified Contract unless:

     - received on or after you reach age 59 1/2,

     - attributable to your disability,

     - made to a Beneficiary after your death or, for non-natural Owners, after the primary Annuitant's death,

     - made as a series of substantially equal periodic payments (at least annually) for your life (or life expectancy) or for the joint lives (or joint life expectancies) of you and your designated Beneficiary,

     - made under a Contract purchased with a single premium when the annuity starting date is no later than a year from Contract purchase and substantially equal periodic payments are made at least annually, or

     - made with annuities used with structured settlement agreements.

6. AGGREGATION OF CONTRACTS

The taxable amount of an annuity payment or withdrawal from a Non-Qualified Contract is determined by combining some or all of the Non-Qualified Contracts you own. For example, if you purchase a Contract and also purchase an immediate annuity at approximately the same time, the IRS may treat the two contracts as one contract. In addition, if you purchase two or more deferred annuity contracts from the same company (or its affiliates) during any calendar year, these contracts are treated as one contract. The effects of this aggregation are not clear. However, it could affect the taxable amount of an annuity payment or withdrawal and the amount which might be subject to the 10% penalty tax.

D. QUALIFIED PLANS

Qualified Contracts are used with retirement plans which receive favorable tax treatment as Individual Retirement Annuities, Simplified Employee Pensions--IRAs, Roth Individual Retirement Annuities, tax sheltered annuities, and certain deferred compensation plans ("qualified plans"). Numerous special tax rules apply to qualified plans and to Qualified Contracts. Therefore, we make no attempt to provide more than general information about use of Qualified Contracts.

The tax rules applicable to qualified plans vary according to the type, terms and conditions of the plan. For example, for both withdrawals and annuity payments under certain Qualified Contracts, there may be no "investment in the contract" and the total amount received may be taxable. Both the amount of the permitted contribution, and the corresponding deduction or exclusion, are limited under qualified plans. In Qualified Contracts, the Owner and Annuitant generally are the same individual. Also, if the joint Annuitant is not the Annuitant's spouse, the annuity options may be limited, depending on the difference in their ages.

Furthermore, the length of any Guarantee Period may be limited in some circumstances to satisfy certain minimum distribution requirements under the Code.

Under a Qualified Contract, rules specify the form of distribution and commencement dates. An excise tax is imposed for failure to comply with minimum distribution requirements. This excise tax generally equals 50% of the amount by which a minimum required distribution exceeds the actual distribution. In the case of Individual Retirement Annuities, distributions of minimum amounts must generally begin by April 1 of the calendar year following the calendar year in which the owner attains age 70 1/2.

A 10% penalty tax may apply to the taxable amount of payments from Qualified Contracts. For Individual Retirement Annuities, the penalty tax does not apply to a payment:

     - received after you reach age 59 1/2,

     - received after your death or because of your disability, or

     - made as a series of substantially equal periodic payments (at least annually) for your life (or life expectancy) or for the joint lives (or joint life expectancies) of you and your designated Beneficiary

Qualified Contracts are amended to conform to plan requirements. However, Owners, Annuitants, and Beneficiaries are cautioned that the rights of any person to any benefits under qualified plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract. In addition, we are not bound by terms and conditions of qualified plans if they are inconsistent with the Contract.

1. QUALIFIED PLAN TYPES

We issue Contracts for the following types of qualified plans.

INDIVIDUAL RETIREMENT ANNUITIES. The Code permits eligible individuals to contribute to an individual retirement annuity known as an "IRA." The Code limits the amounts contributed, the persons eligible and the time when distributions start. Also, subject to direct rollover and mandatory withholding requirements, distributions from other types of qualified plans may be "rolled over" on a tax-deferred basis into an IRA. The Contract may not fund an "Education IRA."

SIMPLIFIED EMPLOYEE PENSIONS (SEP-IRAS). The Code allows employers to establish simplified employee pension plans, using the employees' IRAs. Under these plans the employer may make limited deductible contributions on behalf of the employees to IRAs. Employers and employees intending to use the Contract in connection with these plans should seek competent tax advice.

SIMPLE IRAS. The Code permits certain small employers to establish "SIMPLE retirement accounts," including SIMPLE IRAs, for their employees. Under SIMPLE IRAs, certain deductible contributions are made by both employees and employers. SIMPLE IRAs are subject to various requirements, including limits on the amounts that may be contributed, the persons who may be eligible, and the time when distributions may commence. As discussed above (see Individual Retirement Annuities), there is some uncertainty regarding the proper characterization of the Contract's death benefit for purposes of the tax rules governing IRAs (which would include SIMPLE IRAs). Employers and employees intending to use the Contract with such plans should seek competent advice.

ROTH IRAS. The Code permits contributions to an IRA known as a "Roth IRA." Roth IRAs differ from other IRAs in that:

     - Roth IRA contributions are never deductible,

     - "qualified distributions" from a Roth IRA are excludable from income,

     - different eligibility and mandatory distribution requirements apply,

     - a rollover to a Roth IRA must be a "qualified rollover contribution," under the Code.

For a rollover from a non-Roth IRA to a Roth IRA, amounts which would have been includible in gross income but for the qualified rollover contribution are includible in gross income, without application of the 10 percent penalty tax.

An IRA may be converted into a Roth IRA without taking a distribution. You may convert by notifying the IRA issuer or trustee. The conversion of an IRA to a Roth IRA is a special type of qualified rollover distribution. Hence, you must be eligible for a qualified rollover distribution to convert an IRA to a Roth IRA. A conversion typically results in the inclusion of some or all of the IRA value in gross income. Persons with adjusted gross incomes in excess of $100,000 or who are married and file a separate return are not eligible to make a qualified rollover contribution or a transfer in a taxable year from a non-Roth IRA to a Roth IRA.

Any "qualified distribution" from a Roth IRA is excludible from gross income. A "qualified distribution" is:

     - a payment or distribution

      -- made after you reach age 59 1/2,

      -- made after your death,

      -- because of your disability, or

      -- made to a qualified first-time homebuyer.

     - a payment or distribution made in a taxable year that is five years or more after

      -- the first taxable year for which a contribution was made to your Roth
         IRA, or

      -- the first taxable year for which rollover was made to your Roth IRA. A non-qualified distribution from a Roth IRA is generally taxed like a distribution from an IRA. Distributions from a Roth IRA need not start at age 70 1/2.

TAX-SHELTERED ANNUITIES. Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in section 501(c)(3) of the Code to have their employers purchase annuity contracts for them and, subject to certain limitations, to exclude the amount of purchase payments from gross income for tax purposes. These annuity contracts are commonly referred to as "tax-sheltered annuities". If you purchase a Contract for such purposes, you should seek competent advice as to eligibility, limitations on permissible amounts of purchase payments and other tax consequences associated with the Contracts.

Tax-sheltered annuity Contracts must contain restrictions on withdrawals of (i) contributions made pursuant to a salary reduction agreement in years beginning after December 31, 1988, (ii) earnings on those contributions, and (iii) earnings after December 31, 1988 on amounts attributable to salary reduction contributions held as of December 31, 1988. These amounts can be paid only if the employee has reached age 59 1/2, separated from service, died, or becomes disabled (within the meaning of the tax law), or in the case of hardship (within the meaning of the tax law). Amounts permitted to be distributed in the event of hardship are limited to actual contributions; earnings thereon cannot be distributed on account of hardship. Amounts subject to the withdrawal restrictions applicable to section 403(b)(7) custodial accounts may be subject to more stringent restrictions. (These limitations on withdrawals do not apply to the extent we are directed to transfer some or all of the Contract Value to the issuer of another tax-sheltered annuity or into a section 403(b)(7) custodial account.) Additional restrictions may be imposed by the plan sponsor.

DEFERRED COMPENSATION PLANS OF STATE AND LOCAL GOVERNMENTS AND TAX-EXEMPT ORGANIZATIONS. The Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. Generally, a Contract purchased by a state or local government or a tax-exempt organization will not be treated as an annuity contract for federal income tax purposes. Those who intend to use the Contracts in connection with such plans should seek competent advice.

2. DIRECT ROLLOVERS

If the Contract is used with a retirement plan that is qualified under sections 401(a), 403(a), or 403(b) of the Code, any "eligible rollover distribution" from the Contract will be subject to "direct rollover" and mandatory withholding requirements. An eligible rollover distribution generally is any taxable distribution from such a qualified retirement plan, excluding certain amounts such as (i) minimum distributions required under section 401(a)(9) of the Code, and (ii) certain distributions for life, life expectancy, or for 10 years or more which are part of a "series of substantially equal periodic payments."

Under these requirements, federal income tax equal to 20% of the eligible rollover distribution will be withheld from the amount of the distribution. Unlike withholding on certain other amounts distributed from the Contract, discussed below, you cannot elect out of withholding with respect to an eligible rollover distribution. However, this 20% withholding will not apply if, instead of receiving the eligible rollover distribution, you elect to have it directly transferred to certain Qualified Plans. Prior to receiving an eligible rollover distribution, a notice will be provided explaining generally the direct rollover and mandatory withholding requirements and how to avoid the 20% withholding by electing a direct rollover.

E. FEDERAL INCOME TAX WITHHOLDING

We withhold and send to the U.S. Government a part of the taxable portion of each distribution unless the payee notifies us before distribution of an available election not to have any amounts withheld. In certain circumstances, we may be required to withhold tax. The withholding rates for the taxable portion of periodic annuity payments are the same as the withholding rates for wage payments. In addition, the withholding rate for the taxable portion of non-periodic payments (including withdrawals prior to the maturity date and conversions of, or rollovers from, non-Roth IRAs to Roth IRAs) is 10%. The withholding rate for eligible rollover distributions is 20%.

                   DISTRIBUTION OF CONTRACTS AND CERTIFICATES

The Contracts are sold by licensed insurance agents in those states where the Contract may be lawfully sold. The agents are also registered representatives of registered broker-dealers who are members of the National Association of Securities Dealers, Inc. Sales commissions may vary, but are not expected to exceed 6.25% of Purchase Payments. In addition to commissions, we may pay additional promotional incentives, in the form of cash or other compensation, to selling broker-dealers. These incentives may be offered to certain licensed broker-dealers that sell or are expected to sell certain minimum amounts during specified time periods. The Contracts are distributed through the principal underwriter for the Separate Account:

                       Investors Brokerage Services, Inc. ("IBS")
                       1 Kemper Drive
                       Long Grove, Illinois, 60049

IBS is our wholly-owned subsidiary. IBS enters into selling group agreements with affiliated and unaffiliated broker-dealers. All of the investment options are not available to all Owners. The investment options are available only under Contracts that are sold or serviced by broker-dealers having a selling group agreement with IBS authorizing the sale of Contracts with the investment options specified in this Prospectus. Other distributors may sell and service contracts with different investment options.

                                 VOTING RIGHTS

Proxy materials in connection with any Fund shareholder meeting are delivered to each Owner with Subaccount interests invested in the Fund as of the record date. Proxy materials include a voting instruction form. We vote all Fund shares proportionately in accordance with instructions received from Owners. We will also vote any Fund shares attributed to amounts we have accumulated in the Subaccounts in the same proportion that Owners vote. A Fund is not required to hold annual shareholders' meetings. Funds hold special meetings as required or deemed desirable for such purposes as electing trustees, changing fundamental policies or approving an investment advisory agreement.

Owners have voting rights in a Portfolio based upon the Owner's proportionate interest in the corresponding Subaccount as measured by units. Owners have voting rights before surrender, the Annuity Date or the death of the Annuitant. Thereafter, the payee entitled to receive Variable Annuity payments has voting rights. During the Annuity Period, Annuitants' voting rights decrease as Annuity Units decrease.

                    REPORTS TO CONTRACT OWNERS AND INQUIRIES

Each quarter, we send you a statement showing amounts credited to each Subaccount and to the Guarantee Period Value. In addition, if you transfer amounts among the investment options or make additional unscheduled payments, you will receive written confirmation of these transactions. We will also send a current statement upon your request. We also send you annual and semi-annual reports for the Portfolios that correspond to the Subaccounts in which you invest and a list of the securities held by that Portfolio.

You will have access to Contract information through the Interactive Voice Response System (IVR) at (888) 477-9700. You will also be able to access your account information from our website at www.zurichkemper.com.

You may also direct inquiries to the selling agent or may call 1-888-477-9700 or write to Kemper Investors Life Insurance Company, Customer Service, 1 Kemper Drive, Long Grove, Illinois 60049.

                             DOLLAR COST AVERAGING

DOLLAR COST AVERAGING FOR THE KEMPER MONEY MARKET AND KEMPER GOVERNMENT SECURITIES SUBACCOUNTS

Under our Dollar Cost Averaging program ("DCA"), you designate a portion of the Kemper Money Market or Kemper Government Securities Subaccount Value to be transferred on a monthly or quarterly basis to the other Subaccounts. The DCA program is available only during the Accumulation Period. DCA to the MVA Options are not permitted. In the event of a partial annuitization, DCA is only allowed in the non-annuitized portion of the contract.

The first DCA will occur on the requested beginning date. If the requested beginning date is a non-business day, the first DCA will occur on the first business day prior to the requested beginning date. If you do not provide a requested beginning date, the first DCA will occur on the first business day following receipt of your request. We will delay the beginning date if information is missing from your request or if your request is deemed not in good order. Subsequent DCA transfers will occur, every one or three months, on the same day of the month as the initial DCA transfer. If a subsequent DCA transfer is scheduled for a non-business day, the transfer will take place on the business day prior to the scheduled DCA transfer date.

DOLLAR COST AVERAGING FROM OUR GENERAL ACCOUNT

Deposits and transfers into our general account will be automatically transferred to the subaccounts on a monthly frequency over a period no greater than seven (7) months from the date of the initial transfer or deposit to the General Account. All assets transferred or deposited to the General Account will be transferred from the General Account by the end of the seven (7) month period. The first DCA transfer will occur one month following the date of the initial deposit or transfer to the DCA account. Subsequent DCA transfers will occur on the same day of the month as the initial DCA transfer. If a subsequent DCA transfer is scheduled for a non-business day, the transfer will take place on the business day prior to the scheduled DCA transfer date.

We reserve the right to offer additional DCA periods at any time. All additional DCA periods will be offered for a limited period of time and may be changed, revoked or canceled at any time for future deposits or transfers.

                           SYSTEMATIC WITHDRAWAL PLAN

We offer a Systematic Withdrawal Plan ("SWP") allowing you to pre-authorize periodic withdrawals during the Accumulation Period. You instruct us to withdraw selected amounts from the Subaccounts or Guarantee Periods on a monthly, quarterly, semi-annual or annual basis. SWP is not available from the MVA accounts or under the DCA Program. WITHDRAWALS TAKEN UNDER THE SWP MAY BE SUBJECT TO THE 10% TAX PENALTY ON EARLY WITHDRAWALS AND TO INCOME TAXES AND MAY BE SUBJECT TO 20% WITHHOLDING. If you are interested in SWP, you may obtain an application and information concerning this program and its restrictions from us or your agent. We give thirty days' notice if we amend the SWP. The SWP may be terminated at any time by the you or us.

                                    EXPERTS
                          [TO BE UPDATED BY AMENDMENT]

The consolidated balance sheets of KILICO as of December 31, 1999, 1998 and 1997 and the related consolidated statements of operations, comprehensive income, stockholder's equity, and cash flows for the years ended December 31, 1999, 1998 and 1997 have been included herein and in the registration statement in reliance upon the report of PricewaterhouseCoopers LLP, independent public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

Legal matters with respect to our organization, our authority to issue annuity contracts and the validity of the Contract, have been passed upon by Debra P. Rezabek, our Senior Vice President, General Counsel and Corporate Secretary. Jorden Burt Boros Cicchetti Berenson & Johnson, LLP, Washington, D.C., has advised us on certain legal matters concerning federal securities laws applicable to the issue and sale of the Contracts.

                             SPECIAL CONSIDERATIONS

We reserve the right to amend the Contract to meet the requirements of federal or state laws or regulations. We will notify you in writing of these amendments.

Your rights under a Contract may be assigned as provided by law. An assignment will not be binding upon us until we receive a written copy of the assignment. You are solely responsible for the validity or effect of any assignment. You, therefore, should consult a qualified tax advisor regarding the tax consequences, as an assignment may be a taxable event.

                             AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and file reports and other information with the SEC. These reports and other information can be inspected and copied at the SEC's public reference facilities at Room 1024, 450 Fifth Street, N.W., Washington, D.C. and 500 West Madison, Suite 1400, Northwestern Atrium Center, Chicago, Illinois. Copies also can be obtained from the SEC's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

We have filed registration statements (the "Registration Statements") relating to the Contracts with the SEC under the Securities Act of 1933 and the Investment Company Act of 1940. This Prospectus has been filed as part of the Registration Statements and does not contain all of the information set forth in the Registration Statements. These Registration Statements contain further information about us and the Contracts. The Registration Statements may be inspected and copied, and copies can be obtained at prescribed rates, as mentioned above.

                                    BUSINESS
                          [TO BE UPDATED BY AMENDMENT]

CORPORATE STRUCTURE

KEMPER INVESTORS LIFE INSURANCE COMPANY ("KILICO"), founded in 1947, is incorporated under the insurance laws of the State of Illinois. We are licensed in the District of Columbia and all states except New York. We are a wholly-owned subsidiary of Kemper Corporation ("Kemper"), a nonoperating holding company.

CORPORATE CONTROL EVENTS

Effective January 4, 1996, Zurich Insurance Company ("Zurich"), Insurance Partners, L.P. ("IP") and Insurance Partners Offshore (Bermuda), L.P. (together with IP, "Insurance Partners") owned 80 percent and 20 percent, respectively, of Kemper and therefore KILICO. On February 27, 1998, Zurich acquired Insurance Partner's remaining 20 percent interest for cash. As a result of this transaction, Kemper and KILICO became wholly-owned subsidiaries of Zurich.

Effective September 7, 1998, the businesses of Zurich merged with the financial services business of B.A.T. Industries forming Zurich Financial Services ("ZFS"). ZFS is owned by Zurich Allied AG and Allied Zurich p.l.c., fifty-seven percent and forty-three percent, respectively. Zurich Allied AG, representing the financial interest of the former Zurich Group, is listed on the Swiss Market Index, replacing Zurich. Allied Zurich p.l.c., representing the financial interest of B.A.T. Industries, is included in the FTSE-100 Share Index in London.

The acquisition of KILICO on January 4, 1996, was accounted for using the purchase method of accounting. Our consolidated financial statements prior to January 4, 1996, were prepared on a historical cost basis and have been labeled as "preacquisition" where appropriate in this Prospectus. Our included consolidated financial statements have been prepared in conformity with generally accepted accounting principles.

We originally began to amortize goodwill resulting from the acquisition on a straight-line basis over twenty-five years. However, in the fourth quarter of 1997, We changed Our amortization period to twenty years. The change in amortization periods was made to conform to Zurich's accounting practices and policies. The change resulted in an increase in goodwill amortization of $5.1 million in 1997.

STRATEGIC INITIATIVES

Our management, operations and strategic directions are integrated with those of another Kemper subsidiary, Federal Kemper Life Assurance Company ("FKLA"). The integration streamlined management, controlled costs, improved profitability, increased operating efficiencies and productivity, and helped to expand both companies' distribution capabilities. Headquartered in Long Grove, Illinois, FKLA markets term and interest-sensitive life insurance, as well as certain annuity products through brokerage general agents and other independent distributors.

Over the last several years, We increased the competitiveness of Our variable annuity products by adding multiple variable subaccount investment options and investment managers to existing variable annuity products. In 1996, We introduced a registered flexible individual variable life insurance product. In 1997, We introduced a non-registered individual and group variable bank-owned life insurance contract ("BOLI") and a series of individual variable life insurance contracts. In 1998, We introduced a new registered individual variable annuity product with 29 variable subaccount investment options and various investment managers.

NARRATIVE DESCRIPTION OF BUSINESS

We offer both individual fixed-rate (general account) and individual and group variable (separate account) annuity contracts, as well as individual term life, universal life and individual and group variable life insurance products through various distribution channels. We offer investment-oriented products, guaranteed returns or a combination of both, to help policyholders meet multiple insurance and financial objectives. Financial institutions, securities brokerage firms, insurance agents and financial planners are important distribution channels for Our products. Our sales mainly consist of deposits received on certain long duration annuity and variable life insurance contracts as well as reinsurance premiums assumed from FKLA beginning in 1996.

Our fixed and variable annuities generally have surrender charges that are a specified percentage of policy values and decline as the policy ages. General account annuity and interest-sensitive life policies are guaranteed to accumulate at specified interest rates but allow for periodic crediting rate changes.

Over the last several years, in part reflecting the current interest rate environment, We have increased Our emphasis on marketing Our existing and new separate account products. Unlike the fixed-rate annuity business where We manage spread revenue, such variable products pose minimal investment risk for Us, as policyholders direct their premium to one or more subaccounts that invest in underlying investment funds. We, in turn, receive administrative fee revenue on such variable products which compensates Us for providing death benefits potentially in excess of cash surrender values. In addition, on variable life insurance contracts, cost of insurance charges compensate Us for providing death benefit coverage substantially in excess of surrender values.

As a result of this strategy, Our separate account assets and related sales of Our variable annuity and life products have increased as follows (in millions):

                                                                  DECEMBER 31
                                                         ------------------------------
                                                           1998       1997       1996
                                                         --------   --------   --------
Separate account assets................................  $7,099.2   $5,122.0   $2,127.2
                                                         ========   ========   ========

                                                             YEAR ENDED DECEMBER 31
                                                         ------------------------------
                                                           1998       1997       1996
                                                         --------   --------   --------
Variable annuity sales.................................  $  300.4   $  259.8   $  254.6
Variable life sales....................................   1,523.0    2,708.6         .2
                                                         --------   --------   --------
  Total separate account sales.........................  $1,823.4   $2,968.4   $  254.8
                                                         ========   ========   ========

In 1996, We added several new subaccounts and new investment managers as investment portfolio choices for certain purchasers of the Kemper Advantage III variable annuity product. During mid-1998, We introduced Destinations, a registered individual variable annuity product. Destinations offers 29 variable subaccount investment options with various investment managers, ten guarantee period accounts and a fixed account, dollar cost averaging and a guaranteed retirement income benefit option.

During late 1996, We introduced Power V, a registered flexible premium variable life insurance product. During mid-1997, We also introduced variable BOLI, a group variable life insurance contract that is primarily marketed to banks and other large corporate entities. Also in 1997, We issued a series of non-registered variable individual universal life insurance contracts that are marketed primarily to high net worth individuals. Significant fluctuations in Our sales of the variable life products are due mainly to the nature of the BOLI product--high dollar volume per sale, low frequency of sales--and the uncertainty surrounding BOLI's tax advantaged status since the release of the Clinton Administration's Fiscal Year 1998 Budget, continuing with the release of the 1999 Budget.

Investors Brokerage Services, Inc. ("IBS"), Our wholly-owned subsidiary, is the principal underwriter and distributor of the variable annuity and variable life products. Another Zurich affiliate is the principal underwriter and distributor for the BOLI and high net worth products.

Current crediting rates, a conservative investment strategy and the interest rate environment have impacted Our general account annuity sales over the last several years. Our general account fixed annuity sales were as follows (in millions):

                                                               YEAR ENDED DECEMBER 31
                                                              ------------------------
                                                               1998     1997     1996
                                                              ------   ------   ------
General account fixed annuity sales.........................  $179.9   $145.7   $140.6
                                                              ======   ======   ======

Strong stock and bond markets during 1996 and most of 1997, which influenced potential buyers of fixed annuity products to purchase variable annuity products, caused sales of general account annuities to increase only slightly in 1997, compared with 1996. Sales of general account annuities increased in 1998, compared with 1997, as certain investors opted for fixed crediting rates rather than other investment alternatives available during a period of market uncertainty, primarily in the second half of 1998.

During 1998 and 1997, We assumed $21.6 million and $21.1 million, respectively, of term life insurance premiums from FKLA. Excluding the amounts assumed from FKLA, Our total term life sales, including new and renewal premiums, net of reinsurance ceded, amounted to $846 thousand in 1998, compared with $1.1 million in 1997 and $565 thousand in 1996.

NAIC RATIOS

The National Association of Insurance Commissioners (the "NAIC") annually calculates certain statutory financial ratios for most insurance companies in the United States. These calculations are known as the Insurance Regulatory Information System ("IRIS") ratios. Currently, twelve IRIS ratios are calculated. The primary purpose of the ratios is to provide an "early warning" of any negative developments. The NAIC reports a company's ratios to state regulators who may then contact the company if three or more ratios fall outside the NAIC's "usual ranges".

Based on statutory financial data as of December 31, 1998, We had two ratios outside the usual ranges, the change in reserving ratio and the change in premium ratio. Our change in reserving ratio reflected the level of interest-sensitive life surrenders and withdrawals during 1998, as well as the effects of a reinsurance agreement with FKLA. Our change in premium ratio reflected the $1.2 billion decrease in BOLI premiums received during 1998, compared with 1997. Other than certain states requesting quarterly financial reporting and/or explanations of the underlying causes for certain ratios, no state regulators have taken any action due to Our IRIS ratios for 1998 or earlier years.

RISK-BASED CAPITAL, ASSET ADEQUACY AND CODIFICATION

Under Illinois' asset adequacy and risk-based capital rules, state regulators may mandate remedial action for inadequately reserved or inadequately capitalized companies. The asset adequacy rules are designed to assure that assets supporting reserves are adequate to cover liabilities under a variety of economic scenarios. The focus of risk-based capital rules is a risk-based formula that applies prescribed factors to various risk elements in an insurer's business and investments to develop a minimum capital requirement designed to be proportional to the amount of risk assumed by the insurer. We have capital levels substantially exceeding any that would mandate action under the risk-based capital rules and is in compliance with applicable asset adequacy rules.

In March 1998, the NAIC approved the codification of statutory accounting principles. Codification is effective January 1, 2001; however, Our domiciliary state of Illinois has yet to adopt codification. In any event, We have not quantified the impact that codification will have on Our statutory financial position or results of operations.

RESERVES AND REINSURANCE

The following table provides a breakdown of Our reserves for future policy benefits by product type (in millions):

                                                              DECEMBER 31   DECEMBER 31
                                                                 1998          1997
                                                              -----------   -----------
General account annuities...................................    $2,864        $3,137
Interest-sensitive life insurance and other.................       688           709
Term life reserves..........................................         9            10
Ceded future policy benefits................................       345           383
                                                                ------        ------
          Total.............................................    $3,906        $4,239
                                                                ======        ======

Ceded future policy benefits shown above reflect coinsurance (indemnity reinsurance) transactions where We insured liabilities of approximately $516 million in 1992 and $416 million in 1991 with our affiliate Fidelity Life Association, A Mutual Legal Reserve Company ("FLA"). FLA shares directors, management, operations and employees with FKLA pursuant to an administrative and management services agreement. FLA produces policies not produced by FKLA or KILICO as well as other policies similar to certain FKLA policies. At December 31, 1998 and 1997, Our reinsurance reserve credit from FLA related to these coinsurance transactions totaled approximately $344.8 million and $382.6 million, respectively. Utilizing FKLA's employees, We are the servicing company for this coinsured business and We are reimbursed by FLA for the related servicing expenses.

During December 1997, We entered into a funds withheld reinsurance agreement with a Zurich affiliated company, ZC Life Reinsurance Limited ("ZC Life"), formerly EPICENTRE Reinsurance (Bermuda) Limited. Under the terms of this agreement, We ceded, on a yearly renewable term basis, ninety percent of the net amount at risk (death benefit payable to the insured less the insured's separate account cash surrender value) related to variable BOLI, which is held in Our separate accounts. During 1998, We modified the reinsurance agreement to increase the reinsurance from ninety percent to one hundred percent. During 1998 and 1997, We issued $6.9 billion (face amount) and $59.3 billion (face amount), respectively, of new BOLI business and ceded $11.1 billion (face amount) and $51.5 billion (face amount), respectively, to ZC Life under the terms of the treaty. During 1998 and 1997, We also ceded $175.5 million and $24.3 million, respectively, of separate account fees (cost of insurance charges) to ZC Life. We have also withheld approximately $170.9 million and $23.4 million of the funds due to ZC Life under the terms of the reinsurance agreement as a component of benefits and funds payable in the accompanying consolidated balance sheets in this Prospectus as of December 31, 1998 and 1997, respectively.

We have a large and growing funds withheld account ("FWA") supporting reserve credits on reinsurance ceded on the BOLI product. Amendments to the reinsurance contracts during 1998 changed the methodology used to determine increases to the FWA. A substantial portion of the FWA is now marked-to-market based upon the Total Return of the Governmental Bond Division of the KILICO Variable Series I Separate Account. During 1998, We recorded a $2.5 million increase to the FWA related to this mark-to-market. In November 1998, to properly match revenue and expenses, We placed assets supporting the FWA in a segmented portion of its General Account. This portfolio is classified as "trading" under Statement of Financial Accounting Standards No. 115 ("FAS 115"). FAS 115 mandates that assets held in a trading account be valued at fair value, with changes in fair value flowing through the income statement as realized capital gains and losses. During 1998, We recorded a realized capital gain of $2.8 million upon transfer of these assets from "available for sale" to the trading portfolio as required by FAS 115. In addition, We recorded realized capital losses of $151 thousand related to the changes in fair value of this portfolio during 1998. The fair value of this portfolio was $101.8 million at December 31, 1998, and the amortized cost was $99.1 million. We periodically purchase assets into this segmented portfolio to support changes in the FWA.

During 1996, We assumed on a yearly renewable term basis approximately $14.4 billion (face amount) of term life insurance from FKLA. As a result of this transaction, We also recorded reserves in 1998 and 1997 of approximately $8.5 million and $7.9 million, respectively.

COMPETITION

We are in a highly competitive business. We compete with a large number of other stock and mutual life insurance companies, many of which are larger financially, although none is truly dominant in the industry. With Our emphasis on annuity products, We also compete for savings dollars with securities brokerage and investment advisory firms as well as other institutions that manage assets, produce financial products or market other types of investment products.

Our principal methods of competition continue to be innovative products, often designed for selected distribution channels and economic conditions, as well as appropriate product pricing, careful underwriting, expense control and the quality of services provided to policyholders and agents.

To address Our competition, We have adopted certain business strategies. These include:

     - systematic review of investment risk and its capital position

     - continued focus on existing and new variable annuity and variable life insurance products

     - distribution through diversified channels, and

     - ongoing efforts to continue as a low-cost provider of insurance products and high-quality services to agents and policyholders through the use of technology

EMPLOYEES

At December 31, 1998, We used the services of approximately 861 employees of FKLA, which are also shared with FLA and Zurich Life Insurance Company of America ("ZLICA"). On January 5, 1996, KILICO, FKLA, FLA and ZLICA began to operate under the trade name Zurich Kemper Life. On July 1, 1996, Kemper acquired 100 percent of the issued and outstanding common stock of ZLICA from Zurich.

REGULATION

We are generally subject to regulation and supervision by the insurance departments of Illinois and other jurisdictions where we are licensed to do business. These departments enforce laws and regulations designed to assure that insurance companies maintain adequate capital and surplus, manage investments according to prescribed character, standards and limitations and comply with a variety of operational standards. The departments also make periodic examinations of individual companies and review annual and other reports on the financial condition of each company operating within their respective jurisdictions. Regulations, which often vary from state to state, cover most aspects of the life insurance business, including market practices, policy forms and accounting and financial reporting procedures.

Insurance holding company laws enacted in many states grant additional powers to state insurance commissioners to regulate acquisition of and by domestic insurance companies, to require periodic disclosure of relevant information and to regulate certain transactions with related companies. These laws also impose prior approval requirements for certain transactions with affiliates and generally regulate dividend distributions by an insurance subsidiary to its holding company parent.

In addition, certain of our variable life insurance and annuity products, and the related separate accounts, are subject to regulation by the SEC.

We believe we are in compliance in all material respects with all applicable regulations.

INVESTMENTS

A changing marketplace has affected the life insurance industry. To accommodate customers' increased preference for safety over higher yields, we have systematically reduced Our investment risk and strengthened Our capital position.

Our cash flow is carefully monitored and its investment program is regularly and systematically planned to provide funds to meet all obligations and to optimize investment return. For securities, portfolio management is handled by an affiliated company, Scudder Kemper Investments, Inc. ("SKI") and its subsidiaries and affiliates. Our real estate-related investments are handled by a majority-owned Kemper real estate subsidiary. Investment policy is directed by our board of directors. Our investment strategies take into account the nature of each annuity and life insurance product, the respective crediting rates and the estimated future policy benefit maturities.

FORWARD-LOOKING STATEMENTS

All statements, trend analyses and other information contained in this Prospectus and elsewhere (such as in Our filings with the SEC, press releases, presentations by KILICO or its management or oral statements) about markets for our products and trends in our operations or financial results, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those contemplated by the forward-looking statements. These factors include, among other things:

  (i) general economic conditions and other factors, including prevailing interest rate levels and stock market performance, which may affect Our ability to sell Our products, the market value of Our investments and the lapse rate and profitability of Our contracts

 (ii) Our ability to achieve anticipated levels of operational efficiencies through certain cost-saving initiatives

 (iii) customer response to new products, distribution channels and marketing initiatives

 (iv) mortality, morbidity, and other factors which may affect the profitability of Our insurance products

 (v) changes in the federal income tax laws and regulations which may affect the relative tax advantages of some of Our products

 (vi) increasing competition which could affect the sale of Our products

 (vii) regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulations of the sale and underwriting and pricing of insurance products, and

(viii) the risk factors or uncertainties listed from time to time in Our filings with the SEC

                                   PROPERTIES

We primarily share 84,270 sq. ft. of office space leased by FKLA from Lumbermens Mutual Casualty Company, a former affiliate, ("Lumbermens"), located in Long Grove, Illinois. We also share 74,000 sq. ft. of office space leased by FKLA and ZLICA from Zurich American Insurance Company, an affiliate, located in Schaumburg, Illinois.

                               LEGAL PROCEEDINGS

KILICO has been named as defendant in certain lawsuits incidental to Our insurance business. Based upon the advice of legal counsel, Our management believes that the resolution of these various lawsuits will not result in any material adverse effect on KILICO's consolidated financial position.

                            SELECTED FINANCIAL DATA
                          [TO BE UPDATED BY AMENDMENT]

The following table sets forth selected financial information for KILICO for the five years ended December 31, 1998, and for the opening balance sheet as of the acquisition date, January 4, 1996. This information should be read in conjunction with KILICO's consolidated financial statements and notes thereto included in this Prospectus. All amounts are shown in millions.

                                                                                             PREACQUISITION
                                                                                         ----------------------
                                                                                              DECEMBER 31
                               DECEMBER 31    DECEMBER 31    DECEMBER 31    JANUARY 4    ----------------------
                                  1998           1997           1996         1996(2)       1995          1994
                               -----------    -----------    -----------    ---------    --------      --------
TOTAL REVENUE...............    $   419.7      $   425.5      $  356.2      $  --        $   68.1(1)   $  330.5
                                =========      =========      ========      ========     ========      ========
NET INCOME EXCLUDING
  REALIZED INVESTMENT
  RESULTS...................    $    31.4      $    31.9      $   25.6      $  --        $   74.2      $   61.9
                                =========      =========      ========      ========     ========      ========
NET INCOME (LOSS)...........    $    65.1      $    38.7      $   34.4      $  --        $ (133.0)(1)  $   26.4
                                =========      =========      ========      ========     ========      ========
FINANCIAL SUMMARY
Total separate account
  assets....................    $ 7,099.2      $ 5,122.0      $2,127.2      $1,761.1     $1,761.1      $1,508.0
                                =========      =========      ========      ========     ========      ========
Total assets................    $12,239.7      $10,589.7      $7,717.9      $7,682.7     $7,581.7      $7,537.1
                                =========      =========      ========      ========     ========      ========
Future policy benefits......    $ 3,561.6      $ 3,856.9      $4,256.5      $4,585.1     $4,573.2      $4,843.7
                                =========      =========      ========      ========     ========      ========
Stockholder's equity........    $   853.9      $   865.6      $  751.0      $  745.6     $  605.9      $  434.0
                                =========      =========      ========      ========     ========      ========

---------------
(1) Real estate-related investment losses adversely impacted total revenue and net income (loss) for 1995. These losses reflect a change in KILICO's strategy with respect to its real estate-related investments resulting from the January 4, 1996 acquisition of Kemper by the Zurich-led investor group.

(2) The consolidated information presented as of the acquisition on January 4, 1996 is accounted for using the purchase method of accounting.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                          [TO BE UPDATED BY AMENDMENT]

As discussed in the note captioned "Summary of Significant Accounting Policies" in the notes to the consolidated financial statements, Kemper, and therefore KILICO, were acquired on January 4, 1996, by an investor group led by Zurich. In connection with the acquisition, KILICO's assets and liabilities were marked to their respective fair values as of the acquisition date in conformity with the purchase accounting method required under generally accepted accounting principles.

RESULTS OF OPERATIONS

KILICO recorded net income of $65.1 million in 1998, compared with net income of $38.7 million in 1997 and $34.4 million in 1996. The increase in net income in 1998, compared with 1997, was due to a significant increase in net realized capital gains and a decrease in goodwill amortization, offset by a slight decline in operating earnings before amortization of goodwill.

The following table reflects the components of net income:

                 NET INCOME
                 (in millions)

                                  YEAR ENDED DECEMBER 31
                                 ------------------------
                                  1998     1997     1996
                                 ------   ------   ------
Operating earnings before
  amortization of goodwill.....  $ 44.1   $ 47.2   $ 35.8
Amortization of goodwill.......   (12.7)   (15.3)   (10.2)
Net realized investment
  gains........................    33.7      6.8      8.8
                                 ------   ------   ------
          Net income...........  $ 65.1   $ 38.7   $ 34.4
                                 ======   ======   ======

The following table reflects the major components of realized investment results included in net income above.

                 REALIZED INVESTMENT RESULTS, AFTER TAX
                 (in millions)

                                  YEAR ENDED DECEMBER 31
                                 ------------------------
                                  1998     1997     1996
                                 ------   ------   ------
Real estate-related gains......  $ 26.9   $ 12.8   $ 11.4
Fixed maturity write-downs.....    (2.0)    (2.8)     (.9)
Other gains (losses), net......     8.8     (3.2)    (1.7)
                                 ------   ------   ------
          Total................  $ 33.7   $  6.8   $  8.8
                                 ======   ======   ======

The real estate-related gains over the last three years, reflect Our adoption of Zurich's strategy for disposition of real estate-related investments. This strategy to reduce exposure to real estate-related investments, as well as improving real estate market conditions in most areas of the country, generated the increasing real estate-related gains during the last three years. Fixed maturity write-downs in 1998 and 1997 primarily reflect other-than-temporary declines in value of certain U.S. dollar denominated fixed maturity investments which have significant exposure to countries in Southeast Asia, as well as other U.S. dollar denominated securities that had other-than-temporary declines in value in 1998. Other realized investment gains and losses for 1998, 1997 and 1996 relate primarily to the sale of fixed maturity investments, as well as gains from equity securities in 1998. The losses generated in 1997 and 1996 arose primarily from the sale of fixed maturity investments, consisting of lower yielding U.S. Treasury bonds, collateralized mortgage obligations and corporate bonds, related to ongoing repositionings of Our fixed maturity investment portfolio. The proceeds from the repositionings, together with cash and short-term investments, were reinvested into higher yielding corporate bonds and asset-backed securities in 1997 and 1996.

Operating earnings before the amortization of goodwill decreased to $44.1 million in 1998, compared with $47.2 million in 1997. Operating earnings decreased in 1998 before the amortization of goodwill, compared with 1997, primarily due to:

     - a decrease in separate account fees and charges

     - an increase in commissions and operating expenses

     - an increase in the amortization of insurance acquisition costs, offset by

     - a decrease in taxes, licenses and fees

     - an increase in the deferral of insurance acquisition costs, and

     - a decrease in the amortization of the value of business acquired

Operating earnings before the amortization of goodwill increased to $47.2 million in 1997, compared with $35.8 million in 1996, primarily due to:

     - an increase in spread revenue (investment income earned less interest credited)

     - an increase in separate account fees and charges

     - an increase in premium income

     - an increase in the deferral of insurance acquisition costs, offset by

     - an increase in claims incurred and other policyholder benefits

     - an increase in taxes, licenses and fees, and

     - an increase in commissions and operating expenses

Investment income and interest credited declined in 1998, compared with 1997 and 1996, as a result of a decrease in both total invested assets and liabilities for future policy benefits to policyholders. Such decreases were the result of surrender and withdrawal activity over the last three years. Investment income also decreased in 1998, compared with 1997, due to reinvestment of 1998 fixed maturity sales proceeds at lower yields than in 1997 and higher amortization of bond premium. This amortization was due to an increase in certain collateralized mortgage obligation prepayments due to the low interest rate environment in 1998.

Investment income was also reduced over the last three years reflecting purchase accounting adjustments related to the amortization of premiums on fixed maturity investments. Under purchase accounting, the fair value of KILICO's fixed maturity investments as of January 4, 1996 became KILICO's new cost basis in the investments. The difference between the new cost basis and original par is then amortized against investment income over the remaining effective lives of the fixed maturity investments. As a result of the interest rate environment as of January 4, 1996, the market value of KILICO's fixed maturity investments was approximately $133.9 million greater than original par. Premium amortization decreased investment income by approximately $14.4 million in 1998, compared with $15.3 million in 1997 and $22.7 million in 1996.

Investment income was also negatively impacted during 1996 by a higher level of cash and short-term investments held in the first quarter of 1996. The increase in cash and short-term investments in the first quarter of 1996 was caused in part by the cash proceeds received from bulk sales of real estate-related investments in late December 1995.

Investment income was negatively impacted by dividends paid to Kemper in 1998. Investment income was positively impacted in 1997 and 1996 from the benefits of capital contributions to KILICO and from the above-mentioned repositionings of Our investment portfolio.

The following table reflects KILICO's sales.

            SALES
            (in millions)

                                           YEAR ENDED DECEMBER 31
                                        ----------------------------
                                          1998       1997      1996
                                        --------   --------   ------
Annuities:
  General account.....................  $  179.9   $  145.7   $140.6
  Separate account....................     300.4      259.8    254.6
                                        --------   --------   ------
     Total annuities..................     480.3      405.5    395.2
                                        --------   --------   ------
Life Insurance:
  Separate account bank-owned variable
     universal life ("BOLI")..........   1,501.0    2,700.0     --
  Separate account variable universal
     life.............................      22.0        8.6       .2
  Term life...........................      22.4       22.2      7.8
  Interest-sensitive life.............        .2      --          .6
                                        --------   --------   ------
     Total life.......................   1,545.6    2,730.8      8.6
                                        --------   --------   ------
               Total sales............  $2,025.9   $3,136.3   $403.8
                                        ========   ========   ======

Sales of annuity products consist of total deposits received. General account annuity sales increased in 1998, compared with 1997, as certain investors opted for fixed crediting rates rather than other investment alternatives available during a period of market uncertainty, primarily in the second half of 1998. The slight increase in 1997 general account (fixed annuity) sales, compared with 1996, reflected the low interest rate environment and the strong equity market during 1997.

The increase in separate account (variable sales) in 1998, compared with 1997 and 1996, was in part due to:

     - the addition of new separate account investment fund options

     - the addition of new investment fund managers

     - a strong overall underlying stock and bond market, and

     - a new variable annuity product introduced during 1998

Sales of variable annuities increase administrative fees earned. In addition, they pose minimal investment risk for KILICO, as policyholders direct their premium to one or more subaccounts that invest in underlying investment funds which invest in stocks and bonds. We believe that the increase in Our financial strength and performance ratings in January 1996, together with Our association with Zurich, will continue to assist in Our future sales efforts.

In 1997, We introduced several non-registered variable universal life insurance contracts, BOLI and a series of individual universal life insurance contracts. Sales of these separate account variable products, like variable annuities, pose minimal investment risk for KILICO as policyholders also direct their premium to one or more subaccounts that invest in underlying investment funds which invest in stocks and bonds. We receive premium tax and DAC tax expense loads from certain contract holders, as well as administrative fees and cost of insurance charges. These fees and charges compensate Us for providing life insurance coverage to the contractholders in excess of their cash surrender values. Face amount of new variable universal life insurance business issued amounted to $7.7 billion in 1998, compared with $59.6 billion in 1997. The decrease in face amount issued in 1998, compared to 1997 is due to a significant portion of renewal premiums in 1998 and higher funded policies issued in 1998, compared to those issued in 1997.

In 1998 and 1997, KILICO assumed $21.6 million and $21.1 million, respectively, of term life insurance premiums from FKLA. Excluding the amounts assumed from FKLA, KILICO's total term life sales, including new and renewal premiums, amounted to $846 thousand in 1998, compared with $1.1 million in 1997 and $565 thousand in 1996. The face amounts of new term business issued during 1998, 1997 and 1996 totaled approximately $276 million, $278 million and $187 million, respectively.

Included in separate account fees and charges are administrative fees received from Our separate account products of $38.3 million in 1998, compared with $31.0 million and $25.3 million in 1997 and 1996, respectively. Administrative fee revenue increased in each of the last three years due to growth in average separate account assets.

Also included in separate account fees and charges in 1998 and 1997 are cost of insurance ("COI") charges related to variable universal life insurance, primarily BOLI, of $167.6 million and $27.6 million, respectively. Of these COI charges, $175.5 million and $24.3 million of such fees were ceded in 1998 and 1997, respectively, to a Zurich affiliated company, ZC Life Reinsurance Limited ("ZC Life"), formerly EPICENTER Reinsurance (Bermuda) Limited. In 1998, KILICO ceded in excess of 100 percent of the COI charges received due to changes to the reinsurance agreement with ZC Life. Separate account fees and charges in 1998 and 1997 also include BOLI-related premium tax expense loads of $29.1 million and $51.1 million, respectively.

Other income includes surrender charge revenue of $4.0 million in 1998, compared with $5.2 million and $5.4 million in 1997 and 1996, respectively. The decrease in surrender charge revenue in 1998, compared with 1997, primarily reflects a decrease in total general account and separate account policyholder surrenders and withdrawals. The slight decrease in surrender charge revenue in 1997, compared with 1996, reflects that 46 percent of KILICO's fixed and variable annuity liabilities, excluding BOLI, at December 31, 1997 are subject to minimal (5 percent or less) or no surrender charges, compared with 57 percent in 1996.

This decrease in surrender charge revenue in 1997 was offset somewhat by an increase in total general account and separate account policyholder surrenders and withdrawals.

            POLICYHOLDER SURRENDERS, WITHDRAWALS AND DEATH BENEFITS
            (in millions)

                                    1998           1997           1996
                                   ------         ------         ------
General account................    $645.5         $703.1         $652.0
Separate account...............     260.9          236.2          196.7
                                   ------         ------         ------
     Total.....................    $906.4         $939.3         $848.7
                                   ======         ======         ======

Reflecting the current interest rate environment and other competitive market factors, We adjust Our crediting rates on interest-sensitive products over time in order to manage spread revenue and policyholder surrender and withdrawal activity. We can also improve spread revenue over time by increasing investment income. The current interest rate environment during 1997 and 1998, has mitigated at present, competitive pressures to increase existing renewal crediting rates.

General account surrenders, withdrawals and death benefits decreased $57.6 million in 1998, compared with 1997. This decrease primarily reflects a decrease in surrenders and withdrawals due to uncertainty with alternative investment options because of market instability during the second half of 1998.

Taxes, licenses and fees decreased $22.3 million in 1998 to $30.3 million, reflecting the decrease in premium taxes on BOLI. Excluding the taxes due on BOLI, for which We received a corresponding expense load in separate account fees and other charges, taxes, licenses and fees amounted to $1.5 million, compared with $1.5 million in 1997 and $2.2 million in 1996.

Commission expense was higher in 1998, compared with both 1997 and 1996, due to an increase in total sales, excluding BOLI.

Operating expenses increased in 1998 and 1997, compared with 1996, as a result of:

     - restaffing after the completion of the acquisition and for new business initiatives

     - an increase in various outside consulting fees

     - an increase in printing and stationary expenses for sales materials, and

     - an increase in data processing expenses

Data processing expenses increased to $12.9 million in 1998, compared with $10.8 million in 1997 and $4.1 million in 1996, primarily due to:

     - infrastructure improvements related to new product development

     - new systems implemented and put into production

     - system conversion projects

     - development of a data warehouse, and

     - costs related to bringing Our systems in compliance with the year 2000

Data processing expenses related to bringing Our systems in compliance with the year 2000 amounted to $1.3 million in 1998. We currently anticipate that it will cost an additional $662 thousand to bring all remaining systems in compliance.

Operating earnings were positively impacted by the deferral of insurance acquisition costs in 1998, compared with 1997 and 1996. The deferral of insurance acquisition costs increased in 1998, compared with both 1997 and 1996. This reflects an increase in commissions expense and operating expenses related directly to the increase in production of new business.

Operating earnings were negatively impacted by the amortization of insurance acquisition costs in 1998 and 1997, compared with 1996, with the most dramatic increase occurring in 1998. The increase in amortization of insurance acquisition costs in 1998, compared with 1997, was primarily due to the increase in production of new business in 1998, as well as increased profits in 1998. These increases tend to accelerate amortization. Deferred insurance acquisition costs, and their related amortization, for policies sold prior to January 4, 1996 have been replaced under purchase accounting by the value of business acquired. The value of business acquired reflects the present value of the right to receive future cash flows from insurance contracts existing at the date of acquisition. The amortization of the value of business acquired is calculated assuming an interest rate equal to the liability or contract rate on the value of the business acquired. Deferred insurance acquisition costs are established on all new policies sold after January 4, 1996.

The amortization of the value of business acquired decreased in 1998, compared with 1997, as a result of:

     - a significant increase in separate account assets, which increases estimated future gross profits and shifts amortization to later years

     - a decreasing block of business previously acquired, resulting in less amortization as gross profits on this business decrease, offset by

     - a significant increase in realized capital gains which tend to accelerate the amortization of the value of business acquired as the gains tend to decrease Our projected future estimated gross profits

The difference between the cost of acquiring KILICO and the net fair value of KILICO's assets and liabilities as of January 4, 1996 was recorded as goodwill. During 1996, We began to amortize goodwill on a straight-line basis over twenty-five years. In December of 1997, We changed Our amortization period to twenty years in order to conform to Zurich's accounting practices and policies. As a result of the change in amortization periods, We recorded an increase in amortization expense of $5.1 million during 1997.

INVESTMENTS

Our principal investment strategy is to maintain a balanced, well-diversified portfolio supporting the insurance contracts written. We make shifts in Our investment portfolio depending on, among other factors:

     - its evaluation of risk and return in various markets

     - consistency with Our business strategy and investment guidelines approved by the board of directors

     - the interest rate environment

     - liability durations, and

     - changes in market and business conditions

INVESTED ASSETS AND CASH
(in millions)

                                                           DECEMBER 31          DECEMBER 31
                                                              1998                 1997
                                                         ---------------      ---------------
Cash and short-term investments........................  $   72      1.7%     $  260      5.8%
Fixed maturities:
  Investment-grade:
     NAIC(1) Class 1...................................   2,663     63.7       3,004     67.1
     NAIC(1) Class 2...................................     724     17.3         651     14.5
  Below investment grade:
     Performing........................................      96      2.3          14       .3
     Nonperforming.....................................    --       --          --       --
Trading account securities.............................     102      2.4        --       --
Joint venture mortgage loans...........................      66      1.6          73      1.6
Third-party mortgage loans.............................      76      1.8         103      2.3
Other real estate-related investments..................      22       .5          44      1.0
Policy loans...........................................     271      6.5         282      6.3
Equity securities......................................      67      1.6          25       .6
Other..................................................      24       .6          21       .5
                                                         ------    -----      ------    -----
          Total(2).....................................  $4,183    100.0%     $4,477    100.0%
                                                         ======    =====      ======    =====

---------------
(1) National Association of Insurance Commissioners ("NAIC").
   -- Class 1 = A- and above
    -- Class 2 = BBB- through BBB+

(2) See the note captioned "Financial Instruments--Off-Balance-Sheet Risk" in the notes to the consolidated financial statements.

FIXED MATURITIES

We are carrying Our fixed maturity investment portfolio, which We consider available for sale, at estimated fair value. The aggregate unrealized appreciation or depreciation is recorded as a component of accumulated other comprehensive income, net of any applicable income tax expense. The aggregate unrealized appreciation (depreciation) on fixed maturities at December 31, 1998 and 1997 was $61.3 million and $24.6 million, respectively. Fair values are sensitive to movements in interest rates and other economic developments and can be expected to fluctuate, at times significantly, from period to period.

At December 31, 1998, investment-grade fixed maturities and cash and short-term investments accounted for 82.7 percent of Our invested assets and cash, compared with 87.4 percent at December 31, 1997. Approximately 53.4 percent of Our NAIC Class 1 bonds were rated AAA or equivalent at year-end 1998, compared with 54.0 percent at December 31, 1997.

Approximately 28.0 percent of Our investment-grade fixed maturities at December 31, 1998 were mortgage-backed securities, down from 35.1 percent at December 31, 1997, due to sales and paydowns during 1998. These investments consist primarily of marketable mortgage pass-through securities issued by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and other investment-grade securities collateralized by mortgage pass-through securities issued by these entities. We have not made any investments in interest-only or other similarly volatile tranches of mortgage-backed securities. Our mortgage-backed investments are generally of AAA credit quality, and the markets for these investments have been and are expected to remain liquid. We plan to continue to reduce Our holding of these investments over time.

As a result of the previously discussed repositionings of Our fixed maturity portfolio, approximately 15.4 percent and 10.8 percent of Our investment-grade fixed maturities at December 31, 1998 and 1997, respectively, consisted of corporate asset-backed securities. The majority of Our investments in asset-backed securities were backed by home equity loans (21.9%), auto loans (8.2%), manufactured housing loans (14.8%), equipment loans (5.2%), and commercial mortgage backed securities ("CMBs") (22.1%).

Future investment income from mortgage-backed securities and other asset-backed securities may be affected by the timing of principal payments and the yields on reinvestment alternatives available at the time of such payments. As a result of purchase accounting adjustments to fixed maturities, most of Our mortgage-backed securities are carried at a premium over par. Prepayment activity resulting from a decline in interest rates on such securities purchased at a premium would accelerate the amortization of the premiums. Accelerated amortization would result in reductions of investment income related to such securities.

At December 31, 1998 and 1997 We had unamortized premiums and discounts related to mortgage-backed and asset-backed securities as follows (in millions):

                                                               DECEMBER 31
                                                              -------------
                                                              1998    1997
                                                              -----   -----
Unamortized premiums........................................  $15.8   $19.6
                                                              =====   =====
Unamortized discounts.......................................  $ 4.6   $ 5.2
                                                              =====   =====

Amortization of the discount or premium from mortgage-backed and asset-backed securities is recognized using a level effective yield method. This method considers the estimated timing and amount of prepayments of the underlying loans and is adjusted to reflect differences between the prepayments originally anticipated and the actual prepayments received and currently anticipated. To the extent that the estimated lives of these securities change as a result of changes in prepayment rates, the adjustment is also included in net investment income.

The table below provides information about Our mortgage-backed and asset-backed securities that are sensitive to changes in interest rates. The expected maturity dates have been calculated on a security by security basis using prepayment assumptions obtained from a survey conducted by a securities information service. These assumptions are consistent with the current interest rate and economic environment.

                         CARRYING                                                                          FAIR VALUE
                         VALUE AT                     EXPECTED MATURITY DATE                                   AT
                       DECEMBER 31,   ------------------------------------------------------              DECEMBER 31,
    (IN MILLIONS)          1998        1999     2000     2001    2002     2003    THEREAFTER    TOTAL         1998
    -------------      ------------    ----     ----     ----    ----     ----    ----------    -----     ------------
Fixed Maturities:
  Mortgage-backed
    bonds............    $  946.7     $137.2   $ 85.7   $ 48.3   $47.7   $149.6     $478.2     $  946.7     $  946.7
    Average yield....        6.45%      6.46%    6.42%    6.43%   6.42%    6.42%      6.42%        6.45%        6.45%
  Asset-backed
    bonds............    $  407.4     $ 17.9   $ 36.1   $ 49.8   $36.1   $ 31.9     $235.6     $  407.4     $  407.4
    Average yield....        6.67%      6.73%    6.75%    6.82%   6.90%    6.90%      6.95%        6.67%        6.67%
  CMBs...............    $  115.5     $  1.3   $  1.2   $  1.4   $ 1.5   $ 12.3     $ 97.8     $  115.5     $  115.5
    Average yield....        6.25%      6.28%    6.28%    6.28%   6.28%    6.28%      6.28%        6.25%        6.25%
                         --------                                                              --------     --------
                         $1,469.6                                                              $1,469.6     $1,469.6
                         ========                                                              ========     ========

                         CARRYING                                                                         FAIR VALUE
                         VALUE AT                    EXPECTED MATURITY DATE                                   AT
                       DECEMBER 31,   -----------------------------------------------------              DECEMBER 31,
    (IN MILLIONS)          1997        1998     1999     2000    2001    2002    THEREAFTER    TOTAL         1997
    -------------      ------------    ----     ----     ----    ----    ----    ----------    -----     ------------
Fixed Maturities:
  Mortgage-backed
    bonds............    $1,283.6     $219.1   $232.5   $145.1   $92.2   $64.5     $530.2     $1,283.6     $1,283.6
    Average yield....        6.58%      6.60%    6.61%    6.64%   6.64%   6.63%      6.67%        6.58%        6.58%
  Asset-backed
    bonds............    $  353.0     $ 18.9   $ 16.9   $ 30.8   $35.5   $47.2     $203.7     $  353.0     $  353.0
    Average yield....        6.81%      6.85%    7.04%    7.05%   7.15%   7.13%      7.20%        6.81%        6.81%
  CMBs...............    $   42.2     $  0.3   $  0.4   $  0.4   $ 0.4   $ 8.0     $ 32.7     $   42.2     $   42.2
    Average yield....        6.64%      6.64%    6.64%    6.64%   6.64%   6.63%      6.63%        6.64%        6.64%
                         --------                                                             --------     --------
                         $1,678.8                                                             $1,678.8     $1,678.8
                         ========                                                             ========     ========

The current weighted average maturity of the mortgage-backed and asset-backed securities at December 31, 1998, is 4.0 years. A 200 basis point increase in interest rates would extend the weighted average maturity by approximately .65 of a year, while a 200 basis point decrease in interest rates would decrease the weighted average maturity by approximately 1.45 years.

The weighted average maturity of the mortgage-backed and asset-backed securities at December 31, 1997, was 3.8 years. A 200 basis point increase in interest rates would have extended the weighted average maturity by approximately 1.0 year, while a 200 basis point decrease in interest rates would have decreased the weighted average maturity by approximately 1.3 years.

As of December 31, 1998, We had $29.9 million of U.S. dollar denominated fixed maturity investments, after write-downs for other-than-temporary declines in value, which have significant exposure to countries in Southeast Asia. Approximately $3.5 million of these securities were from Korea, $17.6 million were from Hong Kong, China, $2.9 million were from South Korea and the remainder were from a United Kingdom bank with most of its loans issued to countries in Southeast Asia. Write-downs on these securities, which were considered to be other-than-temporary, as of December 31, 1998 and 1997 amounted to $1.1 million and $3.1 million, respectively. There can be no assurance that the current estimate for other-than-temporary declines in value for such securities will prove accurate over time due to changing economic conditions in Southeast Asia.

Below investment-grade securities holdings (NAIC classes 3 through 6), representing securities of 40 issuers at December 31, 1998, totaled 2.3 percent of cash and invested assets at December 31, 1998 and .3 percent at December 31, 1997. Below investment-grade securities are generally unsecured and often subordinated to other creditors of the issuers. These issuers may have relatively higher levels of indebtedness and be more sensitive to adverse economic conditions than investment-grade issuers. Our strategy of limiting exposure to below investment-grade securities takes into account the more conservative nature of today's consumer and the resulting demand for higher-quality investments in the life insurance and annuity marketplace.

REAL ESTATE-RELATED INVESTMENTS

The $164.4 million real estate-related portfolio We hold, consists of joint venture and third-party mortgage loans and other real estate-related investments. The real estate-related portfolio constituted 3.9 percent of cash and invested assets at December 31, 1998, compared with $220.0 million, or 4.9 percent, at December 31, 1997. The decrease in real estate-related investments during 1998 was primarily due to asset sales and a net increase of $16.1 million in real estate-related reserves during 1998.

As reflected in the "Real estate portfolio" table below, We have continued to fund both existing projects and legal commitments. The future legal commitments were $64.4 million at December 31, 1998. This amount represented a net decrease of $10.9 million since December 31, 1997, primarily due to sales in 1998. As of December 31, 1998, We expect to fund approximately $.2 million of these legal commitments, along with providing capital to existing projects. The disparity between total legal commitments and the amount expected to be funded relates principally to standby financing arrangements that provide credit enhancements to certain tax-exempt bonds. We do not currently expect to fund these commitments. The total legal commitments, along with estimated working capital requirements, are considered in Our evaluation of reserves and write-downs.

Excluding the $1.2 million of net equity investments in joint ventures, Our real estate loans totaled $163.2 million at December 31, 1998, after reserves and write-downs. Of this amount, $131.3 million are on accrual status with a weighted average interest rate of approximately 8.79 percent. Of these accrual loans:

     - 17.0 percent have terms requiring current periodic payments of their full contractual interest

     - 46.1 percent require only partial payments or payments to the extent of borrowers' cash flow, and

     - 36.9 percent defer all interest to maturity

The equity investments in real estate at December 31, 1998 consisted of Our other equity investments in joint ventures. These equity investments include Our share of periodic operating results. As an equity owner or affiliate of an equity owner, We have the ability to fund, and historically have elected to fund, operating requirements of certain joint ventures.

REAL ESTATE PORTFOLIO
(in millions)

                                                                 OTHER REAL ESTATE-RELATED
                                          MORTGAGE LOANS                INVESTMENTS
                                         ----------------   ------------------------------------
                                          JOINT    THIRD-    OTHER     REAL ESTATE     EQUITY
                                         VENTURE   PARTY    LOANS(2)      OWNED      INVESTMENTS   TOTAL
                                         -------   ------   --------   -----------   -----------   ------
Balance at December 31, 1997...........  $ 72.7    $103.0    $ 21.1       $ 4.0        $ 19.2      $220.0(1)
Additions (deductions):
Fundings...............................    13.1      --       --             .2         --           13.3
Interest added to principal............     6.3       2.8     --          --            --            9.1
Sales/paydowns/distributions...........   (11.8)    (30.1)      (.3)       (6.6)        (27.0)      (75.8)
Operating gain.........................    --        --       --          --               .2          .2
Transfers..............................    --        --       --            (.7)        --            (.7)
Net realized investments gains
  (losses).............................    (3.0)     32.4        .4         3.1           8.5        41.4(4)
Other transactions, net................   (11.5)    (31.6)      (.3)         --            .3       (43.1)(4)
                                         ------    ------    ------       -----        ------      ------
Balance at December 31, 1998...........  $ 65.8    $ 76.5    $ 20.9       $   0        $  1.2      $164.4(3)
                                         ======    ======    ======       =====        ======      ======

---------------
(1) Net of $9.2 million reserve and write-downs. Excludes $9.5 million of real estate-related accrued interest.

(2) The other real estate loans were notes receivable evidencing financing, primarily to joint ventures. These loans were issued by KILICO generally to provide financing for Kemper's or KILICO's joint ventures for various purposes.

(3) Net of $25.3 million reserve and write-downs. Excludes $8.7 million of real estate-related accrued interest.

(4) Included in this amount is $37.0 million of contingent interest payments related to a 1995 real estate sale. These payments were recorded as realized investment gains and then deducted from other transactions because they did not affect the carrying value.

REAL ESTATE CONCENTRATIONS AND OUTLOOK

Our real estate portfolio is distributed by geographic location and property type. However, We have concentration exposures in certain states and in certain types of properties. In addition to these exposures, We also have exposures to certain real estate developers and partnerships.

As a result of Our ongoing strategy to reduce Our exposure to real estate-related investments, as of December 31, 1998, We had three remaining properties which account for approximately 87.2 percent of Our $164.4 million real estate-related portfolio.

The largest of these investments at December 31, 1998 amounted to $64.5 million and consisted of second mortgages on nine hotel properties and two office buildings. Patrick M. Nesbitt or his affiliates, a third-party real estate developer, have ownership interests in these properties. These hotels and office buildings are geographically dispersed and the current market values of the underlying properties substantially exceed the balances due on Our mortgages. These loans are on accrual status.

Our loans to a master limited partnership (the "MLP") between subsidiaries of Kemper and subsidiaries of Lumbermens, amounted to $51.6 million at December 31, 1998. The MLP's underlying investment primarily consists of a water development project located in California's Sacramento River Valley. This project is currently in the final stages of a permit process with various Federal and California State agencies which will determine the long-term economic viability of the project. Loans to the MLP are on accrual status.

The remaining significant real estate-related investment amounted to $27.3 million at December 31, 1998 and consisted of various zoned and unzoned residential and commercial lots located in Hawaii. Due to certain negative zoning restriction developments in January 1997 and a continuing economic slump in Hawaii, We have placed these real estate-related investments on nonaccrual status as of December 31, 1996. We are currently pursuing the zoning of all remaining unzoned properties, as well as pursuing steps to sell all remaining zoned properties. However, due to the state of Hawaii's economy, which has lagged behind the economic expansion of most of the rest of the United States, We anticipate that it could be several additional years until We completely dispose of all investments in Hawaii.

We evaluate Our real estate-related investments (including accrued interest) using an estimate of the investments observable market price, net of estimated selling costs. Because Our process includes estimates involving changing economic conditions and other factors, there can be no assurance that current estimates will prove accurate over time. Our real estate-related investments are expected to continue to decline further through future sales. Our net income could be materially reduced in future periods if:

     - real estate market conditions worsen in areas where Our portfolio is located

     - Kemper's and KILICO's plans with respect to certain projects change, or

     - necessary construction or zoning permits are not obtained

The following table is a summary of Our troubled real estate-related investments:

            TROUBLED REAL ESTATE-RELATED INVESTMENTS
            (BEFORE RESERVES AND WRITE-DOWNS, EXCEPT FOR REAL ESTATE OWNED) (in millions)

                                        DECEMBER 31   DECEMBER 31
                                           1998          1997
                                        -----------   -----------
Potential problem loans(1)............     $--           $--
Past due loans(2).....................     --            --
Nonaccrual loans (primarily Hawaiian
  properties)(3)......................      37.4          47.4
Real estate owned.....................     --              4.0
                                           -----         -----
          Total.......................     $37.4         $51.4
                                           =====         =====

---------------
(1) These are real estate-related investments where KILICO, based on known information, has serious doubts about the borrowers' abilities to comply with present repayment terms and which We anticipate may go into nonaccrual, past due or restructured status.

(2) Interest more than 90 days past due but not on nonaccrual status.

(3) We do not accrue interest on real estate-related investments when We judge that the likelihood of interest collection is doubtful. Loans on nonaccrual status after reserves and write-downs amounted to $31.8 million and $41.8 million at December 31, 1998 and December 31, 1997, respectively.

NET INVESTMENT INCOME

Our pre-tax net investment income totaled $273.5 million in 1998, compared with $296.2 million in 1997 and $299.7 million in 1996. This includes Our share of the operating losses from equity investments in real estate consisting of other income less depreciation, interest and other expenses. Such operating results exclude interest expense on loans which are on nonaccrual status. As previously discussed, Our net investment income in 1998 and 1997, compared with 1996, has been negatively impacted by purchase accounting adjustments.

Our total foregone investment income before tax on both nonperforming fixed maturity investments and nonaccrual real estate-related investments was as follows:

            FOREGONE INVESTMENT INCOME
            (dollars in millions)

                                              YEAR ENDED DECEMBER 31
                                          ------------------------------
                                          1998         1997         1996
                                          ----         ----         ----
Fixed maturities......................    $.3          $.5          $ .7
Real estate-related investments.......    3.2          3.9            .5
                                          ----         ----         ----
       Total..........................    $3.5         $4.4         $1.2
                                          ====         ====         ====
Basis points..........................      8           10             3
                                          ====         ====         ====

Foregone investment income from the nonaccrual of real estate-related investments is net of Our share of interest expense on these loans excluded from Our share of joint venture operating results. Any increase in nonperforming securities, and either worsening or stagnant real estate conditions, would increase the expected adverse effect on Our future investment income and realized investment results.

REALIZED INVESTMENT RESULTS

Net income reflects after-tax realized investment gains of $33.7 million, $6.8 million and $8.8 million in 1998, 1997 and 1996, respectively. Included in the after-tax realized investment gains are trading account security gains of $1.7 million in 1998. As previously discussed, We segregated a portion of Our General Account investment portfolio in 1998 into a "trading" account under Statement of Financial Accounting Standards No. 115 ("FAS 115"). FAS 115 mandates that assets held in a trading account be valued at fair value, with changes in fair value flowing through the income statement as realized capital gains and losses.

Unrealized gains and losses on fixed maturity investments which are available for sale are not reflected in KILICO's net income. These changes in unrealized value are recorded as a component of accumulated other comprehensive income, net of any applicable income taxes. If and to the extent a fixed maturity investment suffers an other-than-temporary decline in value, however, the security is written down to net realizable value, and the write-down adversely impacts net income.

We regularly monitor Our investment portfolio and as part of this process review Our assets for possible impairments of carrying value. Because the review process includes estimates involving changing economic conditions and other factors, there can be no assurance that current estimates will prove accurate over time.

A valuation allowance has been established to reduce the deferred tax asset for investment losses to the amount that, based upon available evidence, is in management's judgment more likely than not to be realized. The valuation allowance is evaluated as of each balance sheet date.

INTEREST RATES

Interest rates remained relatively stable during 1996 and 1997, before declining in 1998. The Federal Reserve Board lowered rates 3 times during the second half of 1998, resulting in a steeper yield curve due to the lower short-term interest rates.

When maturing or sold investments are reinvested at lower yields in a low interest rate environment, We can adjust Our crediting rates on fixed annuities and other interest-bearing liabilities. However, competitive conditions and contractual commitments do not always permit the reduction in crediting rates to fully or immediately reflect reductions in investment yield. This can result in narrower spreads.

A rising interest rate environment can increase net investment income as well as contribute to both realized and unrealized fixed maturity investment losses. A declining interest rate environment can decrease net investment income as well as contribute to both realized and unrealized fixed maturity investment gains. Also, lower renewal crediting rates on annuities, compared with competitors' higher new money crediting rates, have influenced certain annuity holders to seek alternative products. We mitigate this risk somewhat by charging surrender fees, which decrease over time, when annuity holders withdraw funds prior to maturity on certain annuity products. Approximately 46 percent of KILICO's fixed and variable annuity liabilities as of December 31, 1998, however, were no longer subject to significant surrender fees.

LIQUIDITY AND CAPITAL RESOURCES

We carefully monitor cash and short-term investments to maintain adequate balances for timely payment of policyholder benefits, expenses, taxes and policyholder's account balances. In addition, regulatory authorities establish minimum liquidity and capital standards. The major ongoing sources of Our liquidity are deposits for fixed annuities, premium income, investment income, separate account fees, other operating revenue and cash provided from maturing or sold investments.

RATINGS

Ratings are an important factor in establishing the competitive position of life insurance companies. Rating organizations continue to review the financial performance and condition of life insurers and their investment portfolios, including those of KILICO. Any reductions in Our claims-paying ability or financial strength ratings could result in Our products being less attractive to consumers. Any reductions in Our parent's ratings could also adversely impact Our financial flexibility.

Ratings reductions for Kemper or its subsidiaries and other financial events can also trigger obligations to fund certain real estate-related commitments to take out other lenders. In such events, those lenders can be expected to renegotiate their loan terms, although they are not contractually obligated to do so.

Each rating is subject to revision or withdrawal at any time by the assigning organization and should be evaluated independently of any other rating.

STOCKHOLDER'S EQUITY

Stockholder's equity totaled $853.9 million at December 31, 1998, compared with $865.6 million at December 31, 1997, and $751.0 million at December 31, 1996. The 1998 decrease in stockholder's equity was primarily due to dividends of $95.0 million paid to Kemper during 1998. This decrease was offset by 1998 net income of $65.1 million and an increase of $20.3 million in accumulated other comprehensive income. The increase in accumulated other comprehensive income was primarily related to the change in unrealized appreciation related to Our fixed maturity investment portfolio due to falling interest rates during 1998. The 1997 increase in stockholder's equity was primarily due to net income of $38.7 million, a $45.0 million capital contribution and an increase in accumulated other comprehensive income related to the change in unrealized appreciation of $60.1 million related to Our fixed maturity investment portfolio. These increases were offset by a dividend of $29.2 million to Kemper.

EMERGING ISSUE

In June 1998, the FASB issued SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. This statement is effective for fiscal years beginning after June 15, 1999. Full implementation of SFAS No. 133 is expected in December 1999. The impact of implementation is not expected to be material to KILICO.

                   KILICO'S DIRECTORS AND EXECUTIVE OFFICERS
                          [TO BE UPDATED BY AMENDMENT]

            NAME AND AGE
        POSITION WITH KILICO
          YEAR OF ELECTION                OTHER BUSINESS EXPERIENCE DURING PAST 5 YEARS OR MORE
        --------------------              -----------------------------------------------------
John B. Scott (54)                     Chief Executive Officer, President and Director of Federal
Chief Executive Officer since          Kemper Life Assurance Company (FKLA) and Fidelity Life
February 1992. President since         Association (FLA) since 1988. Chief Executive Officer,
November 1993. Director since 1992.    President and Director of Zurich Life Insurance Company of
                                       America (ZLICA) and Zurich Direct, Inc. (ZD) since March
                                       1996. Chairman of the Board and Director of Investors
                                       Brokerage Services, Inc. (IBS) and Investors Brokerage
                                       Services Insurance Agency, Inc. (IBSIA) since 1993. Chairman of the Board of FKLA and FLA from April 1988 to January
                                       1996. Chairman of the Board of KILICO from February 1992 to
                                       January 1996. Executive Vice President and Director of
                                       Kemper Corporation (Kemper) since January 1994 and March
                                       1996, respectively. Executive Vice President of Kemper
                                       Financial Companies, Inc. from January 1994 to January 1996 and Director from 1992 to January 1996.

Eliane C. Frye (51)                    Executive Vice President of FKLA and FLA since 1995.
Executive Vice President since 1995.   Executive Vice President of ZLICA and ZD since March 1996.
Director since May 1998.               Director of FLA since December 1997. Director of FKLA and
                                       ZLICA since May 1998. Director of ZD from March 1996 to
                                       March 1997. Director of IBS and IBSIA since 1995. Senior
                                       Vice President of KILICO, FKLA and FLA from 1993 to 1995.
                                       Vice President of FKLA and FLA from 1988 to 1993.

Frederick L. Blackmon (47)             Senior Vice President and Chief Financial Officer of FKLA
Senior Vice President and Chief        since December 1995. Senior Vice President and Chief
Financial Officer since December       Financial Officer of FLA since January 1996. Senior Vice
1995.                                  President and Chief Financial Officer of ZLICA since March
                                       1996. Senior Vice President and Chief Financial Officer of
                                       ZD since March 1996. Director of FLA since May 1998.
                                       Director of ZD from March 1996 to March 1997. Treasurer and
                                       Chief Financial Officer of Kemper since January 1996. Chief
                                       Financial Officer of Alexander Hamilton Life Insurance
                                       Company from April 1989 to November 1995.

James C. Harkensee (40)                Senior Vice President of FKLA and FLA since January 1996.
Senior Vice President since January    Senior Vice President of ZLICA since 1995. Senior Vice
1996.                                  President of ZD since 1995. Director of ZD from April 1993 to March 1997 and since March 1998. Vice President of ZLICA from 1992 to 1995. Chief Actuary of ZLICA from 1991 to 1994.
                                       Assistant Vice President of ZLICA from 1990 to 1992. Vice
                                       President of ZD from 1994 to 1995.

            NAME AND AGE
        POSITION WITH KILICO
          YEAR OF ELECTION                OTHER BUSINESS EXPERIENCE DURING PAST 5 YEARS OR MORE
        --------------------              -----------------------------------------------------
James E. Hohmann (43)                  Senior Vice President of FKLA since December 1995. Chief
Senior Vice President since December   Actuary of FKLA and KILICO from December 1995 to January
1995. Director since May 1998.         1999. Senior Vice President of FLA since January 1996. Chief
                                       Actuary of FLA from January 1996 to January 1999. Senior
                                       Vice President of ZLICA and ZD since March 1996. Chief
                                       Actuary of ZLICA and ZD from March 1996 to January 1999.
                                       Director of FLA since June 1997. Director of FKLA and ZLICA since May 1998. Director of ZD from March 1996 to March
                                       1997. Managing Principal (Partner) of Tillinghast-Towers
                                       Perrin from January 1991 to December 1995.
                                       Consultant/Principal (Partner) of Tillinghast-Towers Perrin
                                       from November 1986 to January 1991.

Edward K. Loughridge (44)              Senior Vice President and Corporate Development Officer of
Senior Vice President and Corporate    FKLA and FLA since January 1996. Senior Vice President and
Development Officer since January      Corporate Development Officer for ZLICA and ZD since March
1996.                                  1996. Senior Vice President of Human Resources of
                                       Zurich-American Insurance Group from February 1992 to March
                                       1996.

Debra P. Rezabek (43)                  Senior Vice President of FKLA and FLA since March 1996.
Senior Vice President since 1996.      Corporate Secretary of FKLA and FLA since January 1996.
General Counsel since 1992. Corporate  Director of FLA since May 1998. Vice President of KILICO,
Secretary since January 1996.          FKLA and FLA since 1995. General Counsel and Director of
                                       Government Affairs of FKLA and FLA since 1992 and of KILICO since 1993. Senior Vice President, General Counsel and
                                       Corporate Secretary of ZLICA since March 1996. Senior Vice
                                       President, General Counsel and Corporate Secretary of ZD
                                       since March 1996. Director of ZD from March 1996 to March
                                       1997. Secretary of IBS and IBSIA since 1993. Director of IBS and IBSIA from 1993 to 1996. Assistant General Counsel of
                                       FKLA and FLA from 1988 to 1992. General Counsel and
                                       Assistant Secretary of KILICO, FKLA and FLA from 1992 to
                                       1996. Assistant Secretary of Kemper since January 1996.

Kenneth M. Sapp (53)                   Senior Vice President of FKLA, FLA and ZLICA since January
Senior Vice President since January    1998. Director of IBS since May 1998. Director of IBSIA
1998.                                  since September 1998. Vice President--Aetna Life Brokerage of Aetna Life & Annuity Company from February 1992 to
                                       January 1998.

George Vlaisavljevich (56)             Senior Vice President of FKLA, FLA and ZLICA since October
Senior Vice President since October    1996. Senior Vice President of ZD since March 1997. Director
1996.                                  of IBS and IBSIA since October 1996. Executive Vice
                                       President of The Copeland Companies from April 1983 to
                                       September 1996.

Loren J. Alter (60)                    Director of FKLA, FLA and Scudder Kemper Investments, Inc.
Director since January 1996.           (SKI) since January 1996. Director of ZLICA since May 1979.
                                       Executive Vice President and Chief Financial Officer of
                                       Zurich U.S. since 1979. President, Chief Executive Officer and Director of Kemper since January 1996.

            NAME AND AGE
        POSITION WITH KILICO
          YEAR OF ELECTION                OTHER BUSINESS EXPERIENCE DURING PAST 5 YEARS OR MORE
        --------------------              -----------------------------------------------------
William H. Bolinder (55)               Chairman of the Board and Director of FKLA and FLA since
Chairman of the Board and Director     January 1996. Chairman of the Board of ZLICA and ZD since
since January 1996.                    March 1995. Chairman of the Board and Director of Kemper
                                       since January 1996. Director of SKI since January 1996. Vice
                                       Chairman of SKI from January 1996 to 1998. Member of the
                                       Group Executive Board of Zurich Financial Services Group
                                       since 1998. Member of the Corporate Executive Board of
                                       Zurich Insurance Group from October 1994 to 1998. Chairman of Zurich American Insurance Company since 1998. Chairman of the Board of American Guarantee and Liability Insurance
                                       Company, Zurich American Insurance Company of Illinois,
                                       American Zurich Insurance Company and Steadfast Insurance
                                       Company since 1995. Chief Executive Officer of American
                                       Guarantee and Liability Insurance Company, Zurich American
                                       Insurance Company of Illinois and American Zurich Insurance
                                       Company from 1986 to June 1995. President of Zurich Holding
                                       Company of America since 1986. Manager of Zurich Insurance
                                       Company, U.S. Branch from 1986 to 1998. Underwriter for
                                       Zurich American Lloyds since 1986.

David A. Bowers (52)                   Director of FKLA and ZLICA since May 1997. Director of FLA
Director since May 1997.               since June 1997. Executive Vice President, Corporate
                                       Secretary and General Counsel of Zurich U.S. since August
                                       1985. Vice President, General Counsel and Secretary of
                                       Kemper since January 1996.

Gunther Gose (54)                      Director of FKLA, FLA and ZLICA since November 1998. Chief
Director since November 1998.          Financial Officer and Member of the Group Executive Board of
                                       Zurich Financial Services since October 1998. Member of the
                                       Corporate Executive Board of Zurich Insurance Group from
                                       April 1990 to October 1998.

                             EXECUTIVE COMPENSATION
                          [TO BE UPDATED BY AMENDMENT]

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM
                                                                                     COMPENSATION
                                                 ANNUAL COMPENSATION                    AWARDS
                                      ------------------------------------------------------------
                                                                       OTHER          LONG TERM
                                                                       ANNUAL       INCENTIVE PLAN        ALL OTHER
         NAME AND                                                   COMPENSATION       PAYOUTS           COMPENSATION
    PRINCIPAL POSITION        YEAR    SALARY ($)    BONUS ($)(2)       ($)(3)           ($)(2)           ($)(4)(5)(6)
---------------------------------------------------------------------------------------------------------------------
John B. Scott..............   1998     $171,000       $137,670        $--              $219,375            $ 42,465
Chief Executive Officer(1)    1997      171,000        112,100         --               239,400              34,148
                              1996      212,500         94,000         --               212,500             142,498
Eliane C. Frye.............   1998      107,160         64,860         --                89,300              23,864
Executive Vice President(1)   1997       98,040         47,515         --                91,590              18,886
                              1996      105,000         41,750         --                69,750              58,520
Frederick L. Blackmon......   1998       94,160         63,800         --                78,540              22,077
Senior Vice President and     1997       96,300         54,225         --               112,500              19,543
  Chief Financial
    Officer(1)                1996      100,583         47,000         27,924            71,250              11,226
George Vlaisavljevich......   1998      260,000        146,000         --               216,600              60,899
Senior Vice President(1)      1997      252,500        146,000         39,922           243,000               9,165
James E. Hohmann...........   1998       88,400         71,175         --                79,560              21,938
Senior Vice President and     1997       79,333         45,500         --                80,150              17,643
  Chief Actuary(1)            1996      113,333         --             --               --                   11,333

---------------
(1) Also served in same positions for FKLA, ZLICA and FLA. An allocation of the time devoted to duties as executive officer of KILICO has been made. All compensation items reported in the Summary Compensation Table reflect this allocation.

(2) Annual bonuses are paid pursuant to annual incentive plans.

(3) The amounts disclosed in this column include:
    (a) Amounts paid as non-preferential dividend equivalents on shares of restricted stock and phantom stock units.
    (b) The cash value of shares of Kemper common stock when awarded under the Kemper Anniversary Award Plan. Employees were awarded shares on an increasing scale beginning with their 10th year of employment and every 5 years thereafter, with a pro rata award at retirement.
    (c) The taxable benefit from personal use of an employer-provided automobile and certain estate planning services facilitated for executives.
    (d) Relocation expense reimbursements of $21,437 in 1996 for Mr. Blackmon and $24,498 for Mr. Vlaisavljevich in 1997.

(4) The amounts in this column include:
    (a) The amounts of employer contributions allocated to the accounts of the named persons under profit sharing plans or under supplemental plans maintained to provide benefits in excess of applicable ERISA limitations.
    (b) Distributions from the Kemper and FKLA supplemental plans.

(5) Pursuant to the Conseco Merger Agreement, which was an agreement that was subsequently terminated as the result of a failed merger attempt by Conseco, the restricted stock awards for 1993 and 1994 were cancelled. To replace these awards, on June 30, 1994, the Committee, under the Kemper Bonus Restoration Plan and in its sole discretion, granted cash awards to the named executive officers and other affected executives entitling each of them to receive an amount in cash immediately prior to the effective time of the then-planned Conseco merger equal to the product of the number of shares of restricted stock previously granted to such individual under the 1993 Senior Executive Long-Term Incentive Plan multiplied by the consideration payable in the merger. As a result of the termination of the Conseco Merger Agreement, no cash awards were paid pursuant to the Kemper Bonus Restoration Plan.

    In January 1995, the board of directors, upon the advice of the Committee, approved the adoption of the Kemper 1995 Executive Incentive Plan under which active employee holders of the previously cancelled shares of restricted stock were granted phantom stock units by the Committee equal to the number of shares cancelled plus an added amount representing 20 percent of the Aggregate cancelled shares. The 20 percent supplement was awarded in recognition of the imposition of new vesting periods on the phantom awards (to the extent the restricted stock held prior to cancellation would otherwise have vested in June 1994 had stockholder approval of the affected restricted stock plan been obtained as earlier anticipated).

    By their terms, the phantom stock units associated with cancelled shares of restricted stock originally awarded in 1993, as supplemented, would have vested on December 31, 1995 and entitled the holders to a cash payment (net of any required tax withholding) determined by the value of Kemper's common stock based on an average trading range to December 31, 1995, and those phantom stock units associated with the cancelled restricted stock originally awarded in 1994 could similarly have vested and been paid on December 31, 1996, subject to ongoing employment to the respective vesting dates. Notwithstanding these vesting provisions, the phantom stock units earlier vested and entitled payment upon the consummation of a "change of control" of Kemper. Dividend equivalents were payable to holders of the phantom stock units as compensation income when and as dividends were paid on Kemper's outstanding common stock, and the Executive Incentive Plan provided for standard anti-dilution adjustments.

    Phantom stock units awarded to the named executive officers subject to vesting on December 31, 1996, were Mr. Scott 12,600 phantom units and Ms. Frye 1,680 phantom units. All phantom stock units vested and were paid immediately prior to the effectiveness of the January 4, 1996 acquisition of Kemper by Zurich and Insurance Partners. Mr. Scott and Ms. Frye received allocated cash out payments of $430,272, and $80,317, respectively, in 1996.

(6) Pursuant to the terms of a Termination Protection Agreement with Kemper dated March 17, 1994, Mr. Scott received payments in 1995 and 1996. These payments were made by Kemper and no portion of the payments were allocated to KILICO.

             TABLE OF CONTENTS--STATEMENT OF ADDITIONAL INFORMATION

The Statement of Additional Information, Table of Contents is: Services to the Separate Account; Performance Information of Subaccounts; State Regulation; Experts; Financial Statements; Report of Independent Public Accountants; Financial Statements of the Separate Account; Appendix A Table of Historical Hypothetical Accumulation Unit Values and Performance Information; and Appendix B State Premium Tax Chart. The Statement of Additional Information should be read in conjunction with this Prospectus.

                              FINANCIAL STATEMENTS

The financial statements of KILICO that are included in this Prospectus should be considered primarily as bearing on our ability to meet our obligations under the Certificates. The Certificates are not entitled to participate in our earnings, dividends or surplus.

                             CHANGE OF ACCOUNTANTS

On September 12, 1997, we appointed the accounting firm of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers"), formerly Coopers & Lybrand, L.L.P., as independent accountants for the year ended December 31, 1997 to replace KPMG LLP effective with such appointment. Our Board of Directors approved the selection of PricewaterhouseCoopers as the new independent accountants. Management had not consulted with PricewaterhouseCoopers on any accounting, auditing or reporting matter, prior to that time.

During the fiscal year ended December 31, 1996, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or any reportable events. KPMG LLP's report on the financial statements for 1996 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

There were no disagreements with PricewaterhouseCoopers on accounting or financial disclosures for the years ended December 31, 1998 or 1997.

                [FINANCIAL STATEMENTS TO BE FILED BY AMENDMENT]

APPENDIX A

                   ILLUSTRATION OF A MARKET VALUE ADJUSTMENT

Purchase Payment:           $40,000
Guarantee Period:           5 Years
Guaranteed Interest Rate:   5% Annual Effective Rate

The following examples illustrate how the Market Value Adjustment and the Withdrawal Charge may affect the values of a Certificate upon a withdrawal. The 5% assumed Guaranteed Interest Rate is the rate required to be used in the "Summary of Expenses." In these examples, the withdrawal occurs one year after the Date of Issue. The Market Value Adjustment operates in a similar manner for transfers. No Withdrawal Charge applies to transfers.

The Guarantee Period Value for this $40,000 Purchase Payment is $51,051.26 at the end of the five-year Guarantee Period. After one year, when the withdrawals occur in these examples, the Guarantee Period Value is $42,000.00. It is also assumed, for the purposes of these examples, that no prior partial withdrawals or transfers have occurred.

The Market Value Adjustment will be based on the rate we are then crediting (at the time of the withdrawal) on new Certificates with the same Guarantee Period as the time remaining in your Guarantee Period rounded to the next higher number of complete years. One year after the Purchase Payment there would have been four years remaining in your Guarantee Period. These examples also show the Withdrawal Charge (if any) which would be calculated separately after the Market Value Adjustment.

EXAMPLE OF A DOWNWARD MARKET VALUE ADJUSTMENT

A downward Market Value Adjustment results from a full or partial withdrawal that occurs when interest rates have increased. Assume interest rates have increased one year after the Purchase Payment and we are then crediting 6.5% for a four-year Guarantee Period. Upon a full withdrawal, the market value adjustment factor would be:

                             (1 + .05)              4
 -.0726961*  =  [        ----------------- ]              -1
                         (1 + .065 + .005)

The Market Value Adjustment is a reduction of $3,053.24 from the Guarantee Period Value:

                       -3,053.24 = -.0726961 X 42,000.00

The Market Adjusted Value would be:

                      $38,946.76 = $42,000.00 - $3,053.24

A Withdrawal Charge of 6% would be assessed against the Market Adjusted Value in excess of the amount available as a free withdrawal. In this case, there are no prior withdrawals, so 15% of the Market Adjusted Value is not subject to a Withdrawal Charge. The Withdrawal Charge is thus:

                       $1,986.29 = $38,946.76 X .85 X .06

Thus, the amount payable on a full withdrawal would be:

                      $36,960.48 = $38,946.76 - $1,986.29
---------------
* Actual calculation utilizes 10 decimal places.

If instead of a full withdrawal, 50% of the Guarantee Period Value was withdrawn (partial withdrawal of 50%), the Market Value Adjustment would be 50% of that of the full withdrawal:

                      -$1,526.62 = -.0726961 X $21,000.00

The Market Adjusted Value would be:

                      $19,473.38 = $21,000.00 - $1,526.62

The Withdrawal Charge of 6% would apply to the Market Adjusted Value being withdrawn, less 15% of the full Market Adjusted Value as there are no prior withdrawals:

                $819.68 = ($19,473.38 - .15 X $38,946.76) X .06

Thus, the amount payable on this partial withdrawal would be:

                       $18,653.70 = $19,473.38 - $819.68

EXAMPLE OF AN UPWARD MARKET VALUE ADJUSTMENT

An upward Market Value Adjustment results from a withdrawal that occurs when interest rates have decreased. Assume interest rates have decreased one year later and we are then crediting 4% for a four-year Guarantee Period. Upon a full withdrawal, the market value adjustment factor would be:

                          (1 + .05)              4
+.0192766  =  [        ---------------- ]              -1
                       (1 + .04 + .005)

The Market Value Adjustment is an increase of $809.62 to the Guarantee Period
Value:

                        $809.62 = $42,000.00 X .0192766

The Market Adjusted Value would be:

                       $42,809.62 = $42,000.00 + $809.62

A Withdrawal Charge of 6% would apply to the Market Adjusted Value being withdrawn, less 15% of the full Market Adjusted Value, as there were no prior withdrawals:

                       $2,183.29 = $42,809.62 X .85 X .06

Thus, the amount payable on withdrawal would be:

                      $40,626.33 = $42,809.62 - $2,183.29

If instead of a full withdrawal, 50% of the Guarantee Period Value was withdrawn (partial withdrawal of 50%), the Market Value Adjustment would be:

                        $404.81 = $21,000.00 X .0192766

The Market Adjusted Value of $21,000.00 would be:

                       $21,404.81 = $21,000.00 + $404.81

The Withdrawal Charge of 6% would apply to the Market Adjusted Value being withdrawn, less 15% of the full Market Adjusted Value as there are no prior withdrawals:

                 $899.00 = ($21,404.81 - .1 X $42,809.62) X .06

Thus, the amount payable on this partial withdrawal would be:

                       $20,505.81 = $21,404.81 - $899.00

Actual Market Value Adjustment may have a greater or lesser impact than that shown in the Examples, depending on the actual change in interest crediting rates and the timing of the withdrawal or transfer in relation to the time remaining in the Guarantee Period.

APPENDIX B

KEMPER INVESTORS LIFE INSURANCE COMPANY DEFERRED FIXED AND
VARIABLE ANNUITY IRA, ROTH IRA AND SIMPLE IRA DISCLOSURE STATEMENT

This Disclosure Statement describes the statutory and regulatory provisions applicable to the operation of Individual Retirement Annuities (IRAs), Roth Individual Retirement Annuities (Roth IRAs) and Simple Individual Retirement Annuities (SIMPLE IRAs). Internal Revenue Service regulations require that this be given to each person desiring to establish an IRA, Roth IRA or a SIMPLE IRA. Further information can be obtained from Kemper Investors Life Insurance Company and from any district office of the Internal Revenue Service.

A. REVOCATION

Within 7 days of the date you signed your enrollment application, you may revoke the Certificate and receive back 100% of your money. To do so, wire Kemper Investors Life Insurance Company, 1 Kemper Drive, Long Grove, Illinois 60049, or call 1-800-621-5001.

B. STATUTORY REQUIREMENTS

This Certificate is intended to meet the requirements of Section 408(b) of the Internal Revenue Code (Code), Section 408A of the Code for use as a Roth IRA, or of Section 408(p) of the Code for use as a SIMPLE IRA, whichever is applicable. The Certificate has not been approved as to form for use as an IRA, Roth IRA or a SIMPLE IRA by the Internal Revenue Service. Such approval by the Internal Revenue Service is a determination only as to form of the Certificate, and does not represent a determination on the merits of the Certificate.

1. The amount in your IRA, Roth IRA, and SIMPLE IRA, whichever is applicable, must be fully vested at all times and the entire interest of the owner must be nonforfeitable.

2. The Certificate must be nontransferable by the owner.

3. The Certificate must have flexible premiums.

4. For IRAs and SIMPLE IRAs, you must start receiving distributions on or before April 1 of the year following the year in which you reach age 70 1/2 (the required beginning date)(see "Required Distributions"). However, section 401(a)(9)(A) of the Code (relating to minimum distributions required to commence at age 70 1/2), and the incidental death benefit requirements of section 401(a) of the Code, do not apply to Roth IRAs.

If you die before your entire interest in your Certificate is distributed, unless otherwise permitted under applicable law, any remaining interest in the Certificate must be distributed to your beneficiary by December 31 of the calendar year containing the fifth anniversary of your death; except that: (1) if the interest is payable to an individual who is your designated beneficiary (within the meaning of section 401(a)(9) of the Code), the designated beneficiary may elect to receive the entire interest over his or her life, or over a period certain not extending beyond his or her life expectancy, commencing on or before December 31 of the calendar year immediately following the calendar year in which you die; and (2) if the designated beneficiary is your spouse, the Certificate will be treated as his or her own IRA, or, where applicable, Roth IRA.

5. Except in the case of a rollover contribution or a direct transfer (see "Rollovers and Direct Transfers"), or a contribution made in accordance with the terms of a Simplified Employee Pension (SEP), (1) all contributions to an IRA, including a Roth IRA, must be cash contributions which do not exceed $2,000 for any taxable year, and (2) all contributions to a SIMPLE IRA must be cash contributions, including matching or nonelective employer contributions (see "SIMPLE IRAs"), which do not exceed $6,000 for any year (as adjusted for inflation).

6. The Contract must be for the exclusive benefit of you and your beneficiaries.

C. ROLLOVERS AND DIRECT TRANSFERS FOR IRAS AND SIMPLE IRAS

1. A rollover is a tax-free transfer from one retirement program to another that you cannot deduct on your tax return. There are two kinds of tax-free rollover payments under an IRA. In one, you transfer amounts from one IRA to another. With the other, you transfer amounts from a qualified employee benefit plan or tax-sheltered annuity to an IRA. Tax-free rollovers can be made from a SIMPLE IRA to another SIMPLE IRA or to a SIMPLE Individual Retirement Account under section 408(p) of the Code. An individual can make a tax-free rollover to an IRA from a SIMPLE IRA after a two-year period has expired since the individual first participated in a SIMPLE plan.

2. You must complete the transfer by the 60th day after the day you receive the distribution from your IRA or other qualified employee benefit plan or SIMPLE IRA.

3. A rollover distribution may be made to you only once a year. The one-year period begins on the date you receive the rollover distribution, not on the date you roll it over (reinvest it).

4. A direct transfer to an IRA of funds in an IRA from one trustee or insurance company to another is NOT a rollover. It is a transfer that is not affected by the one-year waiting period.

5. All or a part of the premium for this Certificate used as an IRA may be paid from a rollover from an IRA, qualified pension or profit-sharing plan or tax-sheltered annuity, or from a direct transfer from another IRA. All or part of the premium for this Certificate used as a SIMPLE IRA may be paid from a rollover from a SIMPLE IRA or SIMPLE Individual Retirement Account or, to the extent permitted by law, from a direct transfer from a SIMPLE IRA or SIMPLE Individual Retirement Account.

6. Beginning January 1, 1993, a distribution that is eligible for rollover treatment from a qualified employee benefit plan or tax-sheltered annuity will be subject to twenty percent (20%) withholding by the Internal Revenue Service even if you roll the distribution over within the 60-day rollover period. One way to avoid this withholding is to make the distribution as a direct transfer to the IRA trustee or insurance company.

D. CONTRIBUTION LIMITS AND ALLOWANCE OF DEDUCTION FOR IRAS

1. In general, the amount you can contribute each year to an IRA is the lesser of $2,000 or your taxable compensation for the year. If you have more than one IRA, the limit applies to the total contributions made to your own IRAs for the year. Generally, if you work the amount that you earn is compensation. Wages, salaries, tips, professional fees, bonuses and other amounts you receive for providing personal services are compensation. If you own and operate your own business as a sole proprietor, your net earnings reduced by your deductible contributions on your behalf to self-employed retirement plans is compensation. If you are an active partner in a partnership and provide services to the partnership, your share of partnership income reduced by deductible contributions made on your behalf to qualified retirement plans is compensation. All taxable alimony and separate maintenance payments received under a decree of divorce or separate maintenance is compensation.

2. Beginning in 1997, in the case of a married couple filing a joint return, up to $2,000 can be contributed to each spouse's IRA, even if one spouse has little or no compensation. This means that the total combined contributions that can be made to both IRAs can be as much as $4,000 for the year. Previously, if one spouse had no compensation or elected to be treated as having no compensation, the total combined contributions to both IRAs could not be more than $2,250.

3. Also beginning in 1997, in the case of a married couple with unequal compensation who file a joint return, the limit on the deductible contributions to the IRA of the spouse with less compensation is the smaller of:

     a. $2,000 or

     b. The total compensation of both spouses, reduced by any deduction allowed for contributions to IRAs of the spouse with more compensation.

The deduction for contributions to both spouses' IRAs may be further limited if either spouse is covered by an employer retirement plan.

4. Beginning in 1998, even if your spouse is covered by an employer retirement plan, you may be able to deduct your contributions to an IRA if you are not covered by an employer plan. The deduction is limited to $2,000 and it must be reduced if your adjusted gross income on a joint return is more than $150,000 but less than $160,000. Your deduction is eliminated if your income on a joint return is $160,000 or more.

5. Contributions to your IRA can be made at any time. If you make the contribution between January 1 and April 15, however, you may elect to treat the contribution as made either in that year or in the preceding year. You may file a tax return claiming a deduction for your IRA contribution before the contribution is actually made. You must, however, make the contribution by the due date of your return not including extensions.

6. You cannot make a contribution other than a rollover contribution to your IRA for the year in which you reach age 70 1/2 or thereafter.

E. SEP-IRA's

1. The maximum deductible contribution for a Simplified Employee Pension (SEP) IRA is the lesser of $30,000 or 15% of compensation.

2. A SEP must be established and maintained by an employer (corporation, partnership, sole proprietor). Information about the Kemper SEP is available upon request.

F. SIMPLE IRAs

1. A SIMPLE IRA must be established with your employer using a qualified salary reduction agreement.

2. You may elect to have your employer contribute to your SIMPLE IRA, under a qualified salary reduction agreement, an amount (expressed as a percentage of your compensation) not to exceed $6,000 (as adjusted for inflation) for the year. In addition to these employee elective contributions, your employer is required to make each year either (1) a matching contribution equal to up to 3 percent, and not less than 1 percent, of your SIMPLE IRA contribution for the year, or (2) a nonelective contribution equal to 2 percent of your compensation for the year (up to $150,000 of compensation, as adjusted for inflation). No other contributions may be made to a SIMPLE IRA.

3. Employee elective contributions and employer contributions (I.E., matching contributions and nonelective contributions) to your SIMPLE IRA are excluded from your gross income.

4. To the extent an individual with a SIMPLE IRA is no longer participating in a SIMPLE plan (E.G., the individual has terminated employment), and two years has passed since the individual first participated in the plan, the individual may treat the SIMPLE IRA as an IRA.

G. TAX STATUS OF THE CONTRACT AND DISTRIBUTIONS FOR IRAs AND SIMPLE IRAs

1. Earnings of your IRA annuity contract are not taxed until they are distributed to you.

2. In general, taxable distributions are included in your gross income in the year you receive them.

3. Distributions under your IRA are non-taxable to the extent they represent a return of non-deductible contributions (if any). The non-taxable percentage of a distribution is determined by dividing your total undistributed, non-deductible IRA contributions by the value of all your IRAs (including SEPs and rollovers).

4. You cannot choose the special five-year or ten-year averaging that may apply to lump sum distributions from qualified employer plans.

H. REQUIRED DISTRIBUTIONS FOR IRAs AND SIMPLE IRAs

You must start receiving minimum distributions required under the Certificate and Section 401(a)(9) of the Code from your IRA and SIMPLE IRA starting with the year you reach age 70 1/2 (your 70 1/2 year). Ordinarily, the required minimum distribution for a particular year must be received by December 31 of that year. However, you may delay the required minimum distribution for the year you reach age 70 1/2 until April 1 of the following year (I.E., the required beginning date).

Annuity payments which begin by April 1 of the year following your 70 1/2 year satisfy the minimum distribution requirement if they provide for non-increasing payments over the life or the lives of you and your spouse, provided that, if installments are guaranteed, the guaranty period does not exceed the lesser of 20 years or the applicable life expectancy.

The applicable life expectancy is your remaining life expectancy or the remaining joint life and last survivor expectancy of you and your designated beneficiary. Life expectancies are determined using the expected return multiple tables shown in IRS Publication 590 "Individual Retirement Arrangements." To obtain a free copy of IRS Publication 590 and other IRS forms, phone the IRS toll free at 1-800-729-3676 or write the IRS Forms Distribution Center for your area as shown in your income tax return instructions.

If you have more than one IRA, you must determine the required minimum distribution separately for each IRA; however, you can take the actual distributions of these amounts from any one or more of your IRAs.

If the actual distribution from your Certificate is less than the minimum amount that should be distributed in accordance with the minimum distribution requirements mentioned above, the difference generally is an excess accumulation. There is a 50% excise tax on any excess accumulations. If the excess accumulation is due to reasonable error, and you have taken (or are taking) steps to remedy the insufficient distribution, you can request that this 50% excise tax be excused by filing with your tax return an IRS Form 5329, together with a letter of explanation and the excise tax payment.

I. ROTH IRAs

1. If your contract is a special type of individual retirement plan known as Roth IRA, it will be administered in accordance with the requirements of section 408A of the Code. (Except as otherwise indicated, references herein to an "IRA" are to an "individual retirement plan," within the meaning of section 7701(a)(37) of the

Code, other than a Roth IRA.) Roth IRAs are treated the same as other IRAs, except as described here. However, the provisions of the Code governing Roth IRAs may be modified by pending legislation. We will notify you of any such changes.

2. The IRS is not presently accepting submissions for opinion letters approving annuities as Roth IRAs, but will issue in the future procedures for requesting such opinion letters. We will apply for approval as soon as possible after the IRS issues its procedures on this matter. Such approval will be a determination only as to the form of the annuity, and will not represent a determination of the merits of the annuity.

3. If your Certificate is a Roth IRA, we will send you a Roth IRA endorsement to be attached to, and to amend, your contract after we obtain approval of the endorsement from the IRS and your state insurance department. We reserve the right to amend the contract as necessary or advisable from time to time to comply with future changes in the Internal Revenue Code, regulations or other requirements imposed by the IRS to obtain or maintain its approval of the annuity as a Roth IRA.

4. Earnings in your Roth IRA are not taxed until they are distributed to you, and will not be taxed if they are paid as a "qualified distribution," as described to you in section L, below.

J. ELIGIBILITY AND CONTRIBUTIONS FOR ROTH IRAs

1. Generally, you are eligible to establish or make a contribution to your Roth IRA on or after January 1, 1998, only if you meet certain income limits. No deduction is allowed for contributions to your Roth IRA. Contributions to your Roth IRA may be made even after you attain age 70 1/2.

2. The aggregate amount of contributions for any taxable year to all IRAs, including all Roth IRAs, maintained for your benefit (the "contribution limit") generally is the lesser of $2,000 and 100% of your compensation for the taxable year. However, if you file a joint return and receive less compensation for the taxable year than your spouse, the contribution limit for the taxable year is the lesser of $2,000 and the sum of (1) your compensation for the taxable year, and (2) your spouse's compensation for the taxable year reduced by any deductible contributions to an IRA of your spouse, and by any contributions to a Roth IRA for your spouse, for the taxable year.

The contribution limit for any taxable year is reduced (but not below zero) by the amount which bears the same ratio to such amount as:

     (a) the excess of (i) your adjusted gross income for the taxable year, over
         (ii) the "applicable dollar amount", bears to

     (b) $15,000 (or $10,000 if you are married).

For this purpose, "adjusted gross income" is determined in accordance with section 219(g)(3) of the Code and (1) excludes any amount included in gross income as a result of any rollover from, transfer from, or conversion of an IRA to a Roth IRA, and (2) is reduced by any deductible IRA contribution. In addition, the "applicable dollar amount" is equal to $150,000 for a married individual filing a joint return, $0 for a married individual filing a separate return, and $95,000 for any other individual.

A "qualified rollover contribution" (discussed in section K, below), and a non-taxable transfer from another Roth IRA, are not taken into account for purposes of determining the contribution limit.

K. ROLLOVERS, TRANSFERS AND CONVERSIONS TO ROTH IRAs

1. Rollovers And Transfers -- A rollover may be made to a Roth IRA only if it is a "qualified rollover contribution." A "qualified rollover contribution" is a rollover to a Roth IRA from another Roth IRA or from an IRA, but only if such rollover contribution also meets the rollover requirements for IRAs under section 408(d)(3). In addition, a transfer may be made to a Roth IRA directly from another Roth IRA or from an IRA.

You may not make a qualified rollover contribution or transfer in a taxable year from an IRA to a Roth IRA if (a) your adjusted gross income for the taxable year exceeds $100,000 or (b) you are married and file a separate return.

The rollover requirements of section 408(d)(3) are complex and should be carefully considered before you make a rollover. One of the requirements is that the amount received be paid into another IRA (or Roth IRA) within 60 days after receipt of the distribution. In addition, a rollover contribution from a Roth IRA may be made by you only once a year. The one-year period begins on the date you receive the Roth IRA distribution, not on the date you roll it over (reinvest it) into another Roth IRA. If you withdraw assets from a Roth IRA, you may roll over part of the withdrawal tax free into another Roth IRA and keep the rest of it. A portion of the amount you keep may be included in your gross income.

2. Taxation of Rollovers And Transfers to Roth IRAs -- A qualified rollover contribution or transfer from a Roth IRA maintained for your benefit to another Roth IRA maintained for your benefit which meets the rollover requirements for IRAs under section 408(d)(3) is tax-free.

In the case of a qualified rollover contribution or a transfer from an IRA maintained for your benefit to a Roth IRA maintained for your benefit, any portion of the amount rolled over or transferred which would be includible in your gross income were it not part of a qualified rollover contribution or a nontaxable transfer will be includible in your gross income. However, section 72(t) of the Code (relating to the 10 percent penalty tax on premature distributions) will generally not apply unless the amounts rolled over or transferred are withdrawn within the five-year period beginning with the taxable year in which such contribution was made.

3. Transfers of Excess IRA Contributions to Roth IRAs -- If, before the due date of your federal income tax return for any taxable year (not including extensions), you transfer, from an IRA, contributions for such taxable year (and earnings thereon) to a Roth IRA, such amounts will not be includible in gross income to the extent that no deduction was allowed with respect to such amount.

4. Taxation of Conversions of IRAs to Roth IRAs -- All or part of amounts in an IRA maintained for your benefit may be converted into a Roth IRA maintained for your benefit. The conversion of an IRA to a Roth IRA is treated as a special type of qualified rollover contribution. Hence, you must be eligible to make a qualified rollover contribution in order to convert an IRA to a Roth IRA. A conversion typically will result in the inclusion of some or all of your IRA's value in gross income, as described above.

A conversion of an IRA to a Roth IRA can be made without taking an actual distribution from your IRA. For example, an individual may make a conversion by notifying the IRA issuer or trustee, whichever is applicable.

UNDER SOME CIRCUMSTANCES, IT MIGHT NOT BE ADVISABLE TO ROLLOVER, TRANSFER, OR CONVERT ALL OR PART OF AN IRA TO A ROTH IRA. WHETHER YOU SHOULD DO SO WILL DEPEND ON YOUR PARTICULAR FACTS AND CIRCUMSTANCES, INCLUDING, BUT NOT LIMITED TO, SUCH FACTORS AS WHETHER YOU QUALIFY TO MAKE SUCH A ROLLOVER, TRANSFER, OR CONVERSION, YOUR FINANCIAL SITUATION, AGE, CURRENT AND FUTURE INCOME NEEDS, YEARS TO RETIREMENT, CURRENT AND FUTURE TAX RATES, YOUR ABILITY AND DESIRE TO PAY CURRENT INCOME TAXES WITH RESPECT TO AMOUNTS ROLLED OVER, TRANSFERRED, OR CONVERTED, AND WHETHER SUCH TAXES MIGHT NEED TO BE PAID WITH WITHDRAWALS FROM YOUR ROTH

IRA (SEE DISCUSSION BELOW OF "NONQUALIFIED DISTRIBUTIONS"). YOU SHOULD CONSULT A QUALIFIED TAX ADVISOR BEFORE ROLLING OVER, TRANSFERRING, OR CONVERTING ALL OR PART OF AN IRA TO A ROTH IRA.

5. Separate Roth IRAs -- Due to the complexity of, and proposed changes to, the tax law, it may be advantageous to maintain amounts rolled over, transferred, or converted from an IRA in separate Roth IRAs from those containing regular Roth IRA contributions. For the same reason, you should consider maintaining a separate Roth IRA for each amount rolled over, transferred, or converted from an IRA. These considerations should be balanced against the additional costs you may incur from maintaining multiple Roth IRAs. You should consult your tax advisor if you intend to contribute rollover, transfer, or conversion amounts to your Policy, or if you intend to roll over or transfer amounts from your Policy to another Roth IRA maintained for your benefit.

L. INCOME TAX CONSEQUENCES OF ROTH IRAs

1. Qualified Distributions -- Any "qualified distribution" from a Roth IRA is excludible from gross income. A "qualified distribution" is a payment or distribution which satisfies two requirements. First, the payment or distribution must be (a) made after you attain 59 1/2, (b) made after your death, (c) attributable to your being disabled, or (d) a "qualified special purpose distribution" (I.E., a qualified first-time homebuyer distribution under section 72(t)(2)(F) of the Code). Second, the payment or distribution must be made in a taxable year that is at least five years after (1) the first taxable year for which a contribution was made to any Roth IRA established for you, or
(2) in the case of a rollover from, or a conversion of, an IRA to a Roth IRA, the taxable year in which the rollover or conversion was made if the payment or distribution is allocable (as determined in the manner set forth in guidance issued by the IRS) to the rollover contribution or conversion (or to income allocable thereto).

2. Nonqualified Distributions -- A distribution from a Roth IRA which is not a qualified distribution is taxed under section 72 (relating to annuities), except that such distribution is treated as made first from contributions to the Roth IRA to the extent that such distribution, when added to all previous distributions from the Roth IRA, does not exceed the aggregate amount of contributions to the Roth IRA. For purposes of determining the amount taxed, (a) all Roth IRAs established for you will be treated as one contract, (b) all distributions during any taxable year from Roth IRAs established for you will be treated as one distribution, and (c) the value of the contract, income on the contract, and investment in the contract, if applicable, will be computed as of the close of the calendar year in which the taxable year begins.

An additional tax of 10% is imposed on nonqualified distributions (including amounts deemed distributed as the result of a prohibited loan or use of your Roth IRA as security for a loan) made before the benefited individual has attained age 59 1/2, unless one of the exceptions discussed in Section N applies.

M. TAX ON EXCESS CONTRIBUTIONS

1. You must pay a 6% excise tax each year on excess contributions that remain in your Certificate. Generally, an excess contribution is the amount contributed to your Certificate that is more than you can contribute. The excess is taxed for the year of the excess contribution and for each year after that until you correct it.

2. You will not have to pay the 6% excise tax if you withdraw the excess amount by the date your tax return is due including extensions for the year of the contribution. You do not have to include in your gross income an excess contribution that you withdraw from your Certificate before your tax return is due if the income earned on the excess was also withdrawn and no deduction was allowed for the excess contribution. You must include in your gross income the income earned on the excess contribution.

N. TAX ON PREMATURE DISTRIBUTIONS

There is an additional tax on premature distributions from your IRA, Roth IRA or SIMPLE IRA, equal to 10% of the amount of the premature distribution that you must include in your gross income. For premature distributions from a SIMPLE IRA made within the first 2 years you participate in a SIMPLE plan, the additional tax is equal to 25% of the amount of the premature distribution that must be included in gross income. Premature distributions are generally amounts you withdraw before you are age 59 1/2. However, the tax on premature distributions does not apply:

1. To amounts that are rolled over tax free;

2. To a distribution which is made on or after your death, or on account of you being disabled within the meaning of section 72(m)(7) of the Code;

3. To a distribution which is part of a series of substantially equal periodic payments (made at least annually) over your life or your life expectancy or the joint life or joint life expectancy of you and your beneficiary; or

4. To a distribution which is used for qualified first-time homebuyer expenses, qualified high education expenses, certain medical expenses, or by an unemployed individual to pay health insurance premiums.

O. IRA EXCISE TAX REPORTING

Use Form 5329, Additional Taxes Attributable to Qualified Retirement Plans (Including IRAs), Annuities, and Modified Endowment Contracts, to report the excise taxes on excess contributions, premature distributions, and excess accumulations. If you do not owe any IRA, Roth IRA or SIMPLE IRA excise taxes, you do not need Form 5329. Further information can be obtained from any district office of the Internal Revenue Service.

P. BORROWING

If you borrow money against your Certificate or use it as security for a loan, the Certificate will lose its classification as an IRA, Roth IRA or SIMPLE IRA , whichever is applicable, and you must include in gross income the fair market value of the contract as of the first day of your tax year. In addition, you may be subject to the tax on premature distributions described above. (Note: This Certificate does not allow borrowings against it, nor may it be assigned or pledged as collateral for a loan.)

Q. REPORTING

We will provide you with any reports required by the Internal Revenue Service.

R. ESTATE TAX

Generally, the value of your IRA, including your Roth IRA, is included in your gross estate for federal estate tax purposes.

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

S. FINANCIAL DISCLOSURE FOR THE SEPARATE ACCOUNT (VARIABLE ACCOUNT) AND MVA OPTION.

1. If on the enrollment application you indicated an allocation to a Subaccount, this Certificate will be assessed a daily charge of an amount which will equal an aggregate of 1.25% per annum.

2. An annual records maintenance charge of $30.00 will be assessed against the Separate Account Value each Certificate Year. If no values are in the Subaccounts, the charge will be assessed against Guarantee Period Value.

3. Withdrawal and early annuitization charges will be assessed based on the Certificate Years elapsed since the Certificate was issued as described in the prospectus under the heading "Withdrawal Charge."

Withdrawals, transfers and early annuitizations of Guarantee Period Value may be subject to a Market Value Adjustment as described in the prospectus under the heading "Market Value Adjustment."

4. The method used to compute and allocate the annual earnings is contained in the prospectus under the heading "Accumulation Unit Value" for Separate Account Value and under the headings "Guarantee Periods of the MVA Option" and "Establishment of Guaranteed Interest Rates" for Guarantee Period Value.

5. The growth in value of your Certificate is neither guaranteed nor projected but is based on the investment experience of the Subaccounts or rates of interest as declared by Kemper Investors Life Insurance Company.

                      STATEMENT OF ADDITIONAL INFORMATION

                                 MARCH 16, 2000

--------------------------------------------------------------------------------

            INDIVIDUAL AND GROUP VARIABLE AND MARKET VALUE ADJUSTED

                           DEFERRED ANNUITY CONTRACTS

--------------------------------------------------------------------------------

                                ZURICH PREFERRED

                                   ISSUED BY

                    KILICO VARIABLE ANNUITY SEPARATE ACCOUNT
                                      AND

                    KEMPER INVESTORS LIFE INSURANCE COMPANY

   HOME OFFICE: 1 KEMPER DRIVE, LONG GROVE, ILLINOIS 60049     (847) 550-5500

This Statement of Additional Information is not a prospectus. This Statement of Additional Information should be read in conjunction with the Prospectus of the
Separate Account dated        , 2000. The Prospectus may be obtained from Kemper
Investors Life Insurance Company by writing or calling the address or telephone number listed above.

                               ------------------

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Services to the Separate Account............................  B-1
Performance Information of Subaccounts......................  B-1
State Regulation............................................  B-4
Experts.....................................................  B-4
Financial Statements........................................  B-4
Report of Independent Public Accountants....................
Financial Statements of the Separate Account................
Appendix A Table of Historical Hypothetical Accumulation
  Unit Values and Performance Information...................  B-6
Appendix B State Premium Tax Chart..........................  B-13

                        SERVICES TO THE SEPARATE ACCOUNT

                          [TO BE UPDATED BY AMENDMENT]

Kemper Investors Life Insurance Company ("KILICO") maintains the books and records of the KILICO Variable Annuity Separate Account (the "Separate Account"). KILICO holds the assets of the Separate Account. The assets are kept segregated and held separate and apart from the general funds of KILICO. KILICO maintains records of all purchases and redemptions of shares of each Portfolio of the Kemper Investors Fund (the "Fund") by each of the Subaccounts. All expenses incurred in the operations of the Separate Account, except the charge for mortality and expense risk and administrative expenses, and records maintenance charge (as described in the Prospectus) are borne by KILICO.

The independent auditors for the Separate Account are PricewaterhouseCoopers LLP, Chicago, Illinois, for the years ended December 31, 1999 and 1998. The firm performed the annual audit of the financial statements of the Separate Account and KILICO for the years ended December 31, 1999 and 1998.

The Certificates are sold by licensed insurance agents, where the Certificates may be lawfully sold, who are registered representatives of broker-dealers which are registered under the Securities Exchange Act of 1934 and are members of the National Association of Securities Dealers, Inc. The Certificates are distributed through the principal underwriter for the Separate Account, Investors Brokerage Services, Inc., a subsidiary of KILICO, which enters into selling group agreements with the affiliated and unaffiliated broker-dealers. Subject to the provisions of the Contracts, units of the Subaccounts under the Contract are offered on a continuous basis.

KILICO pays commissions to the seller which may vary but are not anticipated to exceed in the aggregate an amount equal to six percent (6%) of Purchase Payments. During 1998, 1997 and 1996, KILICO incurred gross commissions payable
of approximately $     , $4.2 and $5.6 million, respectively, to licensed
insurance agents.

                     PERFORMANCE INFORMATION OF SUBACCOUNTS

                          [TO BE UPDATED BY AMENDMENT]

As described in the Prospectus, a Subaccount's historical performance may be shown in the form of standardized "average annual total return" and nonstandardized "total return" calculations in the case of all Subaccounts; "yield" information may be provided in the case of the Kemper High Yield Subaccount, Kemper Investment Grade Bond Subaccount, Kemper Government Securities Subaccount, and Kemper Global Income Subaccount; and "yield" and "effective yield" information may be provided in the case of the Kemper Money Market Subaccount #1 and Kemper Money Market Subaccount #2 (collectively, the "Kemper Money Market Subaccounts"). These various measures of performance are described below.

A Subaccount's standardized average annual total return quotation is computed in accordance with a standard method prescribed by rules of the Securities and Exchange Commission. The standardized average annual total return for a Subaccount for a specific period is found by first taking a hypothetical $1,000 investment in each of the Subaccount's units on the first day of the period at the maximum offering price, which is the Accumulation Unit value per unit ("initial investment") and computing the ending redeemable value ("redeemable value") of that investment at the end of the period. The redeemable value reflects the effect of the applicable Withdrawal Charge that may be imposed at the end of the period as well as all other recurring charges and fees applicable under the Certificate to all Certificate Owner accounts. Premium taxes are not included in the term charges. The redeemable value is then divided by the initial investment and this quotient is taken to the Nth root (N represents the number of years in the period) and 1 is subtracted from the result, which is then expressed as a percentage. Standardized average annual total return figures are annualized and, therefore, represent the average annual percentage change in the value of a Subaccount over the applicable period.

No standard formula has been prescribed for calculating total return performance. Nonstandardized total return performance for a specific period is calculated by first taking an investment (assumed to be $40,000 below) in each Subaccount's units on the first day of the period at the maximum offering price, which is the Accumulation Unit Value per unit ("initial investment") and computing the ending value ("ending value") of that investment at the end of the period. The ending value does not include the effect of the applicable Withdrawal Charge that may be imposed at the end of the period, and thus may be higher than if such charge were deducted. Premium taxes are not included in the term charges. The nonstandardized total return percentage is then determined by subtracting the initial investment from the ending value and dividing the remainder by the initial investment and expressing the result as a percentage. An assumed investment of $40,000 was chosen because that approximates the size of a typical account. The account size used affects the performance figure because the Records Maintenance Charge is a fixed per account charge. Both annualized and nonannualized (cumulative) nonstandardized total return figures may be provided. Annualized nonstandardized total return figures represent the average annual percentage change in the value of a Subaccount over the applicable period while nonannualized (cumulative) figures represent the actual percentage change over the applicable period.

Standardized average annual total return quotations will be current to the last day of the calendar quarter and nonstandardized total return quotations will be current to the last day of the calendar month preceding the date on which an advertisement is submitted for publication. Standardized average annual total return will cover periods of one, three, five and ten years, if applicable, and a period covering the time the underlying Portfolio has been held in a Subaccount (life of Subaccount). Nonstandardized total return will cover periods of one, three, five and ten years, if applicable, and a period covering the time the underlying Portfolio held in a Subaccount has been in existence (life of Portfolio). For those underlying Portfolios which have not been held as Subaccounts within the Separate Account for one of the quoted periods, the nonstandardized total return quotations will show the investment performance such underlying Portfolios would have achieved (reduced by the applicable charges) had they been held as Subaccounts within the Separate Account for the period quoted.

Performance information will be shown for periods from April 6, 1982 (inception) for the Kemper Money Market Subaccount, Kemper Total Return Subaccount and Kemper High Yield Subaccount, and for periods from December 9, 1983 (inception) for the Kemper Growth Subaccount. This performance information is stated to reflect that the Separate Account was reorganized on November 3, 1989 as a unit investment trust with Subaccounts investing in corresponding Portfolios of the Fund. In addition, on that date the Kemper Government Securities Subaccount was added to the Separate Account to invest in the Fund's Government Securities Portfolio. For the Kemper Government Securities Subaccount, performance figures will reflect investment experience as if the Kemper Government Securities Subaccount had been available under the Contracts since September 3, 1987, the inception date of the Kemper Government Securities Portfolio.

The yield for the Kemper High Yield Subaccount, the Kemper Investment Grade Bond Subaccount, and the Kemper Government Securities Subaccount, and the Kemper Global Income Subaccount is computed in accordance with a standard method prescribed by rules of the Securities and Exchange Commission. The yields for the Kemper High Yield Subaccount, the Kemper Government Securities Subaccount, the Kemper Investment Grade Bond Subaccount and the Kemper Global Income
Subaccount, based upon the one month period ended March 31, 2000 were      %,
     %,      % and      %, respectively. The yield quotation is computed by
dividing the net investment income per unit earned during the specified one month or 30-day period by the accumulation unit values on the last day of the period, according to the following formula that assumes a semi-annual reinvestment of income:

                 a - b
                -------
  YIELD = 2[(             +1)(6) - 1]
                  cd

a = net dividends and interest earned during the period by the Fund attributable to the Subaccount

b = expenses accrued for the period (net of reimbursements)

c = the average daily number of Accumulation Units outstanding during the period

d = the Accumulation Unit value per unit on the last day of the period

The yield of each Subaccount reflects the deduction of all recurring fees and charges applicable to each Subaccount, but does not reflect the deduction of withdrawal charges or premium taxes.

The Kemper Money Market Subaccounts' yields are computed in accordance with a standard method prescribed by rules of the Securities and Exchange Commission. Under that method, the current yield quotation is based on a seven-day period and computed as follows: the net change in the Accumulation Unit Value during the period is divided by the Accumulation Unit Value at the beginning of the period ("base period return") and the result is divided by 7 and multiplied by 365 and the current yield figure carried to the nearest one-hundredth of one percent. Realized capital gains or losses and unrealized appreciation or depreciation of the Account's portfolio are not included in the calculation. The
yield for the seven-day period ended March 31, 2000 was      % for the Kemper
Money Market Subaccount #1 and      % for Kemper Money Market Subaccount #2. The
average portfolio maturity was 14 days.

The Kemper Money Market Subaccounts' effective yields are determined by taking the base period return (computed as described above) and calculating the effect of assumed compounding. The formula for the effective yield is: (base period return +1) (365) / (7) - 1. The effective yield for the seven-day period ended
March 31, 2000 was      % for the Kemper Money Market Subaccount #1 and      %
for Kemper Money Market Subaccount #2.

In computing yield, the Separate Account follows certain standard accounting practices specified by Securities and Exchange Commission rules. These practices are not necessarily consistent with the accounting practices that the Separate Account uses in the preparation of its annual and semi-annual financial statements.

A Subaccount's performance quotations are based upon historical earnings and are not necessarily representative of future performance. The Subaccount's units are sold at Accumulation Unit value. Performance figures and Accumulation Unit value will fluctuate. Factors affecting a Subaccount's performance include general market conditions, operating expenses and investment management. Units of a Subaccount are redeemable at Accumulation Unit value, which may be more or less than original cost. The performance figures include the deduction of all expenses and fees, including a prorated portion of the Records Maintenance Charge. Redemptions within the first six years after purchase may be subject to a Withdrawal Charge that ranges from 6% the first year to 0% after six years. Yield, effective yield and nonstandardized total return do not reflect the effect of the Withdrawal Charge or premium taxes that may be imposed upon the redemption of units. Standardized average annual total return reflects the effect of the applicable Withdrawal Charge (but not premium tax) that may be imposed at the end of the period in question.

The Subaccounts may also provide comparative information on an annualized or nonannualized (cumulative) basis with regard to various indexes described in the Prospectus. In addition, the Subaccounts may provide performance analysis rankings of Lipper Analytical Services, Inc., the VARDS Report, MORNINGSTAR, INC., Ibbotson Associates or Micropal. From time to time, the Separate Account may quote information from publications such as MORNINGSTAR, INC., THE WALL STREET JOURNAL, MONEY MAGAZINE, FORBES, BARRON'S, FORTUNE, THE CHICAGO TRIBUNE, USA TODAY, INSTITUTIONAL INVESTOR, NATIONAL UNDERWRITER, SELLING LIFE INSURANCE, BROKER WORLD, REGISTERED REPRESENTATIVE, INVESTMENT ADVISOR and VARDS.

The tables in Appendix A include standardized average annual total return and nonstandardized total return quotations for various periods as of December 31, 1999.

                                STATE REGULATION

KILICO is subject to the laws of Illinois governing insurance companies and to regulation by the Illinois Department of Insurance. An annual statement in a prescribed form is filed with the Illinois Department of Insurance each year. KILICO's books and accounts are subject to review by the Department of Insurance at all times, and a full examination of its operations is conducted periodically. Such regulation does not, however, involve any supervision of management or investment practices or policies. In addition, KILICO is subject to regulation under the insurance laws of other jurisdictions in which it may operate.

                                    EXPERTS

                          [TO BE UPDATED BY AMENDMENT]

The statements of assets and liabilities and contract owners' equity of the Separate Account as of December 31, 1999 and the related statement of operations for the year then ended and the statements of changes in contract owners' equity for the years ended December 31, 1999 and 1998 have been included herein in reliance upon the report of PricewaterhouseCoopers LLP, independent public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                              FINANCIAL STATEMENTS

This Statement of Additional Information contains financial statements for the Separate Account which reflect assets attributable to the Certificates and also reflect assets attributable to other variable annuity contracts offered by KILICO through the Separate Account.

                [FINANCIAL STATEMENTS TO BE FILED BY AMENDMENT]

APPENDIX A
                          [TO BE UPDATED BY AMENDMENT]

TABLE OF HISTORICAL HYPOTHETICAL* ACCUMULATION UNIT VALUES
AND PERFORMANCE INFORMATION

The historical accumulation unit values are for the life of the Separate Account in its present organization as a unit investment trust and in its prior organization as several managed separate accounts based on current deductions and charges applicable to the Certificates. The Certificates were first offered January 6, 1992. Values may have varied had assets actually been allocated to the Separate Account under the Certificates.

HISTORICAL HYPOTHETICAL ACCUMULATION UNIT VALUES

          KEMPER MONEY MARKET
             SUBACCOUNT #1
---------------------------------------
                                 UNIT
  DATE                          VALUES
--------                       --------
04/06/82  ...................   .521904
12/31/82  ...................   .561706
12/31/83  ...................   .605415
12/31/84  ...................   .661060
12/31/85  ...................   .705934
12/31/86  ...................   .743260
12/31/87  ...................   .782353
12/31/88  ...................   .830274
12/31/89  ...................   .894703
12/31/90  ...................   .955536
12/31/91  ...................   .999459
12/31/92  ...................  1.021027
12/31/93  ...................  1.037409
12/31/94  ...................  1.065127
12/31/95  ...................  1.111573
12/31/96  ...................  1.153353
12/31/97  ...................  1.199008
12/31/98  ...................  1.245376
12/31/99  ...................

          KEMPER MONEY MARKET
             SUBACCOUNT #2
---------------------------------------
                                 UNIT
  DATE                          VALUES
--------                       --------
04/06/82  ...................   .488861
12/31/82  ...................   .526477
12/31/83  ...................   .569164
12/31/84  ...................   .623384
12/31/85  ...................   .669150
12/31/86  ...................   .709261
12/31/87  ...................   .752167
12/31/88  ...................   .804725
12/31/89  ...................   .874829
12/31/90  ...................   .944037
12/31/91  ...................   .999255
12/31/92  ...................  1.033619
12/31/93  ...................  1.063332
12/31/94  ...................  1.105349
12/31/95  ...................  1.167919
12/31/96  ...................  1.227089
12/31/97  ...................  1.291613
12/31/98  ...................  1.358323
12/31/99  ...................

          KEMPER TOTAL RETURN
              SUBACCOUNT
---------------------------------------
                                 UNIT
  DATE                          VALUES
--------                       --------
04/14/82  ...................   .271127
12/31/82  ...................   .334579
12/31/83  ...................   .388564
12/31/84  ...................   .364932
12/31/85  ...................   .462836
12/31/86  ...................   .526008
12/31/87  ...................   .522732
12/31/88  ...................   .578123
12/31/89  ...................   .707717
12/31/90  ...................   .734077
12/31/91  ...................   .997337
12/31/92  ...................  1.001657
12/31/93  ...................  1.109293
12/31/94  ...................   .991561
12/31/95  ...................  1.233678
12/31/96  ...................  1.422563
12/31/97  ...................  1.685450
12/31/98  ...................  1.916699
12/31/99  ...................

           KEMPER HIGH YIELD
              SUBACCOUNT
---------------------------------------
                                 UNIT
  DATE                          VALUES
--------                       --------
04/14/82  ...................   .309713
12/31/82  ...................   .382894
12/31/83  ...................   .433711
12/31/84  ...................   .482077
12/31/85  ...................   .579127
12/31/86  ...................   .673071
12/31/87  ...................   .703823
12/31/88  ...................   .805071
12/31/89  ...................   .784945
12/31/90  ...................   .655406
12/31/91  ...................   .982658
12/31/92  ...................  1.142847
12/31/93  ...................  1.354484
12/31/94  ...................  1.307729
12/31/95  ...................  1.516342
12/31/96  ...................  1.707976
12/31/97  ...................  1.882768
12/31/98  ...................  1.886520
12/31/99  ...................

             KEMPER GROWTH
              SUBACCOUNT
---------------------------------------
                                 UNIT
  DATE                          VALUES
--------                       --------
12/13/83  ...................   .336632
12/31/83  ...................   .346384
12/31/84  ...................   .378954
12/31/85  ...................   .468051
12/31/86  ...................   .504874
12/31/87  ...................   .507011
12/31/88  ...................   .502672
12/31/89  ...................   .636443
12/31/90  ...................   .632214
12/31/91  ...................   .995577
12/31/92  ...................  1.018405
12/31/93  ...................  1.152836
12/31/94  ...................  1.092975
12/31/95  ...................  1.435510
12/31/96  ...................  1.724222
12/31/97  ...................  2.066379
12/31/98  ...................  2.349101
12/31/99  ...................

     KEMPER GOVERNMENT SECURITIES
              SUBACCOUNT
---------------------------------------
                                 UNIT
  DATE                          VALUES
--------                       --------
07/13/87  ...................   .700085
12/31/87  ...................   .710087
12/31/88  ...................   .723278
12/31/89  ...................   .811610
12/31/90  ...................   .881949
12/31/91  ...................  1.004106
12/31/92  ...................  1.050227
12/31/93  ...................  1.104499
12/31/94  ...................  1.060977
12/31/95  ...................  1.246817
12/31/96  ...................  1.262885
12/31/97  ...................  1.358996
12/31/98  ...................  1.436583
12/31/99  ...................

              KEMPER INTERNATIONAL SUBACCOUNT
-----------------------------------------------------------
                                                     UNIT
  DATE                                              VALUES
--------                                           --------
12/31/92  .......................................   .980721
12/31/93  .......................................  1.286576
12/31/94  .......................................  1.225134
12/31/95  .......................................  1.365361
12/31/96  .......................................  1.570689
12/31/97  .......................................  1.698099
12/31/98  .......................................  1.845192
12/31/99  .......................................

            KEMPER SMALL CAP GROWTH SUBACCOUNT
-----------------------------------------------------------
                                                     UNIT
  DATE                                              VALUES
--------                                           --------
12/31/94  .......................................  1.030937
12/31/95  .......................................  1.324483
12/31/96  .......................................  1.674797
12/31/97  .......................................  2.219929
12/31/98  .......................................  2.595291
12/31/99  .......................................

                KEMPER
           INVESTMENT GRADE
            BOND SUBACCOUNT
---------------------------------------
                                 UNIT
  DATE                          VALUES
--------                       --------
12/31/96  ...................  1.027174
12/31/97  ...................  1.106151
12/31/98  ...................  1.179189
12/31/99  ...................

        KEMPER CONTRARIAN VALUE
              SUBACCOUNT
---------------------------------------
                                 UNIT
  DATE                          VALUES
--------                       --------
12/31/96  ...................  1.163902
12/31/97  ...................  1.498831
12/31/98  ...................  1.765483
12/31/99  ...................

                KEMPER
            SMALL CAP VALUE
              SUBACCOUNT
---------------------------------------
                                 UNIT
  DATE                          VALUES
--------                       --------
12/31/96  ...................  1.010142
12/31/97  ...................  1.214542
12/31/98  ...................  1.064601
12/31/99  ...................

                KEMPER
             VALUE+GROWTH
              SUBACCOUNT
---------------------------------------
                                 UNIT
  DATE                          VALUES
--------                       --------
12/31/96  ...................  1.136559
12/31/97  ...................  1.408420
12/31/98  ...................  1.671674
12/31/99  ...................

                KEMPER
              HORIZON 20+
              SUBACCOUNT
---------------------------------------
                                 UNIT
  DATE                          VALUES
--------                       --------
12/31/96  ...................  1.144182
12/31/97  ...................  1.361426
12/31/98  ...................  1.519935
12/31/99  ...................

                KEMPER
              HORIZON 10+
              SUBACCOUNT
---------------------------------------
                                 UNIT
  DATE                          VALUES
--------                       --------
12/31/96  ...................  1.104505
12/31/97  ...................  1.273820
12/31/98  ...................  1.400638
12/31/99  ...................

                KEMPER
         HORIZON 5 SUBACCOUNT
---------------------------------------
                                 UNIT
  DATE                          VALUES
--------                       --------
12/31/96  ...................  1.086828
12/31/97  ...................  1.209733
12/31/98  ...................  1.311331
12/31/99  ...................

                KEMPER
         BLUE CHIP SUBACCOUNT
---------------------------------------
                                 UNIT
  DATE                          VALUES
--------                       --------
12/31/97  ...................  1.106221
12/31/98  ...................  1.243830
12/31/99  ...................

                KEMPER
       GLOBAL INCOME SUBACCOUNT
---------------------------------------
                                 UNIT
  DATE                          VALUES
--------                       --------
12/31/97  ...................  1.020218
12/31/98  ...................  1.118307
12/31/99  ...................

---------------
* As of January 6, 1992 the accumulation unit values are based on actual performance.

                              PERFORMANCE FIGURES
                           (AS OF DECEMBER 31, 1998)

                                                                                                              STANDARDIZED
                                                                                                                AVERAGE
                                                                                        NONSTANDARDIZED          ANNUAL
                                                                                        TOTAL RETURN(1)          TOTAL
                                                                                    -----------------------    RETURN(2)
                                                        YEAR TO DATE                CUMULATIVE                ------------
                                                             (%)          ENDING       (%)       ANNUALIZED    ANNUALIZED
                                                          RETURN(3)      VALUE(4)     RETURN     (%) RETURN    (%) RETURN
                                                        ------------     --------   ----------   ----------    ----------
KEMPER CONTRARIAN VALUE SUBACCOUNT...................       17.79%
  Life of Subaccount (from 05/01/96).................                                                             20.72%
  Life of Portfolio (from 05/01/96)..................                    $ 70,580      76.45%       23.71%          N/A
  One Year...........................................                      47,102      17.76        17.76         10.46
KEMPER VALUE+GROWTH SUBACCOUNT.......................       18.69
  Life of Subaccount (from 05/01/96).................                                                             18.31
  Life of Portfolio (from 05/01/96)..................                      66,831      67.08        21.21           N/A
  One Year...........................................                      47,463      18.66        18.66         11.39
KEMPER HORIZON 20+ SUBACCOUNT........................       11.64
  Life of Subaccount (from 05/01/96).................                                                             13.68
  Life of Portfolio (from 05/01/96)..................                      60,748      51.87        16.95           N/A
  One Year...........................................                      44,640      11.60        11.60          4.28
KEMPER MONEY MARKET SUBACCOUNT(7)....................        3.87
  Life of Subaccount (from 04/06/82).................                                                              4.26
  Life of Portfolio (from 04/06/82)..................                      95,070     137.68         5.31           N/A
  Ten Years..........................................                      60,752      51.88         4.27          2.05
  Five Years.........................................                      48,110      20.27         3.76          0.93
  Three Years........................................                      45,195      12.99         4.15          0.30
  One Year...........................................                      41,528       3.82         3.82         -3.20
KEMPER HIGH YIELD SUBACCOUNT(6)......................        0.20
  Life of Subaccount (from 04/06/82).................                                                             10.72
  Life of Portfolio (from 04/06/82)..................                     236,918     492.30        11.22           N/A
  Ten Years..........................................                      93,387     133.47         8.85          7.17
  Five Years.........................................                      55,634      39.09         6.82          4.60
  Three Years........................................                      49,707      24.27         7.51          4.34
  One Year...........................................                      40,064       0.16         0.16         -6.39
KEMPER GOVERNMENT SECURITIES SUBACCOUNT..............        5.71
  Life of Subaccount (from 11/03/89).................                                                              4.99
  Life of Portfolio (from 09/03/87)..................                      80,965     102.41         6.42           N/A
  Ten Years..........................................                      79,226      98.06         7.07          5.83
  Five Years.........................................                      51,933      29.83         5.36          3.12
  Three Years........................................                      46,033      15.08         4.79          1.65
  One Year...........................................                      42,269       5.67         5.67         -1.11
KEMPER INVESTMENT GRADE BOND SUBACCOUNT..............        6.60
  Life of Subaccount (from 05/01/96).................                                                              3.86
  Life of Portfolio (from 05/01/96)..................                      47,144      17.86         6.35           N/A
  One Year...........................................                      42,632       6.58         6.58          0.25

The performance data quoted for the Subaccounts is based on past performance and is not representative of future
  results. Investments return and principal value will fluctuate so that unit values, when redeemed, may be worth
more or less than their original cost. See page B-29 for additional information.

                              PERFORMANCE FIGURES
                           (AS OF DECEMBER 31, 1998)
                                  (CONTINUED)

                                                                                                              STANDARDIZED
                                                                                                                AVERAGE
                                                                                        NONSTANDARDIZED          ANNUAL
                                                                                        TOTAL RETURN(1)          TOTAL
                                                                                    -----------------------    RETURN(2)
                                                        YEAR TO DATE                CUMULATIVE                ------------
                                                             (%)          ENDING       (%)       ANNUALIZED    ANNUALIZED
                                                          RETURN(3)      VALUE(4)     RETURN     (%) RETURN    (%) RETURN
                                                        ------------     --------   ----------   ----------    ----------
KEMPER GLOBAL INCOME SUBACCOUNT(5)...................        9.61%
  Life of Subaccount (from 05/01/97).................                                                              3.07%
  Life of Portfolio (from 05/01/97)..................                    $ 44,722      11.81%        6.92%          N/A
  One Year...........................................                      43,838       9.60         9.60          3.29
KEMPER GROWTH SUBACCOUNT.............................       13.68
  Life of Subaccount (from 12/09/83).................                                                             13.14
  Life of Portfolio (from 12/09/83)..................                     278,184     595.46        13.74           N/A
  Ten Years..........................................                     186,451     366.13        16.64         15.42
  Five Years.........................................                      81,380     103.45        15.26         13.05
  Three Years........................................                      65,390      63.47        17.80         14.54
  One Year...........................................                      45,457      13.64        13.64          6.39
KEMPER SMALL CAP GROWTH..............................       16.91
  Life of Subaccount (from 05/02/94).................                                                             21.00
  Life of Portfolio (from 05/02/94)..................                     103,737     159.34        22.65           N/A
  Three Years........................................                      78,328      95.82        25.11         22.25
  One Year...........................................                      46,752      16.88        16.88          9.89
KEMPER SMALL CAP VALUE SUBACCOUNT....................      -12.35
  Life of Subaccount (from 05/01/96).................                                                             -0.16
  Life of Portfolio (from 05/01/96)..................                      42,559       6.40         2.35           N/A
  One Year...........................................                      35,052     -12.37       -12.37        -17.73
KEMPER INTERNATIONAL SUBACCOUNT(5)...................        8.66
  Life of Subaccount (from 01/06/92).................                                                              8.05
  Life of Portfolio (from 01/06/92)..................                      73,681      84.20         9.13           N/A
  Five Years.........................................                      57,276      43.19         7.44          5.34
  Three Years........................................                      53,693      34.23        10.31          7.43
  One Year...........................................                      43,453       8.63         8.63          2.02
KEMPER TOTAL RETURN SUBACCOUNT(6)....................       13.72
  Life of Subaccount (from 04/06/82).................                                                             11.04
  Life of Portfolio (from 04/06/82)..................                     263,276     558.19        11.92           N/A
  Ten Years..........................................                     132,472     231.18        12.72         11.12
  Five Years.........................................                      68,982      72.46        11.52          9.04
  Three Years........................................                      62,073      55.18        15.77         12.33
  One Year...........................................                      45,470      13.68        13.68          6.24

The performance data quoted for the Subaccounts is based on past performance and is not representative of future
  results. Investments return and principal value will fluctuate so that unit values, when redeemed, may be worth
more or less than their original cost. See page B-29 for additional information.

                              PERFORMANCE FIGURES
                           (AS OF DECEMBER 31, 1998)
                                  (CONTINUED)

                                                                                                              STANDARDIZED
                                                                                                                AVERAGE
                                                                                        NONSTANDARDIZED          ANNUAL
                                                                                        TOTAL RETURN(1)          TOTAL
                                                                                    -----------------------    RETURN(2)
                                                        YEAR TO DATE                CUMULATIVE                ------------
                                                             (%)          ENDING       (%)       ANNUALIZED    ANNUALIZED
                                                          RETURN(3)      VALUE(4)     RETURN     (%) RETURN    (%) RETURN
                                                        ------------     --------   ----------   ----------    ----------
KEMPER HORIZON 10+ SUBACCOUNT........................        9.96%
  Life of Subaccount (from 05/01/96).................                                                             10.18%
  Life of Portfolio (from 05/01/96)..................                    $ 55,978      39.94%       13.42%          N/A
  One Year...........................................                      43,964       9.91         9.91          2.64
KEMPER HORIZON 5 SUBACCOUNT..........................        8.40
  Life of Subaccount (from 05/01/96).................                                                              7.56
  Life of Portfolio (from 05/01/96)..................                      52,410      31.03        10.66           N/A
  One Year...........................................                      43,342       8.35         8.35          1.18
KEMPER BLUE CHIP SUBACCOUNT..........................       12.44
  Life of Subaccount (from 05/01/97).................                                                              9.67
  Life of Portfolio (from 05/01/97)..................                      49,739      24.35        13.95           N/A
  One Year...........................................                      44,965      12.41        12.41          5.72

The performance data quoted for the Subaccounts is based on past performance and is not representative of future
  results. Investments return and principal value will fluctuate so that unit values, when redeemed, may be worth
more or less than their original cost. See page B-29 for additional information.

                           PERFORMANCE FIGURES--NOTES

  *  N/A Not Applicable

(1) The Nonstandardized Total Return figures quoted are based on a hypothetical $40,000 initial investment and assumes the deduction of all recurring charges and fees applicable under the Contract except for the Withdrawal Charge and any charge for applicable premium taxes which may be imposed in certain states.

(2) The Standardized Average Annual Total Return figures quoted are based on a hypothetical $1,000 initial investment and assumes the deduction of all recurring charges and fees applicable under the Contract including the applicable Withdrawal Charge that may be imposed at the end of the quoted period. Premium taxes are not reflected.

(3) The Year to Date percentage return figures quoted are based on the change in unit values for the period January 1, 1998 through December 31, 1998.

(4) The Ending Values quoted are based on a $10,000 initial investment and assumes the deduction of all recurring charges and fees applicable under the Contract except for the Withdrawal Charge and any charge for applicable premium taxes which may be imposed in certain states.

(5) There are special risks associated with investing in non-U.S. companies, including fluctuating foreign currency exchange rates, foreign governmental regulations and differing degrees of liquidity that may adversely affect portfolio securities.

(6) The high yield potential offered by these Subaccounts reflect the substantial risks associated with investments in high-yield bonds.

(7) An investment in the Kemper Money Market Subaccount is neither insured nor guaranteed by the U.S. government. There can be no assurance that the Kemper Money Market Portfolio will be able to maintain a stable net asset value of $1.00 per share.

TAX-DEFERRED ACCUMULATION

                                  NON-QUALIFIED                    CONVENTIONAL
                                     ANNUITY                       SAVINGS PLAN
                             AFTER-TAX CONTRIBUTIONS
                            AND TAX-DEFERRED EARNINGS
                         --------------------------------
                                            TAXABLE LUMP      AFTER-TAX CONTRIBUTIONS
                         NO WITHDRAWALS    SUM WITHDRAWAL      AND TAXABLE EARNINGS
                         --------------    --------------     -----------------------
10 Years.............       $107,946          $ 86,448               $ 81,693
20 Years.............        233,048           165,137                133,476
30 Years.............        503,133           335,021                218,082

This chart compares the accumulation of a $50,000 initial investment into a Non-Qualified Annuity and a Conventional Savings Plan. Contributions to the Non-qualified Annuity and the Conventional Savings Plan are made after-tax. Only the gain in the Non-Qualified Annuity will be subject to income tax in a taxable lump sum withdrawal. The chart assumes a 37.1% federal marginal tax rate and an 8% annual return. The 37.1% federal marginal tax is based on a marginal tax rate of 36%, representative of the target market, adjusted to reflect a decrease of $3 of itemized deductions for each $100 of income over $117,950. Tax rates are subject to change as is the tax-deferred treatment of the Certificates. Income on Non-Qualified Annuities is taxed as ordinary income upon withdrawal. A 10% tax penalty may apply to early withdrawals. See "Federal Income Taxes" in the prospectus. The chart does not reflect the following charges and expenses under Kemper Passport: 1.10% mortality and expense risk; .15% administration charges; 6% maximum deferred withdrawal charge; and $30 annual records maintenance charge. The tax-deferred accumulation would be reduced if these charges were reflected. No implication is intended by the use of these assumptions that the return shown is guaranteed in any way or that the return shown represents an average or expected rate of return over the period of the Contracts. [IMPORTANT--THIS IS NOT AN ILLUSTRATION OF YIELD OR RETURN]

Unlike savings plans, contributions to Non-Qualified Annuities provide tax-deferred treatment on earnings. In addition, contributions to tax-deferred retirement annuities are not subject to current tax in the year of contribution. When monies are received from a Non-Qualified Annuity (and you have many different options on how you receive your funds), they are subject to income tax. At the time of receipt, if the person receiving the monies is retired, not working or has additional tax exemptions, these monies may be taxed at a lesser rate.

APPENDIX B

STATE PREMIUM TAX CHART

                                                                              RATE OF TAX
                                                                    -------------------------------
                                                                    QUALIFIED         NON-QUALIFIED
                               STATE                                  PLANS               PLANS
                               -----                                ---------         -------------
    California..................................................       .50%               2.35%*
    District of Columbia........................................      2.25%               2.25%*
    Kentucky....................................................      2.00%*              2.00%*
    Maine.......................................................        --                2.00%
    Nevada......................................................        --                3.50%*
    South Dakota................................................        --                1.25%
    West Virginia...............................................      1.00%               1.00%
    Wyoming.....................................................        --                1.00%

      * Taxes become due when annuity benefits commence, rather than when the premiums are collected. At the time of annuitization, the premium tax payable will be charged against the Certificate Value.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses of issuance and distribution of the Contracts and Certificates, other than any underwriting discounts and commissions, are as follows:

                                                               AMOUNT*
                                                              ----------
Securities and Exchange Commission Registration Fees........  $14,729.64
Printing and Engraving......................................  $50,000
Accounting Fees and Expenses................................  $15,000
Legal Fees and Expenses.....................................  $ 2,500
                                                              ----------
                    Total Expenses..........................  $82,229.64
                                                              ==========

---------------
 * Expenses are estimated and are for period ending May 1, 2000 for continuous offering of interests pursuant to Rule 415 but are not deducted from proceeds.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article VI, Section 1. of the Bylaws of Kemper Investors Life Insurance Company provides for indemnification of Directors and Officers as follows:

          SECTION 1. The company shall indemnify any person against all expenses (including attorneys fees), judgments, fines, amounts paid in settlement and other costs actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the company) in which he is a party or is threatened to be made party by reason of his being or having been a director, officer, employee or agent of the company, or serving or having served, at the request of the company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of his holding a fiduciary position in connection with the management or administration of retirement, pension, profit sharing or other benefit plans including, but not limited to, any fiduciary liability under the Employee Retirement Income Security Act of 1974 and any amendment thereof, if he acted in good faith and in a manner he reasonably believed to be in and not opposed to the best interests of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that he did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Within the past three years, Registrant has sold, in reliance on Rule 506 of Regulation D under the Securities Act of 1933, as amended, unregistered Private Placement Group and Individual Variable Life Insurance Policies ("Policies") to banks and other corporations as a financing or cost recovery vehicle for pre- and post-retirement employee benefits and related liabilities. There was no predetermined aggregate offering price as purchase amounts are premium payments under life insurance policies which are based on the lives insured and insurance underwriting. Certain offerings of the Policies were made directly by the Registrant and not through a principal underwriter. When offered directly by the Registrant, no commissions were paid for the sale of the Policies. Certain offerings of the Policies were made through Zurich Capital Markets Securities Inc. or Life Insurance Solutions, LLC, doing its securities business as LIS Securities, affiliates of Registrant, as principal underwriter for the Policies. In these instances, compensation of up to 3% of premium may be paid to registered broker-dealers for distribution-related activities involving the Policies.

Registrant has also sold unregistered Private Placement Individual Variable Life Insurance Policies and Group Flexible Premium Variable Deferred Annuity Contracts (collectively "HNW Policies") to certain high net worth

"qualified purchasers", as that term is defined under Section 3(c)(7) of the Securities Act of 1933. There was no predetermined aggregate offering price as purchase amounts are premium payments under life insurance policies which are based on the lives insured and insurance underwriting or purchase payments under annuity contracts. Life Insurance Solutions, LLC, or Investors Brokerage Services, Inc., affiliates of Registrant, serves as principal underwriter of these offerings. Compensation up to 3% of premium may be paid to registered broker-dealers for distribution-related activities involving the HNW Policies.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A) EXHIBITS

    EXHIBIT NO.                                 DESCRIPTION
    -----------                                 -----------
       (1)1 (a)         Distribution Agreement
       (2)1 (b)         Specimen Selling Group Agreement of Investors Brokerage
                        Services, Inc.
       (2)1 (c)         General Agent Agreement
       (5)1 (d)         Fund Participation Agreement among KILICO, Kemper Variable
                        Series (formerly known as Kemper Investors Fund), Zurich
                        Kemper Investments, Inc. and Kemper Distributors, Inc.
       (4)1 (e)(i)      Participation Agreement between KILICO and Scudder Variable
                        Life Investment Fund
       (4)1 (e)(ii)     Participating Contract and Policy Agreement between KILICO and Scudder Kemper Investments, Inc.
       (4)1 (e)(iii)    Indemnification Agreement between KILICO and Scudder Kemper
                        Investments, Inc.
      (11)1 (f)         Form of Fund Participation Agreement by and among The Alger
                        American Fund, KILICO and Fred Alger & Company, Incorporated
       (6)1 (g)(i)      Fund Participation Agreement among KILICO, Fidelity Variable
                        Insurance Products Fund and Fidelity Distributors
                        Corporation.
       (7)1 (g)(ii)     Amendment to Fund Participation Agreement among KILICO,
                        Fidelity Variable Insurance Products Fund and Fidelity
                        Distributors Corporation.
       (6)1 (g)(iii)    Fund Participation Agreement among KILICO, Fidelity Variable
                        Insurance Products Fund II and Fidelity Distributors
                        Corporation.
       (8)1 (g)(iv)     Amendment to Fund Participation Agreement among KILICO,
                        Fidelity Variable Insurance Products Fund II and Fidelity
                        Distributors Corporation.
       (9)1 (h)(i)      Fund Participation Agreement among KILICO, Janus Aspen
                        Series and Janus Capital Corporation.
      (10)1 (h)(ii)     Service Agreement between KILICO and Janus Capital
                        Corporation.
          1 (i)         Fund Participation Agreement by and between KILICO and
                        American Century Investment Management, Inc.
      (11)1 (j)         Form of Fund Participation Agreement between KILICO and J.P.
                        Morgan Series Trust II.
       (5)1 (k)(i)      Participation Agreement By and Among KILICO and Warburg,
                        Pincus Trust and Credit Suisse Asset Management, LLC (f/k/a
                        Warburg Pincus Asset Management Inc.) and Counsellors
                        Securities Inc.
      (12)1 (k)(ii)     Service Agreement between Credit Suisse Asset Management,
                        LLC (f/k/a Warburg Pincus Asset Management Inc.) and Federal
                        Kemper Life Assurance Company and KILICO
      (11)1 (l)(i)      Fund Participation Agreement between KILICO and The Dreyfus
                        Socially Responsible Growth Fund, Inc.
      (11)1 (l)(ii)     Administrative Services Agreement by and between The Dreyfus
                        Corporation and KILICO.
      (13)1 (l)(iii)    Form of Fund Participation Agreement between KILICO, The
                        Dreyfus Socially Responsible Growth Fund, Inc., Dreyfus
                        Investment Portfolios and Dreyfus Variable Investment Fund.
       (1)3 (a)         Articles of Incorporation
       (2)3 (b)         Bylaws
          4 (a)         Form of Group Variable and Market Value Adjusted Annuity
                          Contract

    EXHIBIT NO.                                 DESCRIPTION
    -----------                                 -----------
          4 (b)         Form of Individual Variable and Market Value Adjusted
                          Annuity Contract and Enrollment Application
          4 (c)         Form of Group Master Application
          4 (d)         Form of Variable Annuity Application
          5             Opinion and Consent of Counsel regarding legality (To be
                        filed by amendment)
         23 (a)         Consents of PricewaterhouseCoopers LLP, Independent Public
                        Accountants (To be filed by amendment)
         23 (c)         Consent of Counsel (See Exhibit 5)

---------------

(1) Incorporated herein by reference to the Registration Statement on Form S-1 (File No. 333-02491) filed on or about April 12, 1996.

(2) Incorporated herein by reference to Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-02491) filed on or about April 23, 1997.

(3) Incorporated herein by reference to Post-Effective Amendment No. 28 to the Registration Statement on Form N-4 (File No. 2-72671) filed on or about April 28, 1999.

(4) Incorporated herein by reference to Amendment No. 5 to the Registration Statement on Form S-1 for KILICO (File No. 333-22389) filed on or about April 20, 1999.

(5) Incorporated herein by reference to Amendment No. 3 to the Registration Statement of KILICO on Form S-1 filed on or about April 8, 1998 (File No. 333-22389).

(6) Incorporated herein by reference to Post-Effective Amendment No. 24 to the Registration Statement on Form N-4 (File No. 2-72671) filed on or about April 26, 1996.

(7) Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-88845) filed on or about December 29 1999.

(8) Incorporated herein by reference to Post-Effective Amendment No. 6 to the Registration Statement on Form S-6 (File No. 33-65399) filed on or about April 23, 1999.

(9) Incorporated herein by reference to Post-Effective Amendment No. 23 to the Registration Statement on Form N-4 (File No. 2-72671) filed on or about September 14, 1995.

(10) Incorporated herein by reference to Post-Effective Amendment No. 25 to the Registration Statement on Form N-4 (File No. 2-72671) filed on or about April 28, 1997.

(11) Incorporated herein by reference to Post-Effective Amendment No. 28 to the Registration Statement on Form N-4 (File No. 2-72671) filed on or about April 28, 1999.

(12) Incorporated herein by reference to Post-Effective Amendment No. 4 to the Registration Statement of FKLA Variable Separate Account on Form S-6 (File No. 33-79808) filed on or about April 30, 1997.

(13) Incorporated herein by reference to Post-Effective Amendment No. 7 to the Registration Statement on Form N-4 filed on or about November 1, 1999 (File No. 333-22375).

(B) FINANCIAL STATEMENTS (TO BE FILED BY AMENDMENT)

     Report of Independent Public Accountants

     KILICO and Subsidiaries Consolidated Balance Sheets, as of December 31,
      1999 and 1998

     KILICO and Subsidiaries Consolidated Statements of Operations, years ended
      December 31, 1999, 1998 and 1997

     KILICO and Subsidiaries Consolidated Statements of Comprehensive Income, years ended December 31, 1999, 1998 and 1997

     KILICO and Subsidiaries Consolidated Statements of Stockholder's Equity, years ended December 31, 1999, 1998 and 1997

     KILICO and Subsidiaries Consolidated Statements of Cash Flows, years ended
      December 31, 1999, 1998 and 1997

     Notes to Consolidated Financial Statements

ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the determining of any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liabilities under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

As required by the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Grove and State of Illinois on the 14th day of March, 2000.

                                       KEMPER INVESTORS LIFE INSURANCE COMPANY
                                       (Registrant)

                                       BY:        /s/ GALE K. CARUSO
                                         ---------------------------------------
                                         Gale K. Caruso, President and Chief
                                           Executive Officer

As required by the Securities Act of 1933, this Registration Statement has been signed below by the following directors and principal officers of Kemper Investors Life Insurance Company in the capacities indicated on the 14th day of March, 2000.

                   SIGNATURE                                            TITLE
                   ---------                                            -----

              /s/ GALE K. CARUSO                   President, Chief Executive Officer and Director
-----------------------------------------------    (Principal Executive Officer)
                Gale K. Caruso

               /s/ JOHN B. SCOTT                   Chairman of the Board and Director
-----------------------------------------------
                 John B. Scott

           /s/ FREDERICK L. BLACKMON               Senior Vice President and Chief Financial
-----------------------------------------------    Officer (Principal Financial Officer and
             Frederick L. Blackmon                 Principal Accounting Officer)

               /s/ W.H. BOLINDER                   Director
-----------------------------------------------
              William H. Bolinder

              /s/ DAVID A. BOWERS                  Director
-----------------------------------------------
                David A. Bowers

              /s/ ELIANE C. FRYE                   Director
-----------------------------------------------
                Eliane C. Frye

               /s/ GUNTHER GOSE                    Director
-----------------------------------------------
                 Gunther Gose

             /s/ JAMES E. HOHMANN                  Director
-----------------------------------------------
               James E. Hohmann

                                  EXHIBIT LIST

                                                                           SEQUENTIALLY
EXHIBIT                                                                      NUMBERED
NUMBER                             DESCRIPTION                                PAGES
-------                            -----------                             ------------

  1(i)     Fund Participation Agreement by and between KILICO and
           American Century Investment Management, Inc.
  4(a)     Form of Group Variable and Market Value Adjusted Annuity
           Contract
  4(b)     Form of Individual Variable and Market Value Adjusted
           Annuity Contract and Enrollment Application
  4(c)     Form of Group Master Application